                                                                     EXHIBIT 4.3

                                                                [EXECUTION COPY]

================================================================================


                             AMENDED AND RESTATED

                               CREDIT AGREEMENT

                          Dated as of August 24, 2001

                                     among

                     EQUISTAR CHEMICALS, LP, as Borrower,

                           THE LENDERS PARTY HERETO,

                              CITICORP USA, INC.
                                      and
                          CREDIT SUISSE FIRST BOSTON,
                           as Co-Syndication Agents,

                            BANK OF AMERICA, N.A.,
                            as Servicing Agent and
                             Administrative Agent,

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Collateral Agent and
                             Administrative Agent


================================================================================

                           JP MORGAN SECURITIES INC.
                                      and
                        BANC OF AMERICA SECURITIES LLC,
                  Joint Lead Arrangers and Joint Bookrunners

                               TABLE OF CONTENTS
                                ______________

                                                                                          Page
                                                                                          ----
ARTICLE I DEFINITIONS...................................................................    1

 Section 1.01. Definitions..............................................................    1
 Section 1.02. Accounting Terms.........................................................   28
 Section 1.03. Terms Generally..........................................................   29
 Section 1.04. Classification of Loans and Borrowings...................................   29

ARTICLE II THE LOANS....................................................................   29

 Section 2.01. Commitments..............................................................   29
 Section 2.02. Loans....................................................................   30
 Section 2.03. Competitive Bid Procedure................................................   32
 Section 2.04. Notice of Borrowings.....................................................   34
 Section 2.05. Conversions and Continuations............................................   34
 Section 2.06. Swingline Loans..........................................................   36
 Section 2.07. Letters of Credit........................................................   37
 Section 2.08. Fees.....................................................................   42
 Section 2.09. Maturity of Loans; Mandatory Prepayments.................................   44
 Section 2.10. Evidence of Debt.........................................................   46
 Section 2.11. Interest on Loans........................................................   47
 Section 2.12. Interest on Overdue Amounts; Alternative Rate of Interest................   48
 Section 2.13. Termination and Reduction of Commitments and Swingline Facility..........   49
 Section 2.14. Optional Prepayment of Loans.............................................   50
 Section 2.15. Reserve Requirements; Change in Circumstances............................   51
 Section 2.16. Change in Legality.......................................................   53
 Section 2.17. Indemnity................................................................   54
 Section 2.18. Pro Rata Treatment.......................................................   55
 Section 2.19. Sharing of Setoffs.......................................................   55
 Section 2.20. Taxes....................................................................   56
 Section 2.21. Duty to Mitigate; Assignment of Commitments under Certain Circumstances..   57
 Section 2.22. Stop Issuance Notice.....................................................   58

ARTICLE III REPRESENTATIONS AND WARRANTIES..............................................   58

 Section 3.01. Organization.............................................................   59
 Section 3.02. Authorization............................................................   59
 Section 3.03. Absence of Conflicts.....................................................   59
 Section 3.04. Governmental Approvals...................................................   59
 Section 3.05. Enforceability...........................................................   59
 Section 3.06. Financial Statements.....................................................   60
 Section 3.07. Material Adverse Effect..................................................   61
 Section 3.08. Litigation...............................................................   61
 Section 3.09. Compliance with Laws and Agreements......................................   61
 Section 3.10. Federal Reserve Regulations..............................................   61
 Section 3.11. Tax Returns..............................................................   61
 Section 3.12. Employee Benefit Plans...................................................   62
 Section 3.13. Accuracy of Information..................................................   62
 Section 3.14. Investment Company Act; Public Utility Holding Company Act...............   62
 Section 3.15. Environmental and Safety Matters.........................................   63
 Section 3.16. Title to Properties......................................................   63

 Section 3.17. Collateral...............................................................   63
 Section 3.18. Subsidiaries.............................................................   63
 Section 3.19. Insurance................................................................   63
 Section 3.20. Labor Matters............................................................   64
 Section 3.21. Solvency.................................................................   64

ARTICLE IV CONDITIONS OF LENDING........................................................   64

 Section 4.01. All Borrowings...........................................................   64
 Section 4.02. Effective Date...........................................................   65
 Section 4.03. Effect of Amendment and Restatement......................................   66

ARTICLE V AFFIRMATIVE COVENANTS.........................................................   67

 Section 5.01. Existence................................................................   67
 Section 5.02. Businesses and Properties................................................   67
 Section 5.03. Insurance................................................................   67
 Section 5.04. Taxes....................................................................   67
 Section 5.05. Financial Statements, Reports, Etc.......................................   68
 Section 5.06. Litigation and Other Notices.............................................   70
 Section 5.07. ERISA....................................................................   71
 Section 5.08. Access to Premises and Records...........................................   71
 Section 5.09. Compliance with Laws.....................................................   72
 Section 5.10. Environmental Compliance.................................................   72
 Section 5.11. Information Regarding Collateral.........................................   72
 Section 5.12. Further Assurances; Appraisal Reports....................................   72

ARTICLE VI NEGATIVE COVENANTS...........................................................   74

 Section 6.01. Liens....................................................................   75
 Section 6.02. Sale and Leaseback Transactions..........................................   78
 Section 6.03. Subsidiary Indebtedness and Preferred Stock..............................   79
 Section 6.04. Total Leverage Ratio.....................................................   80
 Section 6.05. Interest Coverage Ratio..................................................   81
 Section 6.06. Consolidations, Mergers, Sales of Assets.................................   81
 Section 6.07. Change of Business.......................................................   82
 Section 6.08. Use of Proceeds..........................................................   82
 Section 6.09. Restrictive Agreements...................................................   83
 Section 6.10. Business Acquisitions....................................................   83
 Section 6.11. Transactions with Affiliates.............................................   84
 Section 6.12. Hedging Agreements.......................................................   84
 Section 6.13. Certain Payments of Indebtedness.........................................   85
 Section 6.14. Borrower Indebtedness....................................................   85
 Section 6.15. Senior Secured Leverage Ratio............................................   86
 Section 6.16. Restricted Payments; Restricted Investments..............................   87

ARTICLE VII EVENTS OF DEFAULT...........................................................   88

 Section 7.01. Events of Default........................................................   88

ARTICLE VIII ADMINISTRATIVE AGENTS......................................................   92

ARTICLE IX MISCELLANEOUS................................................................   94

 Section 9.01. Notices..................................................................   94
 Section 9.02. No Waivers; Amendments...................................................   95
 Section 9.03. Payments.................................................................   96
 Section 9.04. Governing Law; Submission to Jurisdiction................................   97
 Section 9.05. Expenses; Documentary Taxes; Indemnity...................................   98
 Section 9.06. Survival of Agreements, Representations and Warranties, Etc..............   99

 Section 9.07. Successors and Assigns...................................................   99
 Section 9.08. Right of Setoff..........................................................  103
 Section 9.09. Severability.............................................................  104
 Section 9.10. Cover Page, Table of Contents and Section Headings.......................  104
 Section 9.11. Counterparts; Effectiveness..............................................  104
 Section 9.12. WAIVER OF JURY TRIAL.....................................................  104
 Section 9.13. Entire Agreement.........................................................  105
 Section 9.14. Confidentiality..........................................................  105
 Section 9.15. Limitation on Recourse to General Partners...............................  106

Schedules

Pricing Schedule
Schedule 1.01-A          Mortgaged Properties
         ----
Schedule 1.01-B          Existing Letters of Credit
Schedule 2.01            Lenders' Commitments
         ----
Schedule 3.18            Subsidiaries
         ----
Schedule 3.19            Insurance
         ----
Schedule 5.12            PP&E Value
         ----
Schedule 6.09            Restrictive Agreements
         ----
Schedule 6.14            Outstanding Indebtedness (as of the Effective Date)
         ----


Exhibits

Exhibit A          Form of Assignment and Acceptance
Exhibit B          Form of Syndicated Borrowing Request
Exhibit C-1        Form of Competitive Bid Request
Exhibit C-2        Form of Notice of Competitive Bid Request
Exhibit C-3        Form of Competitive Bid
Exhibit C-4        Form of Competitive Bid Accept/Reject Letter
Exhibit D          Form of Letter of Credit Application
Exhibit E-1        Opinion of Baker Botts L.L.P.,
                    Special Counsel for the Borrower
Exhibit E-2        Opinion of Gerald A. O'Brien, Esq.,
                    General Counsel of the Borrower
Exhibit F          Form of Mortgage
Exhibit G          Form of Security Agreement
Exhibit H          Form of Subsidiary Guarantee
__________________________

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 24, 2001, among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; the lenders from time to time party hereto, initially consisting of those listed on Schedule 2.01 hereto; CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents; BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent; THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents").

     The Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) has heretofore entered into a Credit Agreement dated as of November 25, 1997 with, among others, the lenders party thereto, BofA as Servicing Agent and Chase and BofA as Administrative Agents (as amended and/or restated prior to the Effective Date, the "Original Credit Agreement"). The Borrower desires to enter into this Amended Agreement to amend and restate the Original Credit Agreement in order to, among other things, enable it to borrow on a term basis $300,000,000 and on a revolving basis an aggregate principal amount not in excess of $500,000,000. The proceeds of Borrowings on the Effective Date are to be used to prepay outstanding loans under the Original Credit Agreement, to refinance certain other Indebtedness of the Borrower and to pay related fees and expenses. The proceeds of Borrowings subsequent to the Effective Date are to be used for general partnership purposes, including non-hostile acquisitions and capital expenditures. The Lenders are willing to amend and restate the Original Credit Agreement and to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  Definitions

     Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with Article II.
                                                                --

     "Acceptable Subordinated Loan" shall mean any loan to any Loan Party from a Partner or an Affiliate of a Partner, but only to the extent that (a) such loan does not mature, and no payment, prepayment, redemption or repurchase of the principal amount thereof is required by the terms thereof, prior to the Term Loan

Maturity Date and (b) such loan is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agents.

     "Additional Assets" shall mean a controlling interest or, to the extent permitted by Section 6.16, a joint venture interest, in each case in a business
                     ----
that is a Permitted Business or in long-term property or assets that are used or useful in a Permitted Business.

     "Additional Letter of Credit" shall mean a letter of credit issued hereunder by the Fronting Bank on or after the Effective Date.

     "Administrative Fees" shall have the meaning assigned to such term in
Section 2.08(c).
        -------

     "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Servicing Agent, completed by such Lender and returned to the Servicing Agent.

     "Affiliate" shall mean, with respect to any person, any other person which directly or indirectly controls, is under common control with or is controlled by such person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). As used with reference to the Borrower and its Subsidiaries, "Affiliate" shall include any Partner and any Affiliate of any Partner.

     "Agent" shall mean any of the Administrative Agents, the Collateral Agent, the Co-Syndication Agents and the Servicing Agent, and "Agents" shall mean any two or more of the foregoing.

     "this Agreement" shall mean the Original Credit Agreement, as amended and restated by this Amended Agreement, and as the same may be further amended from time to time hereafter.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards to the next higher 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate will be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Servicing Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability of the Servicing Agent to obtain sufficient bids in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

     "Amended Agreement" means this Amended and Restated Credit Agreement dated as of August 24, 2001, as executed and delivered by the parties listed on the signature pages hereof.

     "Amortization Date" shall mean with respect to the Term Loans, (i) prior to the Term Loan Maturity Date, each March 31, June 30, September 30 and December 31, commencing December 31, 2001, and (ii) the Term Loan Maturity Date.

     "Applicable Lending Office" shall mean, with respect to each Lender, (i) such Lender's domestic lending office in the case of an ABR Loan or a Fixed Rate Loan or (ii) such Lender's LIBOR Lending Office in the case of a LIBOR Loan.

     "Applicable Margin" shall mean (i) with respect to the Term Loans, a rate per annum equal to 2.00% in the case of ABR Loans and 3.00% in the case of LIBOR Loans and (ii) with respect to Revolving Loans of any Type outstanding at any time, the percentage rate per annum set forth in the Pricing Schedule as the margin with respect to Loans of such Type which is applicable at such time; provided that the Applicable Margin on any date with respect to Committed Loans of any Type and any Class shall be the sum of the percentage determined in accordance with clause (i) or clause (ii) above, as applicable, plus 2.00%, if on such date (x) an Event of Default exists and (y) except in the case of an Event of Default under Sections 7.01(b), 7.01(c), 7.01(e) or 7.01(f), the
                                -------  -------  -------    -------
Administrative Agents shall have notified the Borrower at the request of the Required Lenders that this proviso shall be applicable.

     "Appraisal Report" shall mean any appraisal report, in form and substance reasonably satisfactory to the Administrative Agents and the Borrower and prepared by independent consultants selected by the Administrative Agents and reasonably satisfactory to the Borrower, which report sets forth PP&E Value as of the date of such report.

     "Arranger" shall mean each of J.P. Morgan Securities Inc. and Banc of America Securities LLC, in its capacity as a joint lead arranger and joint bookrunner in respect of this Agreement.

     "Asset Sale" shall mean any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any Sale/Leaseback Transaction, whether or not involving a capital lease, but excluding (a) dispositions of inventory or equipment in the ordinary course of business, (b) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement (including Permitted Dividends permitted by Section 6.16), (c) dispositions to the Borrower or a Subsidiary of the Borrower, (d) dispositions constituting mergers or consolidations permitted by Section 6.06(a), (e) dispositions constituting Investments permitted by
           -------
Section 6.16 (except as provided below), (f) dispositions of any fixed or
        ----
capital asset pursuant to a Sale/Leaseback Transaction permitted by Section 6.02(a)(i) or 6.02(a)(ii) and (g) dispositions constituting Liens permitted by
----------    -----------
Section 6.01. For avoidance of doubt, a Securitization Transaction constitutes an Asset Sale and does not, in itself, give rise to an obligation secured by a Lien on an asset of the Borrower or a Subsidiary. To the extent that, in connection with (x) an Investment by the Borrower or a Subsidiary in a joint venture or (y) a reduction in the proportionate interest of the Borrower or a Subsidiary in a joint venture, the Borrower or a Subsidiary receives Net Cash Proceeds (determined as if such transaction were an Asset Sale), then such transaction shall be treated as an Asset Sale to the extent of such Net Cash Proceeds.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, substantially in the form of Exhibit A.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall mean Equistar Chemicals, LP, a Delaware limited partnership.

     "Borrowing" shall mean (a) a Loan or group of Loans of a single Class and Type made by the Lenders having Commitments of such Class on a single date and as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans made by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03 and made on a single date and as to
                                       ----
which a single Interest Period is in effect or (c) a Swingline Loan.

     "Borrowing Request" shall mean a request made pursuant to Section 2.04
                                                                       ----
in the form of Exhibit B.

     "Business Acquisition" shall mean (i) an Investment by the Borrower or any of its Subsidiaries in any other person (including an Investment by way of acquisition of securities of any other person) pursuant to which such person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such person or any division or other business unit of such person.

     "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas on which banks are open for business in New York City and Houston; provided, however, that when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

     "Capitalized Lease Obligations" of any person shall mean obligations of such person and its consolidated subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a capital lease on the consolidated balance sheet of such person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Management Subsidiary" shall mean a Subsidiary engaged solely in borrowing, lending and investing in the Borrower and its Subsidiaries and short-term investment activities in connection with the Borrower and its Subsidiaries and that holds no material assets other than cash, Temporary Cash Investments and intercompany receivables.

     A "Change in Control" shall occur if at any time:

     (a) members of the Existing Control Group shall cease to own in the aggregate, through ownership by one or more of them, partnership interests representing at least 50% of the total equity interest and voting power of the Borrower; or

     (b) partnership interests representing in aggregate more than 25% of the total equity interests or voting power of the Borrower are transferred to persons other than the members of the Existing Control Group which transferees do not have (and are not subsidiaries of parents that have) senior unsecured credit ratings from S&P and Moody's (or if the senior unsecured debt of such transferees or parents is not rated by such agencies, such transferees do not provide opinions from such rating agencies that such transferees or parents could reasonably be expected to obtain senior unsecured credit ratings from such agencies) of at least the lower of (x) BBB- and Baa3 or (y) the senior unsecured debt ratings of the transferor (or its parent); or

     (c) any person other than a member of the Existing Control Group shall acquire (i) the right directly or indirectly to exercise a substantial portion of the powers of Lyondell to act on behalf of the Partnership Governance Committee and of the representatives of Lyondell on the Partnership Governance Committee, in each case, as in effect on the Effective Date or (ii) the right directly or indirectly to exercise a substantial portion of the rights and powers of the Partnership Governance Committee with respect to matters that require unanimous consent under the Limited Partnership Agreement as in effect on the date hereof without the need for the consent of a member of the Existing Control Group.

     "Class", when used in respect of any Loan, Borrowing or Commitment, shall refer to whether such Loan, or the Loans comprising such Borrowing, or the Loans to be made pursuant to such Commitment, are Revolving Loans, Term Loans or Swingline Loans (or Syndicated Loans or Committed Loans).

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" shall mean any and all "Collateral", as defined in any applicable Collateral Document.

     "Collateral Agent" shall mean Chase, in its capacity as collateral agent under the Collateral Documents, and its successors in such capacity.

     "Collateral and Guarantee Requirement" shall mean the requirement that:

     (a) the Collateral Agent shall have received from each Loan Party a counterpart of a Security Agreement duly executed and delivered on behalf of such Loan Party; provided that if such Loan Party is a JV Owner Subsidiary, the Collateral covered by such Security Agreement shall be limited to the rights of such JV Owner Subsidiary to receive distributions from the related Joint Venture and proceeds thereof;

     (b) the Collateral Agent shall have "control" (within the meaning of
Section 8-106 of the Uniform Commercial Code) of all outstanding Equity Interests of each Material Subsidiary owned by or on behalf of any Loan Party (except (i) that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary and (ii) as provided in Section 5.12(a) with respect to Joint Venture Subsidiaries and JV
                    -------
Owner Subsidiaries);

     (c) each Loan Party (other than the Borrower or a JV Owner Subsidiary) shall have executed and delivered a Subsidiary Guarantee;

     (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Loan Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

     (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and (ii) such surveys, abstracts, title reports, legal opinions and other documents (other than title insurance) as the

Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

     (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

     "Collateral Coverage Test" shall mean, at any date, the requirement that the Collateral Value at such date equal or exceed the aggregate amount of the Credit Exposures at such date.

     "Collateral Documents" shall mean the Mortgages, the Security Agreements, the Subsidiary Guarantees and any additional security or control documentation delivered or required to be delivered pursuant to the Loan Documents to secure the Obligations or the "Secured Obligations" as defined in any such Loan Document.

     "Collateral Value" shall mean, at any date, an amount equal to the sum of
(a) the lesser of (x) the Maximum Secured Amount and (y) 30% of PP&E Value at such date, (b) 60% of the aggregate book value of Inventory (as defined in the Security Agreement) included in the Collateral at such date and (c) 80% of the aggregate book value of Accounts (as defined in the Security Agreement) included in the Collateral at such date; provided the amount determined pursuant to clause (a) above may not exceed 50% of Collateral Value as determined at any date. Book values shall be based on the then most recent consolidated balance sheet of the Borrower delivered to the Lenders pursuant to Section 3.06 or 5.05.
                                                                   ----    ----

     "Committed Loan" shall mean a Revolving Loan, a Swingline Loan or a Term Loan.

     "Commitment" shall mean a Revolving Commitment or a Term Commitment. The amount of each Lender's Commitment as of the Effective Date is set forth on
Schedule 2.01, or thereafter in the Assignment and Acceptance pursuant to which
         ----
such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments on the Effective Date is $800,000,000.

     "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.
                         ----

     "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit C-4.
                                    -------

     "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a LIBOR Loan, the Margin
                           -------
and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the

Lender making such Competitive Bid. The Competitive Bid Rate submitted by any Lender shall include any and all reserve requirement costs of such Lender of the type referred to in Section 2.15(a) which shall be in effect on the date of the
                            -------
submission of such Competitive Bid.

     "Competitive Bid Request" shall mean a request made pursuant to Section
2.03 in the form of Exhibit C-1.
----

     "Competitive Loan" shall mean a loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive
                                                       ----
Loan shall be a LIBOR Competitive Loan or a Fixed Rate Loan.

     "Competitive Loan Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Competitive Loans made by such Lender.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated August 2001 relating to the Borrower and the transactions contemplated herein.

     "Consolidated Net Tangible Assets" shall mean the total amount of assets of the Borrower and its Consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent consolidated financial statements of the Borrower delivered to the Lenders pursuant to Section 3.06 or 5.05 and computed in accordance with GAAP.

     "Consolidated Subsidiary" shall mean at any date any Subsidiary the accounts of which would in accordance with GAAP be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Co-Syndication Agents" shall mean Citicorp USA, Inc. and Credit Suisse First Boston, in their capacity as Co-Syndication Agents in respect of this Agreement.

     "Credit Event" shall mean any Borrowing (including a Borrowing resulting from a conversion or continuation of Loans pursuant to Section 2.05)
                                                                         ----
or any issuance, amendment, renewal or extension of a Letter of Credit.

     "Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (i) such Lender's Revolving Commitment at such time or, if the Revolving Commitments shall have been terminated, the sum of such Lender's

Revolving Committed Outstandings at such time plus its Competitive Loan Exposure at such time plus (ii) the aggregate outstanding principal amount of such Lender's Term Loans at such time or, if no Term Loans are then outstanding, the amount of such Lender's Term Commitment at such time.

     "Debt Incurrence" shall mean the issuance after the Effective Date for cash proceeds by the Borrower or any of its Subsidiaries of any debt security having a maturity in excess of one year, other than any such issuance to the Borrower or a Subsidiary.

     "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would constitute an Event of Default.

     "Deferred Amount" shall have the meaning assigned to such term in
Section 6.16(c).
        -------

     "Dividend Payment Date", in relation to any Permitted Dividend, shall mean the date on which the Borrower or a Subsidiary makes such Permitted Dividend.

     "Dollars" or "$" shall mean lawful currency of the United States of America.

     "EBITDA" shall mean, with respect to the Borrower and its Consolidated Subsidiaries for any period, the sum, without duplication, of (a) Operating Income, (b) amortization, depreciation and depletion and (c) non-cash compensation expense (including deferred compensation expense), determined on a consolidated basis; provided, that for any fiscal quarter in which the Borrower or any Consolidated Subsidiary shall incur downtime at or with respect to any plant or manufacturing or processing unit (as determined in good faith by the Borrower), the Borrower shall have the right, commencing with the fiscal quarter ending March 31, 2002 to add up to the lesser of (i) the estimated amount by which EBITDA is impacted by such downtime or (ii) $20,000,000 to the amount of EBITDA calculated for such fiscal quarter; provided further, that any such addition may only be made in the calculation of EBITDA for any two fiscal quarters ending after the Effective Date and that any such addition may only be made for one fiscal quarter during any four consecutive fiscal quarters.

     "Effective Date" shall mean the date on which all the conditions specified in Section 4.02 shall have been satisfied (or waived in accordance
                     ----
with Section 9.02).

     "Effective Date Fees" shall have the meaning assigned to such term in
Section 2.08(d).
        ------

         "Environmental and Safety Laws" shall have the meaning assigned to such term in Section 3.15.
                ----

         "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly which arise under or relate to matters covered by Environmental and Safety Laws.

         "Equistar Funding" shall mean Equistar Funding Corporation, a Delaware corporation, and its successors.

         "Equistar GP" shall mean any general partner of the Borrower.

         "Equity Interests" shall mean (a) any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person or (b) any warrants, options or other rights to acquire such shares or interests.

         "Equity Issuance" shall mean any issuance of equity securities (including any preferred equity securities) by the Borrower, other than (i) equity securities issued to a Subsidiary, (ii) equity securities issued pursuant to employee benefit and/or dividend reinvestment plans in the ordinary course of business and (iii) equity securities issued as consideration for a Business Acquisition.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

         "Event of Default" shall have the meaning specified in Article VII.
                                                                        ---

         "Excluded Taxes" shall mean, with respect to any Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or doing business taxes imposed on (or measured by) its net income, or bank share taxes, imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(b)), any withholding tax that is
                                           -------
imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such

Foreign Lender's failure to comply with Section 2.20(e), except to the extent
                                                -------
that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.20(a).

         "Existing Control Group" shall mean Lyondell, Millennium and Occidental, the successor of any member of the Existing Control Group (including any entity that is a party to any merger or business combination transaction to which such member shall be a party; provided that immediately after such transaction Equity Interests having a majority of the voting power of such entity's outstanding Equity Interests shall be held by holders of the Equity Interests of such member immediately prior to such transaction), and their respective subsidiaries.

         "Existing Letters of Credit" shall mean the letters of credit issued by BofA before the Effective Date and listed in Schedule 1.01-B hereto.

         "Existing Securitization Facility" shall mean the Receivables Sale Agreement between the Borrower, as Seller, and Equistar Funding, as Buyer, dated as of December 17, 1998 and the Receivables Purchase Agreement among Equistar Funding, LLC, as Seller, the Borrower, as Collection Agent, Asset Securitization Cooperative Corporation, as Purchaser, and Canadian Imperial Bank of Commerce, as Administrative Agent, dated as of December 17, 1998.

         "Facility Fee" shall have the meaning assigned to such term in Section 2.08(a).
-------

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Servicing Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Facility Fee, the Letter of Credit Fees, the Administrative Fees and the Effective Date Fees.

         "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction, and conducting substantially all its operations, outside the United States of America.

         "Fronting Bank" shall mean (a) BofA, in its capacity as the issuer of the Existing Letters of Credit and (b) Chase, in its capacity as the issuer of Additional Letters of Credit hereunder, with their respective successors in such capacity as provided in Section 2.07(j). In respect of Additional Letters of
                                -------
Credit, the Fronting Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Fronting Bank, in which case the term "Fronting Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, department, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the obligation of any JV Owner Subsidiary which is a general partner in a Joint Venture which arises by operation of law in respect of any Indebtedness of such Joint Venture shall not be deemed a Guarantee by such JV Owner Subsidiary of such Indebtedness.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and including all substances or wastes of any nature regulated pursuant to any Environmental and Safety Laws.

         "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.

         "Illegality" shall have the meaning assigned to such term in Section 2.16(a).
-------

         "Indebtedness" of any person shall mean, without duplication, (a) the outstanding principal amounts of all obligations of such person for borrowed money (including repurchase obligations), (b) the outstanding principal amounts of all obligations of such person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person to pay the deferred purchase price of property or services under any conditional sale or other title retention agreement, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and accrued liabilities (i) that are incurred in the ordinary course of business and paid within 60 days after the date due or
(ii) that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP), (f) all Capitalized Lease Obligations of such person, (g) all non-contingent obligations (and, solely for purposes of Section 6.01, all contingent obligations, which contingent obligations shall for such purposes be deemed to be in an outstanding principal amount equal to the maximum contingent amount thereof) of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (h) all capital stock of such person which is subject to redemption otherwise than at the sole option of such person at any time prior to the date 12 months after the Term Loan Maturity Date to the extent not held by the Borrower or any other Loan Party; provided that any capital stock of such person which is included as Indebtedness solely as a result of provisions thereof which give the holders thereof the right to require such person to repurchase or redeem such capital stock upon the occurrence of a "change of control" occurring prior to the Term Loan Maturity Date shall not be considered Indebtedness of such person if the "change of control" provisions applicable to such capital stock are no more favorable to the holders of such capital stock than those contained in this Agreement, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed and (j) all Guarantees of such person. For avoidance of doubt, Indebtedness does not include (i) a Securitization Transaction or (ii) any obligation of a JV Owner Subsidiary which is a general partner in a Joint Venture which arises by operation of law in respect of any Indebtedness of such Joint Venture.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indentures" shall mean the indentures governing the Indebtedness of the Borrower listed in Part A of Schedule 6.14.
                                          ----

         "Interest Coverage Ratio" shall mean the ratio of EBITDA to Net Interest Expense for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis and calculated to exclude interest expense (x) on Acceptable Subordinated Loans and (y) in the form of additional pay-in-kind interest required to be paid to holders of New Senior Notes and the Lenders in connection with the making of a Permitted Dividend, in each case, to the extent such interest expense is not paid or required to be paid in cash during the relevant period.

         "Interest Payment Date" shall mean (a) with respect to any Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and (b) in the case of a LIBOR Loan or a Fixed Rate Loan with an Interest Period of more than three months' duration (unless otherwise specified in the applicable Competitive Bid Request), each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any continuation or conversion of such Loan with or to a Loan of a different Type.

         "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the seventh day thereafter (if at the time of such Borrowing all Lenders participating therein agree to make a seven day interest period available) or on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the next succeeding March 31, June 30, September 30 or December 31 or, if earlier, the date of prepayment or conversion of such Borrowing, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than 7 days after the date of such Borrowing or later than 360 days after the date of such Borrowing, and (d) as to any Swingline Loan, the period commencing on the date of such Loan and ending on the date specified by the Borrower as provided in Section 2.06(b), which shall
                                                          -------
not be later than 7 Business Days after the date of such Loan; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(ii) no Interest Period with respect to any Revolving Loan or Competitive Loan shall end later than the Revolving Maturity Date, (iii) no Interest Period with respect to any Term Loan shall end later than the next succeeding Amortization Date unless the sum of the aggregate principal amount of ABR Term Loans plus the aggregate principal amount of LIBOR Term Loans having Interest Periods ending on or prior to such Amortization Date equals or exceeds the payment of principal due with respect to the Term Loans pursuant to Section 2.09 on such Amortization
                                                       ----
Date and (iv) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Investment" shall mean with respect to any person, all investments by such person in another person (including an Affiliate of such person) in the form of direct or indirect loans, advances or extensions of credit to such other person (including any Guarantee by such person of Indebtedness or capital stock (which capital stock is subject to redemption otherwise than at the sole option of the issuer thereof at any time prior to the date 12 months after the Term Loan Maturity Date) of such other person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other person, together with all items that are or would be classified as investments of such investing person on a balance sheet prepared in accordance with GAAP; provided that (a) trade credit and accounts receivable in the ordinary course of business, (b) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees and (c) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Borrower or any Subsidiary (other than a Joint Venture Subsidiary and, in each case, subject to the provisions of Sections 6.03 and 6.14) shall not be considered Investments.
                           ----     ----

         "Investment Grade Status" shall mean that the senior unsecured long-term debt of the Borrower is rated BBB- or better by S&P and Baa3 or better by Moody's.

         "Joint Venture" shall mean any joint venture (a) in which the Borrower has a direct or indirect economic interest of at least 20% and not more than 80% and (b) which is accounted for by the Borrower on the equity method in accordance with GAAP.

         "Joint Venture Subsidiary" shall mean any Subsidiary which is a Joint Venture.

         "JV Owner Subsidiary" shall mean each Subsidiary of the Borrower (a) that, at any time, directly holds an equity interest in any Joint Venture and
(b) that has no other material assets.

         "LC Disbursement" shall mean a payment made by the Fronting Bank pursuant to a Letter of Credit.

         "LC Exposure" shall mean, at any time, the sum of (a) the aggregate amount available for drawing (assuming satisfaction of applicable drawing conditions) under all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

         "Lenders" shall mean the persons listed on Schedule 2.01 and any other
                                                             ----
person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such person that ceases to be party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Letter of Credit" shall mean any Existing Letter of Credit or Additional Letter of Credit.

         "Letter of Credit Fees" shall mean the fees payable under Section 2.08(b).
-------

         "LIBO Rate" shall mean, with respect to any Borrowing comprised of LIBOR Loans for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service), or, if no such page of the Telerate Service shall be available, on the Bloomberg Screen British Banker's LIBOR fixing, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Borrowing for such Interest Period shall be the rate at which Dollar deposits of approximately $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Servicing Agent in immediately available funds by major banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIBOR Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.
                          --

         "LIBOR Lending Office" shall mean, with respect to each Lender, the branches or Affiliates of such Lender which such Lender has designated as its "LIBOR Lending Office" in its Administrative Questionnaire or, as to any person who becomes a Lender after the Effective Date, in the Assignment and Acceptance executed by such person or such other office of such Lender as such

Lender may hereafter designate from time to time as its "LIBOR Lending Office" by notice to the Borrower and the Servicing Agent.

         "LIBOR Loan" shall mean any LIBOR Revolving Loan, any LIBOR Term Loan or any LIBOR Competitive Loan.

         "LIBOR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.
                      --

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset or
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Limited Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement of the Borrower dated as of May 15, 1998, as amended, supplemented or otherwise modified from time to time, by and among the respective Partners.

         "Loan" shall mean a Competitive Loan, a Revolving Loan or a Term Loan, whether made as a LIBOR Loan, an ABR Loan or (in the case of Competitive Loans) a Fixed Rate Loan, or a Swingline Loan.

         "Loan Documents" shall mean this Agreement, the Notes and the Collateral Documents.

         "Loan Party" shall mean (a) the Borrower and (b) each Subsidiary that is required under Section 5.12(a) to satisfy the Collateral and Guarantee
                          -------
Requirement (for avoidance of doubt, including any JV Owner Subsidiary which is a Material Subsidiary but not including any Foreign Subsidiary or any Joint Venture Subsidiary).

         "Lyondell" shall mean Lyondell Chemical Company, a Delaware corporation, and its successors.

         "MAI" shall mean Millennium America Inc., a Delaware corporation, and its successors.

         "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower or any of its Subsidiaries under any Property Insurance Policy or (ii) any award or other cash compensation with respect to any one or more related condemnations of property (or any transfer or disposition of property in lieu of condemnation) received by the Borrower or any of its Subsidiaries if the amount of such aggregate insurance proceeds or award or other cash compensation exceeds $10,000,000.

         "Margin" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

         "Margin Stock" shall have the meaning given such term under Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under the Loan Documents or (c) material impairment of the rights of or benefits available to the Lenders, the Administrative Agents, the Servicing Agent or the Collateral Agent under the Loan Documents; provided, however, that the term "Material Adverse Effect" shall exclude any changes that both (i) affect the petrochemicals industry as a whole and (ii) would not reasonably be expected to impair materially the ability of the Borrower to perform its obligations under the Loan Documents.

         "Material Subsidiary" shall mean (a) any Subsidiary that accounts for more than 5% of the assets, or more than 5% of the revenues for the four fiscal quarters most recently ended, of the Borrower and its Subsidiaries on a consolidated basis, (b) any Subsidiary designated by the Borrower as a Material Subsidiary for purposes of the Loan Documents by notice to the Administrative Agents, (c) any Subsidiary that owns any Equity Interest in a Material Subsidiary described in clause (a) or (b), and (d) at any time when Subsidiaries (other than Material Subsidiaries described in clauses (a), (b) and (c)) in the aggregate account for more than 10% of the assets, or more than 10% of the revenues for the four fiscal quarters most recently ended, of the Borrower and its Subsidiaries on a consolidated basis, all Subsidiaries; provided that the term "Material Subsidiary" shall exclude (i) any Cash Management Subsidiary,
(ii) any Subsidiary engaged solely in the business of purchasing and owning accounts receivable generated by the Borrower and its other Subsidiaries in connection with any Securitization Transaction and (iii) Equistar Funding.

         "Maximum Secured Amount" shall have the meaning specified in Section 5.12(d).
-------

         "Millennium" shall mean Millennium Chemicals Inc., a Delaware corporation, and its successors.

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

         "Mortgage" shall mean a mortgage or deed of trust substantially in the form of Exhibit F hereto, with such changes therein as the Collateral Agent may approve based on advice of local counsel (which changes shall also be approved by the Borrower), executed and delivered or to be executed and delivered by a Loan Party.

         "Mortgaged Properties" shall mean (i) the properties listed in Schedule 1.01-A hereto and (ii) any other properties subjected or required pursuant to
----
Section 5.12 to be subjected to the Lien of a Mortgage.
        ----

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Cash Proceeds" means, with respect to any Prepayment Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Prepayment Event (including any cash proceeds received as interest or similar income on, or other cash proceeds of, any noncash proceeds of any Asset Sale), less (at the option of the Borrower):

         (a) any fees, costs and expenses reasonably incurred by such person in respect of such Prepayment Event;

         (b) amounts required to be paid to holders of minority interests in any Subsidiary as a result of such Prepayment Event;

         (c) if such Prepayment Event is an Asset Sale, (i) any taxes actually paid or to be payable by such person or, if such person is a partnership or a limited liability company, any such taxes that would be payable assuming the highest corporate tax rate were applicable to such person, as estimated by a Principal Financial Officer of the Borrower, giving effect to the overall tax position of the Borrower, in respect of such Asset Sale, (ii) the amount of all Indebtedness (other than the Loans) secured by any assets subject to that Asset Sale and subject to mandatory prepayment as a result of that Asset Sale, (iii) the amount of any reserves established by the Borrower and its Subsidiaries to fund purchase price adjustments in respect of such Asset Sale and any reserves to fund contingent liabilities payable by the Borrower and its Subsidiaries attributable to such Asset Sale (as estimated by a Principal Financial Officer of the Borrower), including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Cash Proceeds), and (iv) amounts required to be paid at the closing of such Asset Sale with respect to liabilities directly associated with the assets that are the subject of such Asset Sale, including, without limitation, trade payables and other accrued liabilities (to the extent not already reflected in the amount of cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Prepayment Event);

         (d) if such Prepayment Event is an Asset Sale, the amount of the cash proceeds applied by the Borrower or any Subsidiary within 360 days of the receipt thereof to the acquisition of Additional Assets or the making of capital expenditures in a Permitted Business; provided that, so long as no Event of Default has occurred and is continuing and the Borrower or such Subsidiary has commenced making such capital expenditures prior to the end of such 360 day period and is at the end of such 360 day period diligently proceeding to complete making such capital expenditures, the 360 day period shall be extended to the date that is the earliest of (x) the date on which the Borrower or such Subsidiary completes making such capital expenditures, (y) the date on which the Borrower or such Subsidiary decides not to further pursue making such capital expenditures or (z) the date that is 540 days from the date of receipt of such cash proceeds. The Net Cash Proceeds remaining at such date shall then be applied in accordance with Section 2.09(c), 2.09(d) and 2.09(e);
                                   -------  -------     -------

         (e) if such Prepayment Event is the receipt of Major Casualty Proceeds, the amount of the cash proceeds applied by the Borrower or any Subsidiary within 360 days of the receipt thereof to the acquisition of Additional Assets or the making of capital expenditures in a Permitted Business; provided that, so long as no Event of Default has occurred and is continuing and the Borrower or such Subsidiary is at the end of such 360 day period diligently proceeding with the restoration or replacement of the asset in respect of which such Major Casualty Proceeds were received, the 360 day period shall be extended to the date that is the earlier of the date on which the Borrower or such Subsidiary (x) completes such restoration or replacement or (y) decides not to further pursue such restoration or replacement. The Net Cash Proceeds remaining at such date shall then be applied in accordance with Section 2.09(c), 2.09(d)
                                                              -------  -------
and 2.09(e);
    -------

         (f) if such Prepayment Event is a Debt Incurrence, then (x) if such Debt Incurrence occurs prior to June 30, 2002 and the Total Leverage Ratio immediately after giving effect thereto (calculated on a pro forma basis) does not exceed 7.25:1, the amount of the cash proceeds applied by the Borrower or such Subsidiary within 360 days of the receipt thereof to the acquisition of Additional Assets or the making of capital expenditures in a Permitted Business and (y) if such Debt Incurrence occurs on or after June 30, 2002, the amount of the cash proceeds applied by the Borrower or such Subsidiary within 360 days of the receipt thereof to the acquisition of Additional Assets or the making of capital expenditures in a Permitted Business. The Net Cash Proceeds remaining at the end of any such 360th day shall then be applied in accordance with Section 2.09(c), 2.09(d) and 2.09(e); and
-------  -------     -------

         (g) if such Prepayment Event is an Equity Issuance, the amount of the cash proceeds applied by the Borrower within 360 days of the receipt thereof as consideration for a Business Acquisition. The Net Cash Proceeds remaining at the end of such 360/th/ day shall then be applied in accordance with Section 2.09(c), 2.09(d) and 2.09(e).
-------  -------     -------

In addition, if such Prepayment Event is an Asset Sale, the receipt of Major Casualty Proceeds, a Debt Incurrence or an Equity Issuance, the Borrower shall provide the certifications and notices referred to in Section 5.05(d)(iv) and
                                                              -----------
5.05(f) at the times required by such Sections.
-------

         "Net Interest Expense" shall mean, with respect to the Borrower and its Consolidated Subsidiaries for any period, (a) the interest expense of the Borrower and its Consolidated Subsidiaries, including, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments due under any Capitalized Lease Obligation allocable to interest expense, less (b) the amount of interest income of the Borrower and its Consolidated Subsidiaries for such period, in each case determined on a consolidated basis. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Consolidated Subsidiaries with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

         "New Senior Notes" shall mean senior unsecured notes (including any pay-in-kind notes) of the Borrower to be issued pursuant to the New Senior Notes Indenture as part of the refinancing of certain of the Borrower's outstanding Indebtedness and having substantially the terms and conditions disclosed to the Lenders prior to the execution and delivery of this Amended Agreement and such other terms and conditions as may be reasonably satisfactory to the Administrative Agents.

         "New Senior Notes Indenture" shall mean the indenture dated on or about the date hereof providing for the issuance of the New Senior Notes.

         "Notes" shall mean promissory notes of the Borrower, substantially in a form reasonably satisfactory to the Administrative Agents, evidencing the Borrower's obligation to repay the Loans, and "Note" shall mean any one of such promissory notes issued hereunder.

         "Obligations" shall mean the obligations of the Loan Parties under the Loan Documents (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified from time to time) with respect to the due and punctual payment, whether at maturity, by acceleration or otherwise, of (a) the principal amount of the Loans, (b) interest and premium on the Loans,

(c) LC Disbursements and interest thereon, (d) Deferred Amounts and interest thereon and (e) all other monetary obligations of the Borrower, whether for fees, costs, indemnification or otherwise.

         "Occidental" means Occidental Petroleum Corporation, a Delaware corporation, and its successors.

         "Operating Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries for any period the aggregate income (or deficit) of the Borrower and its Consolidated Subsidiaries for such period equal to operating revenues and other proper income less, to the extent included in operating revenues or income, the aggregate for the Borrower and its Consolidated Subsidiaries of (i) operating expenses, (ii) selling, administrative and general expenses and (iii) depreciation, depletion and amortization of properties.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).

         "Partners" shall mean the direct or indirect wholly owned subsidiaries through which Lyondell, Millennium and Occidental hold their interests in the Borrower.

         "Partnership Governance Committee" shall mean the Borrower's Partnership Governance Committee, together with any successor or substitute committee exercising similar power and authority.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor thereto.

         "Perfection Certificate" has the meaning set forth in the Security Agreement.

         "Permitted Business" shall mean the petrochemical, chemical and petroleum refining businesses and any business reasonably related, incidental, complementary or ancillary thereto.

         "Permitted Dividend" shall mean any dividend or distribution by the Borrower on any class of its Equity Interests; provided that a portion of such class is held by a member of the Existing Control Group.

         "Permitted Refinancing" shall mean a Debt Incurrence to the extent the proceeds thereof are applied to refinance Indebtedness of the Borrower or a Subsidiary which matures prior to the Term Loan Maturity Date (and to pay related fees and expenses); provided that (x) the debt securities issued pursuant to such Debt Incurrence shall mature after the Term Loan Maturity Date and no payment, prepayment, redemption or repurchase of the principal amount thereof shall be required by the terms thereof on or prior to the Term Loan Maturity Date and (y) the terms in the agreements governing the debt securities issued pursuant to such Debt Incurrence shall be no less favorable to the Borrower or such Subsidiary than the terms in the agreements governing the Indebtedness being refinanced.

         "person" shall mean any natural person, judicial entity, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Plant" shall mean (a) any plant for the production of petrochemicals owned by any Loan Party, except (i) related facilities which in the reasonable opinion of the Partnership Governance Committee are transportation or marketing facilities and (ii) any plant which is in the reasonable opinion of the Partnership Governance Committee not a principal plant of the Borrower and its Subsidiaries and (b) with respect to any plant described in clause (a), the related assets and rights described in the form of Mortgage.

         "PP&E Value" shall mean, on any date, the fair market value of Plants included in the Mortgaged Properties, determined in accordance with Section 5.12(c).
-------

         "Preferred Stock" of any person shall mean capital stock or other ownership interests of or in such person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock or other ownership interests of or in any other class of such person. For purposes of this Agreement, the "amount" of any Preferred Stock shall be the amount payable to the holder thereof upon the liquidation or dissolution of the issuer thereof.

         "Prepayment Event" shall mean (i) any Asset Sale (other than (x) a Securitization Transaction or (y) any other Asset Sale, the Net Cash Proceeds of which, when aggregated with the Net Cash Proceeds of any related Asset Sale, do not exceed $25,000,000), (ii) any Debt Incurrence (other than any Permitted Refinancing), (iii) any Equity Issuance (except to the extent such Equity Issuance is a Subject Equity Transaction), or (iv) the receipt by the Borrower or any Subsidiary of Major Casualty Proceeds. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article VI of this Agreement. In no event shall the
                               --
issuance of the New Senior Notes constitute a Prepayment Event.

         "Pricing Schedule" shall mean the Schedule attached hereto and identified as such.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by BofA as its "prime rate". Such rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Principal Financial Officer" of any person shall mean the chief financial officer, the treasurer or the principal accounting officer of such person (including for this purpose any person designated by the Partnership Governance Committee as such).

         "Property Insurance Policy" means any insurance policy maintained by the Borrower or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements, but excluding coverage for losses from business interruption.

         "Register" shall have the meaning assigned to such term in Section 9.07(f).
-------

         "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such Lender.

         "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person's Affiliates.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder with respect to a

Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Required Lenders" shall mean, at any time, Lenders having in the aggregate at least 51% of the aggregate amount of the Credit Exposures at such time; provided that any Credit Exposure held by the Borrower or any of its Subsidiaries or any of their respective Affiliates shall be excluded for purposes of determining such percentage.

         "Responsible Officer" of any person shall mean the chief executive officer, the president, any Principal Financial Officer or any vice president of such person.

         "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.13 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.07.
                                                                 ----

         "Revolving Committed Outstandings" shall mean, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

         "Revolving Lender" shall mean a Lender having a Revolving Commitment, or if the Revolving Commitments shall have terminated, having Revolving Committed Outstandings or Competitive Loan Exposure.

         "Revolving Loan" shall mean a Loan made pursuant to Section 2.01(a).
                                                                     -------

         "Revolving Maturity Date" shall mean the fifth anniversary of the Effective Date.

         "Revolving Percentage" shall mean, with respect to any Revolving Lender, the percentage of the Total Revolving Commitment represented by such Lender's Revolving Commitment. If the Revolving Commitments shall have been terminated or shall have expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 9.07.
                                               ----

         "Revolving Period" shall mean the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

         "S&P" means Standard & Poor's Ratings Group.

         "Sale/Leaseback Transaction" shall have the meaning set forth in
Section 6.02.
        ----

         "SEC" shall mean the Securities and Exchange Commission.

         "Securitization Transaction" shall mean any transaction in which the Borrower or any Subsidiary sells or otherwise transfers accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable or sells such accounts receivable to one or more third party purchasers, but only to the extent that amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower.

         "Security Agreement" shall mean a security agreement in substantially the form of Exhibit G executed and delivered or to be executed and delivered by a Loan Party.

         "Senior Secured Leverage Ratio" shall mean at any date the ratio of (i) Total Indebtedness (plus, to the extent not otherwise reflected therein, any outstanding Deferred Amounts and minus, to the extent reflected therein, any outstanding unsecured Indebtedness and Acceptable Subordinated Loans) at such date to (ii) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, all determined for the Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "Servicing Agent" shall mean BofA, in its capacity as servicing agent for the Lenders hereunder.

         "Subject Equity Transaction" shall mean an Equity Issuance, to the extent the proceeds thereof are applied to repurchase, directly or indirectly, partnership interests in the Borrower on a basis that is not pro rata among the members of the Existing Control Group.

         "Subsidiary" shall mean any subsidiary of the Borrower.

         "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, beneficially owned by the parent, by one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary Guarantee" shall mean a guarantee in substantially the form of Exhibit H hereto executed and delivered or to be executed and delivered by a Loan Party (other than the Borrower).

         "Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

         "Swingline Facility" shall mean the swingline facility made available by the Swingline Lender pursuant to Section 2.06.
                                            ----

         "Swingline Lender" shall mean BofA, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" shall mean a Loan made pursuant to Section 2.06.
                                                                     ----

         "Syndicated Loan" shall mean a Revolving Loan or a Term Loan.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Temporary Cash Investment" shall mean any Investment in (a) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) demand deposits, time deposits and certificates of deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any State thereof having capital, surplus and undivided profits in excess of $250 million, (c) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses
(a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper rated at least P-1 by Moody's and A-1 by S&P or, if such commercial paper is rated by only one such agency, at least such rating from such agency, (e) investments in any Dollar denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and
(f) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

         "Term Commitment" shall mean, with respect to each Term Lender, the commitment of such Term Lender to make a Term Loan to the Borrower on the Effective Date in the amount of such commitment.

         "Term Lender" shall mean (a) on or prior to the Effective Date, each Lender having a Term Commitment and (b) after the Effective Date, each Lender having a Term Loan.

     "Term Loan" shall mean a Loan made pursuant to Section 2.01(b).
                                                            -------

     "Term Loan Maturity Date" shall mean the sixth anniversary of the Effective Date.

     "Total Indebtedness" shall mean at any date, without duplication, (a) all Indebtedness of the Borrower and its Consolidated Subsidiaries as at such date less (b) all cash and Temporary Cash Investments (other than those described in clause (f) of the definition thereof) of the Borrower and its Consolidated Subsidiaries as at such date in excess of $25,000,000, all determined on a consolidated basis in accordance with GAAP.

     "Total Leverage Ratio" shall mean at any date the ratio of (i) Total Indebtedness (plus, to the extent not otherwise reflected therein, any outstanding Deferred Amounts and minus, to the extent reflected therein, any outstanding Acceptable Subordinated Loans) at such date to (ii) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, all determined for the Borrower and its Consolidated Subsidiaries on a consolidated basis.

     "Total Revolving Commitment" shall mean at any time the aggregate amount of the Revolving Commitments at such time.

     "Total Revolving Outstandings" shall mean at any time the sum of (i) the aggregate Revolving Committed Outstandings of all Revolving Lenders at such time plus (ii) the aggregate Competitive Loan Exposure of all Revolving Lenders at such time.

     "Transferee" shall have the meaning assigned to such term in Section
2.20(a).
-------

     "Type", when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall include the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or any fixed rate.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02. Accounting Terms. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Servicing Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision

(or if the Servicing Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     (b) In the event of any future material acquisition or disposition of assets by the Borrower and its Subsidiaries, determinations of EBITDA in respect of any period of four consecutive fiscal quarters shall be made on a pro forma basis as if such transaction had been consummated on the first day of such period. Such pro forma calculation shall reflect the benefit of anticipated expense reductions and similar synergies as such reductions and synergies could properly be reflected in pro forma financial statements included in a registration statement filed under the Securities Act of 1933, as amended.

     Section 1.03. Terms Generally. Except where the context requires otherwise, the definitions in Section 1.01 shall apply equally to the singular and plural
                           ----
forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of such person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

     Section 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g., a "LIBOR Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "LIBOR Borrowing") or by Class and Type (e.g., a "LIBOR Revolving Borrowing").

                                  ARTICLE II
                                   The Loans

     Section 2.01. Commitments. (a) Revolving Loans. Subject to the terms and
                                    ---------------
conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower from time to time during the Revolving Period in amounts such that (i) the Revolving Committed Outstandings of such Revolving Lender shall at no time exceed the amount of its Revolving Commitment and (ii) the Total Revolving Outstandings shall at no time exceed the Total Revolving Commitment. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Revolving Loans hereunder during the Revolving Period and subject to the terms, conditions and limitations set forth herein

     (b)  Term Loans. Subject to the terms and conditions and relying upon the
          ----------
representations and warranties herein set forth, each Term Lender agrees, severally and not jointly, to make a single Term Loan to the Borrower on the Effective Date in the amount of its Term Commitment. The Term Commitments are not revolving in nature, and principal amounts of Term Loans repaid or prepaid may not be reborrowed.

     Section 2.02. Loans. (a) Each Loan of any Class shall be made as part of a Borrowing consisting of Loans made ratably by the Lenders in accordance with their respective Commitments of such Class; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any
                                         ----
Competitive Borrowing shall be in an aggregate principal amount which is not less than $25,000,000. The Loans comprising any Revolving Borrowing shall be (i) in the case of LIBOR Loans in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than the lesser of $10,000,000 and the remaining available balance of the Revolving Commitments and (ii) in the case of ABR Loans, in an aggregate principal amount which is an integral multiple of $1,000,000.

     (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans and each Committed Borrowing shall be comprised entirely of LIBOR Committed Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or Section 2.04, as applicable. Each Lender may
                            ----            ----
at its option make any LIBOR Loan by causing any branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that if the designation of any such foreign branch or Affiliate shall result in any costs, reductions or Taxes which would not otherwise have been applicable and for which such Lender would, but for this proviso, be entitled to request compensation under Section 2.16, 2.17 or 2.20, such Lender shall not be entitled to request such
----  ----    ----
compensation unless it shall in good faith have determined such designation to be necessary or advisable to avoid any material disadvantage to it. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 15 separate

Borrowings (excluding Competitive Borrowings) being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Subject to Section 2.05 and paragraph (d) below, each Lender shall make
                            ----
its Loans on the proposed date or dates thereof (i) in the case of Loans other than Swingline Loans, by wire transfer of immediately available funds to the Servicing Agent in New York, New York, not later than 12:00 noon, New York City time, and (ii) in the case of Swingline Loans, as provided for in Section 2.06. The Servicing Agent shall credit on such date the amounts so received to the general deposit account of the Borrower with the Servicing Agent or to another account specified by the Borrower and acceptable to the Servicing Agent by 3:00 p.m., New York City time; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Servicing Agent to the Fronting Bank; and provided, further, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Servicing Agent shall return the amounts so received to the respective Lenders. Committed Loans shall be made by the Lenders ratably in accordance with their Commitments of the applicable Class as provided in Section 2.18 and Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Unless the Servicing Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Servicing Agent such Lender's portion of such Borrowing, the Servicing Agent may assume that such Lender has made such portion available to the Servicing Agent on the date of such Borrowing in accordance with this paragraph (c) and the Servicing Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Servicing Agent, such Lender and the Borrower severally agree to repay to the Servicing Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Servicing Agent at (i) in the case of the Borrower, the interest rate applicable to ABR Loans and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Servicing Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Servicing Agent such corresponding amount, such amount shall be deemed to constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement as if it were made on the date of such Borrowing.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would not comply with the limitations specified in the definition of Interest Period.

     Section 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Servicing Agent a duly completed Competitive Bid Request in the form of Exhibit C-1, to be received by the Servicing Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed LIBOR Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Borrowing or LIBOR Revolving Borrowing shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit C-1 may be rejected in the Servicing Agent's sole discretion, and the Servicing Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify,
(x) whether such Borrowing is to be a LIBOR Competitive Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall comply with the third sentence of Section 2.02(a)) and (z) the Interest Period with respect thereto
                    --------
(which may not end after the Revolving Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Servicing Agent shall invite by telecopier (in the form set forth in Exhibit C-
2) the Revolving Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

     (b) Each Revolving Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Revolving Lender must be received by the Servicing Agent by telecopier, in the form of Exhibit C-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Servicing Agent. Competitive Bids that do not conform substantially to the format of Exhibit C-3 may be rejected by the Servicing Agent after conferring with, and upon the instruction of, the Borrower, and the Servicing Agent shall notify the Revolving Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan that the Revolving Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which such Revolving Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted by a Revolving Lender pursuant to this paragraph (b) shall be irrevocable.

     (c) The Servicing Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Revolving Lender that made each bid. The Servicing Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.
----

     (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Servicing Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit C-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph
(c) above, (x) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate with respect to any Competitive Bid Request if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate with respect to such Competitive Bid Request, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in such Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at a single Competitive Bid Rate in part, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000; provided further, however, that, if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

     (e) The Servicing Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and, if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Servicing Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

     (f) The Borrower may submit Competitive Bid Requests for more than one Type of Loan or for more than one Interest Period at the same time on any day, but no Competitive Bid Request shall be made within five Business Days after any date on which one or more Competitive Bid Requests have previously been submitted.

     (g) If the Servicing Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Lender, it shall submit such bid directly to the Borrower one-quarter of an hour earlier than the latest time at which the other Revolving Lenders are required to submit their bids to the Servicing Agent pursuant to paragraph (b) above.

     (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.
             ----

     Section 2.04. Notice of Borrowings. (a) In order to request a Syndicated Borrowing, the Borrower shall give written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) to the Servicing Agent in the form of Exhibit B (i) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing and
(ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing. No Competitive Loan shall be requested or made pursuant to a Syndicated Borrowing Request.

     (b) The Servicing Agent may waive any prior notice in connection with any Syndicated Borrowing to be made on the date hereof. Any notice given pursuant to this Section 2.04 shall be irrevocable and shall in each case refer to this
             ----
Agreement and specify (x) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; (y) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (z) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Servicing Agent shall promptly advise the Lenders having Commitments of the applicable Class of each notice given pursuant to this Section 2.04 and of each such Lender's portion of the
                               ----
requested Borrowing.

     Section 2.05. Conversions and Continuations. Each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower shall have the right at any time upon prior irrevocable telephonic notice (which shall be confirmed promptly in writing or by telecopy) to the Servicing Agent by the time that a Borrowing Request would be required under Section 2.04 if the Borrower
                                                         ----
were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election, to convert such borrowing to a different Type of Borrowing, or in the case of a LIBOR Borrowing, to continue such Borrowing as a LIBOR Borrowing for an additional Interest Period, subject in each case to the following:

     (a) if fewer than all the Loans comprising any Borrowing are to be converted or continued, such conversion or continuation shall be made pro rata among the Lenders in accordance with the respective Loans of such Lenders that are part of such Borrowing immediately prior to such conversion or continuation;

     (b) in the case of a conversion or continuation of fewer than all the Loans comprising any Borrowing, the aggregate principal amount of Loans converted or continued shall be an amount that would be a permitted Borrowing amount for Loans of the same Type under the fourth sentence of Section 2.02(a);
                                                            -------

     (c) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation;

     (d) if any LIBOR Loan is converted at a time other than the end of an Interest Period applicable thereto, the Borrower shall pay any increased costs associated therewith pursuant to Section 2.17;
                                         ----

     (e) the duration of any Interest Period shall comply with the limitations specified in the definition of Interest Period, and any portion of a LIBOR Loan for which the shortest available Interest Period would extend beyond such date shall be automatically converted at the end of the Interest Period at the time in effect into an ABR Loan; and

     (f) the Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, LIBOR Loans if a Default shall exist when the Borrower delivers notice of such election to the Servicing Agent.

     The Interest Period applicable to any LIBOR Loan resulting from a conversion of a Loan shall be specified by the Borrower in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given timely notice to continue any LIBOR Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid pursuant to the terms hereof) shall, subject to clauses (c), (e) and (f) above, automatically be continued into a new Interest Period of one month's duration. The Servicing Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section and of each such Lender's portion of the continuation or conversion hereunder. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

     Section 2.06. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $35,000,000 or (ii) the Total Revolving Outstandings exceeding the Total Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans; provided that the Swingline Lender may terminate or suspend the Swingline Facility at any time in its sole discretion upon notice to the Borrower.

     (b) Unless the Swingline Lender has notified the Borrower that the Swingline Facility has been terminated or suspended as provided in Section 2.06(a), the Borrower may request a Swingline Loan, by notifying the Swingline
-------
Lender of such request by telephone (confirmed by telecopy if requested by the Swingline Lender), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Interest Period to be applicable thereto. If so requested by the Borrower, the Swingline Lender will quote an interest rate that, if accepted by the Borrower, will be applicable to the requested Swingline Loan, and the Borrower will promptly notify the Swingline Lender in the event it accepts such rate. The Swingline Lender will promptly advise the Servicing Agent of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(f), by remittance to the Fronting Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the Servicing Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Servicing Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender's Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Servicing Agent, for the account of the Swingline Lender, such Revolving Lender's Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender
                    ----
(and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of
             ----
the Revolving Lenders), and the Servicing Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Servicing Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Servicing Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Servicing Agent; any such amounts received by the Servicing Agent shall be promptly remitted by the Servicing Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. Any payment by a Revolving Lender pursuant to this paragraph to purchase a participation in a Swingline Loan shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

     Section 2.07. Letters of Credit. (a) Existing Letters of Credit. On the Effective Date, without further action by any party hereto, each Fronting Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired from such Fronting Bank, a participation in each Existing Letter of Credit equal to such Revolving Lender's Revolving Percentage of (i) the aggregate amount available to be drawn under such Existing Letter of Credit and
(ii) the aggregate amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations granted in Additional Letters of Credit under
Section 2.07(e). With respect to each Existing Letter of Credit (i) if the
        -------
relevant Fronting Bank has heretofore sold a participation therein to a Lender, such Lender and Fronting Bank agree that such participation shall be automatically canceled on the Effective Date and (ii) if the relevant Fronting Bank has heretofore sold a participation therein to any bank or financial institution that is not a Lender, such participation shall be cancelled upon the Administrative Agents receiving the written consent of such bank or financial institution to the effectiveness of this Amended Agreement as contemplated by
Section 4.02(l).
        -------

     (b) Additional Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Additional Letters of Credit for its account, in a form reasonably acceptable to the Servicing Agent and the relevant Fronting Bank, at any time and from time to time during the period beginning on the Effective Date and ending on the fifth Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the letter of credit application submitted by the Borrower to, or entered into by the Borrower with, the relevant Fronting Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of an Additional Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Fronting Bank) to the relevant Fronting Bank and the Servicing Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of an Additional Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Additional Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Fronting Bank, the Borrower also shall submit a letter of credit application in the form of Exhibit D hereto in connection with any request for an Additional Letter of Credit. An Additional Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $150,000,000 and (ii) the Total Revolving Outstandings shall not exceed the Total Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the relevant Fronting Bank agrees to issue such Additional Letters of Credit (or amend, renew or extend an outstanding Letter of Credit, as the case may be).

     (d) Expiration Date. Each Additional Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Additional Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

     (e) Participations. By the issuance of an Additional Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Fronting Bank or the Revolving

Lenders, the relevant Fronting Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Fronting Bank, a participation in such Letter of Credit equal to such Revolving Lender's Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Servicing Agent, for the account of the relevant Fronting Bank, such Lender's Revolving Percentage of each LC Disbursement made by such Fronting Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that such participations by a Revolving Lender shall not be construed as a waiver of any claims such Lender may have against the relevant Fronting Bank for gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction).

     (f) Reimbursement. If any Fronting Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Servicing Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to the Borrowing set forth herein, request in accordance with Section 2.04 or 2.06 that such payment be financed with an ABR
                        ----    ----
Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Servicing Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Servicing Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to
                                                        ----
Loans made by such Lender (and Section 2.02 shall
                                       ----
apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Servicing Agent shall promptly pay to the relevant Fronting Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Servicing Agent of any payment from the Borrower pursuant to this paragraph, the Servicing Agent shall distribute such payment to the relevant Fronting Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Fronting Bank, then to such Revolving Lenders and such Fronting Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse a Fronting Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agents, the Revolving Lenders nor any Fronting Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Fronting Bank; provided that the foregoing shall not be construed to excuse the relevant Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Fronting Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Fronting Bank (as finally determined by a court of competent jurisdiction), such Fronting Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Fronting Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (h) Disbursement Procedures. Each Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Fronting Bank shall promptly notify the Servicing Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Fronting Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Fronting Bank and the Lenders with respect to any such LC Disbursement.

     (i) Interim Interest. If any Fronting Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(f) of this Section, then Section 2.11 shall apply. Interest accrued pursuant to
                                  ----
this paragraph shall be for the account of the relevant Fronting Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Fronting Bank shall be for the account of such Lender to the extent of such payment.

     (j) Replacement of Fronting Bank. Any Fronting Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agents, the replaced Fronting Bank and the successor Fronting Bank. The Servicing Agent shall notify the Revolving Lenders of any such replacement of any Fronting Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Fronting Bank pursuant to Section 2.08(b). From and after the effective date of any such replacement,
           -------
(i) the successor Fronting Bank shall have all the rights and obligations of the Fronting Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the replacement of a Fronting Bank hereunder, the replaced

Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (k) Cash Collateralization. If any Event of Default shall occur and be continuing and the maturity of the Revolving Loans shall be accelerated or the Revolving Commitments terminated as provided in Article VII, on the Business Day that the Borrower receives notice from the Administrative Agents or Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Servicing Agent, in the name of the Servicing Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Sections 7.01(e) or 7.01(f). Such deposit shall be held by the Servicing Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Servicing Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall, pending their application as provided below, be invested by the Servicing Agent, at the Borrower's risk and expense, in repurchase obligations with respect to United States of America Treasury securities or other high-quality overnight or short-term investments (which may include certificates of deposit of the Servicing Agent), and any interest earned through the investment of such deposits shall be for the Borrower's account and shall be added to the deposits held by the Servicing Agent under this Section and applied as provided herein. Moneys in such account shall be applied by the Servicing Agent to reimburse the relevant Fronting Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount, together with any interest earned thereon (to the extent not applied as aforesaid), shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     Section 2.08. Fees. (a) The Borrower agrees to pay to each Revolving Lender, through the Servicing Agent, on each March 31, June 30, September 30 and December 31, commencing September 30, 2001, and on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein, a facility fee (the "Facility Fee") equal to the percentage rate per annum set forth in the Pricing Schedule as the Facility Fee which is applicable at such time on the amount of the Revolving Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Effective Date or ending on the Revolving Maturity Date or any date on which the Revolving Commitment of such Revolving Lender shall be terminated). The Facility Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days (including the first day but excluding the last day). The Facility Fee due to each Revolving Lender shall commence to accrue on the Effective Date and shall cease to accrue on the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Revolving Lender as provided herein.

     (b) The Borrower agrees to pay (i) to the Servicing Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin as shall be used in determining the interest rate applicable to LIBOR Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Fronting Bank, as applicable, a fronting fee, which shall accrue at a rate per annum mutually agreed between the Borrower and such Fronting Bank from time to time on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure. Participation fees and fronting fees shall be payable on each March 31, June 30, September 30 and December 31, commencing September 30, 2001; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to each of the Administrative Agents, for their respective accounts, agent and administrative fees (the "Administrative Fees") at the times and in the amounts heretofore agreed between them.

     (d) The Borrower agrees to pay on the Effective Date to the Administrative Agents, for their own accounts and for the accounts of the Arrangers, the other Agents and the Lenders, fees in the amounts heretofore mutually agreed (the "Effective Date Fees").

     (e) All Fees shall be paid on the dates due, in immediately available funds, to the Servicing Agent (or to the relevant Fronting Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Lenders. The Administrative Fees of BofA and Chase shall be paid on the dates due, in immediately available funds, to BofA and Chase directly. Once paid, none of the Fees shall be refundable under any circumstances.

     Section 2.09. Maturity of Loans; Mandatory Prepayments. (a) Maturities. The Borrower hereby agrees that (i) the outstanding principal balance of each Term Loan shall be payable on the Term Loan Maturity Date, (ii) the outstanding principal balance of each Revolving Loan shall be payable on the Revolving Maturity Date, (iii) the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto and
(iv) the outstanding principal balance of each Swingline Loan shall be payable to the Swingline Lender on the last day of the Interest Period applicable to such Swingline Loan; provided that on each date that a Revolving Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

     (b) Scheduled Amortization. In addition, on each Amortization Date prior to the Term Loan Maturity Date, the Borrower shall repay, and there shall become due and payable, an aggregate principal amount of the Term Loans equal to 0.25% of the aggregate principal amount of the Term Loans made on the Effective Date (as such amount may be reduced pursuant to Sections 2.09(d) or 2.14).
                                                    -------    ----

     (c) Mandatory Prepayments. Subject to subsection (e) of this Section, upon the receipt by the Borrower or any of its Subsidiaries (other than a Joint Venture Subsidiary) of Net Cash Proceeds in respect of any Prepayment Event, the Borrower shall prepay the Term Loans in an amount equal to such Net Cash Proceeds. Each such prepayment shall be required to be made on the last day of the reinvestment period for the relevant Prepayment Event as set forth in the definition of "Net Cash Proceeds" or, if earlier, the date on which the Borrower decides to prepay the Term Loans with the Net Cash Proceeds of such Prepayment Event; provided that if the Net Cash Proceeds in respect of any Prepayment Event are less than $25,000,000, no such prepayment shall be required until the amount of such Net Cash Proceeds, together with the amount of all other Net Cash Proceeds in respect of which no prepayment under this subsection (c) shall have theretofore been made, are equal to at least $25,000,000. Pending the final application of Major Casualty Proceeds or any cash proceeds in respect of an Asset Sale, a Debt Incurrence or an Equity Issuance in accordance with the terms of this Agreement, the Borrower may temporarily repay Revolving Loans or otherwise invest such amounts in any manner that is not prohibited by this Agreement.

     (d)  Application of Prepayments.

          (i) Each payment of principal of the Term Loans shall be applied ratably to the respective Term Loans of all Term Lenders, subject to subsection (e) of this Section.

          (ii) The amount of any prepayments of Term Loans pursuant to subsection (c) of this Section and any optional prepayments of the Term Loans pursuant to Section 2.14 shall be applied to reduce pro rata the
                               ----
     amount of the subsequent amortization of the Term Loans required pursuant to subsection (b) of this Section.

          (iii) Each payment of principal of the Term Loans shall be made together with interest accrued and unpaid on the amount repaid to the date of payment.

          (iv) Each payment of the Term Loans shall be applied to such Term Borrowings as the Borrower may designate (or, failing such designation, as determined by the Servicing Agent).

     (d) Option of Term Lenders Not to Accept Mandatory Prepayments. (i) At least five Business Days prior to any date (an "Unscheduled Prepayment Date") on which any prepayment of the Term Loans (a "Term Loan Unscheduled Prepayment") would, but for the provisions of this subsection (e), otherwise be required pursuant to subsection (c) of this Section, the Borrower shall deliver a notice (a "Borrower Term Loan Prepayment Notice") to the Servicing Agent. Such notice shall (x) state that the Borrower intends to make a Term Loan Unscheduled Prepayment, (y) state the amount thereof and (z) contain an offer to prepay on a specified date (each such date, a "Deferred Term Loan Unscheduled Prepayment Date"), which shall be the tenth Business Day after the date of such Borrower Term Loan Prepayment Notice, the Term Loans of each Term Lender by an aggregate principal amount equal to its ratable share of such Term Loan Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Term Loans as a proportion of the aggregate outstanding principal amount of all Term Loans). Each Borrower Term Loan Prepayment Notice shall be given by telecopy, confirmed hand delivery or overnight courier service, in each case addressed to the Servicing Agent as provided in Section 9.01. Promptly
                                                             ----
after it receives any Borrower Term Loan Prepayment Notice, the Servicing Agent shall deliver a notice complying with clause (ii) (a "Term Loan Prepayment Notice") to each Term Lender. Such Term Loan Unscheduled Prepayment shall not occur on such Unscheduled Prepayment Date but shall instead be deferred as hereinafter provided in this subsection (e).

     (ii) Each Term Loan Prepayment Notice shall be in writing, shall refer to this Section and shall (w) notify the relevant Term Lender of the contents and the date of the Borrower Term Loan Prepayment Notice, (x) set forth the amount of the Term Loan Unscheduled Prepayment and the prepayment that the applicable

Term Lender will be entitled to receive if it accepts prepayment of its Term Loans in accordance with this subsection, (y) request such Term Lender to notify the Servicing Agent in writing, no later than the third Business Day prior to the Deferred Term Loan Unscheduled Prepayment Date, of such Term Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Term Lender that the failure by such Term Lender to reject such offer in writing on or before the third Business Day prior to such Deferred Term Loan Unscheduled Prepayment Date shall be deemed an acceptance of such prepayment offer.

     (iii) Subject to subsection (f) of this Section, on each Deferred Term Loan Unscheduled Prepayment Date, the Borrower shall pay to the Servicing Agent for application to the prepayment of the outstanding Term Loans of each of the Term Lenders that shall have accepted (or been deemed to have accepted) prepayment (each, an "Accepting Term Lender"), an amount equal to the aggregate ratable shares (determined as specified in paragraph (i) above) of the Accepting Term Lenders of the amount that would have been payable by the Borrower pursuant to subsection (c) of this Section on the related Unscheduled Prepayment Date but for the provisions of this subsection (e).

     (f) Deferred Payment. If subsection (c) or (e) of this Section would otherwise require prepayment of LIBOR Loans or portions thereof prior to the last day of the then current Interest Period therefor, each such prepayment may, if the Borrower so elects and unless the Servicing Agent otherwise notifies the Borrower upon the instructions of the Required Lenders, be deferred to such last day of the related Interest Period. The Borrower shall use reasonable efforts to minimize any deferrals of payments pursuant to this subsection.

     (g) Remaining Net Cash Proceeds. To the extent that the aggregate amount required to be paid to the Accepting Term Lenders with respect to any Prepayment Event is less than the Net Cash Proceeds of such Prepayment Event, the Borrower or relevant Subsidiary may, subject to the other terms of this Agreement, use any such remaining Net Cash Proceeds for any purpose not prohibited by this Agreement.

     Section 2.10. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time and any Deferred Amounts payable to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b)    The Servicing Agent shall maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Class and Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Servicing Agent hereunder for the account of the Lenders and each Lender's share thereof and (iv) the amount of any Deferred Amount and interest thereon payable from the Borrower to each Lender hereunder.

     (c) The entries made in the accounts maintained pursuant to paragraphs (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Servicing Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (d) Notwithstanding any other provision of this Agreement, in the event any Lender shall request a Note evidencing the Loans made by it hereunder, the Borrower shall deliver such a Note or Notes payable to such Lender and its registered assigns, and the interests represented by such Note or Notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.07) be represented by one or more Notes payable to the
                    ----
payee named therein or its registered assigns.

     Section 2.11. Interest on Loans. (a) Subject to the provisions of Section 2.12, each ABR Loan (including any Swingline Loan that is not bearing interest
----
at a rate quoted by the Swingline Lender in accordance with paragraph (d) below) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to sum of the Alternate Base Rate plus the Applicable Margin. Interest on each ABR Loan shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Servicing Agent, and such determination shall be conclusive absent manifest error.

     (b)  Subject to the provisions of Section 2.12, (i) each LIBOR Loan (other
                                               ----
than a LIBOR Competitive Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin, and (ii) each LIBOR Competitive Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Competitive Loan plus (or minus, as applicable) the Margin offered by the Lender making such Competitive Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each LIBOR Loan shall be payable on each applicable Interest Payment Date (and, in the case of Revolving Loans, upon termination of the Commitments). The LIBO Rate for each Interest Period shall be determined by the Servicing Agent, and such determination shall be conclusive absent manifest error. The Servicing Agent shall promptly advise the Borrower and each applicable Lender of such determination.

         (c) Subject to the provisions of Section 2.12, each Fixed Rate Loan
                                                  ----
shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Fixed Rate Loan shall be payable on
                    ----
the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

         (d) Subject to the provisions of Section 2.12, each Swingline Loan
                                                  ----
shall bear interest at (i) the rate per annum applicable to ABR Revolving Loans as provided in paragraph (a) above or (ii) any other rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall be quoted by the Swingline Lender on the date such Loan is made and accepted by the Borrower as provided in Section 2.06; provided, that commencing
                                                ----
on any date on which the Swingline Lender requires the Lenders to acquire participations in a Swingline Loan pursuant to Section 2.06(c), such Loan shall
                                                       -------
bear interest at the rate per annum applicable to ABR Revolving Loans as provided in paragraph (a) above.

         (e) Interest on each Loan shall accrue from and including the date on which such Loan is made and to but excluding the date such Loan is repaid.

         Section 2.12. Interest on Overdue Amounts; Alternative Rate of Interest. (a) If the Borrower shall default in the payment of interest on any Loan or any Fees or other amount (other than principal) becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount (other than principal) up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.11(a)) equal to the Alternate Base Rate plus the Applicable Margin for ABR
-------
Revolving Loans plus (without duplication of the 2.00% increment contemplated by the proviso to the definition of Applicable Margin) 2.00% per annum.
    -------

         (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Borrowing the Servicing Agent shall have determined that deposits in the requested principal amounts of the LIBOR Loans are not generally available in the London interbank market to the Lenders (or, in the case of a LIBOR Competitive Loan, the Lender that is required to make such Loan) or that reasonable means do not exist for ascertaining the LIBO Rate or that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to the Lenders (or, in the case of a LIBOR Competitive Loan, the Lender that is required to make such

Loan) of making such LIBOR Loan, during such Interest Period, the Servicing Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and any request by the Borrower for a LIBOR Borrowing shall, until the circumstances giving rise to such notice no longer exist, (i) if such notice relates to a Revolving Borrowing, be deemed a request for an ABR Borrowing; provided, however, that the Borrower may withdraw any such request prior to the making of any such ABR Borrowing, (ii) if such notice relates to the conversion of any outstanding Borrowing to, or continuation of any outstanding Borrowing as, a LIBOR Borrowing, be deemed ineffective, as applicable, or (iii) if such notice relates to a LIBOR Competitive Borrowing, be deemed ineffective; provided that if the circumstances giving rise to such notice do not affect all the Revolving Lenders, then requests by the Borrower for LIBOR Competitive Borrowings may be made to Revolving Lenders that are not affected thereby. Each determination by the Servicing Agent hereunder shall be conclusive absent manifest error.

         Section 2.13. Termination and Reduction of Commitments and Swingline Facility. (a) Unless previously terminated, the Revolving Commitments and the Swingline Facility shall be automatically and permanently terminated on the Revolving Maturity Date. The Term Commitments shall be automatically and permanently terminated on the Effective Date immediately after the Term Loans are made. The Commitments are also subject to termination as set forth in
Section 4.02.

         (b) If at any time or from time to time after the Effective Date the Borrower shall consummate a Securitization Transaction, then, unless at the time of such consummation Investment Grade Status exists, the Total Revolving Commitment shall be automatically and permanently reduced by an amount equal to 50% of the excess (if any) of (i) the aggregate amount of financing committed to the Borrower and its Subsidiaries pursuant to such Securitization Transaction, assuming satisfaction of conditions to utilization specified therein, over (ii) the aggregate amount of financing committed pursuant to any other Securitization Transaction which is replaced by such new Securitization Transaction and which has previously resulted in a reduction of the Total Revolving Commitment pursuant to this subsection (b).

         (c) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Servicing Agent (a copy of which the Servicing Agent shall promptly provide to each Lender), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Commitment; provided, however, that (i) each partial reduction of the Total Revolving Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $25,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Revolving Commitment to an amount less than the Total Revolving Outstandings or

(B) which would reduce any Lender's Revolving Commitment to an amount that is less than such Lender's Revolving Committed Outstandings.

         (d) Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The Borrower shall pay to the Servicing Agent for the account of the Revolving Lenders, on the date of each termination or reduction of the Total Revolving Commitment, the Facility Fee on the amount of the Total Revolving Commitment so terminated or reduced accrued through the date of such termination or reduction.

         Section 2.14. Optional Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telephonic notice (which shall be confirmed promptly in writing or by telecopy) to the Servicing Agent (which shall promptly provide a copy to each Lender): (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of LIBOR Loans, (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans and (iii) before 12:00 noon, New York City time, on the date of prepayment, in the case of Swingline Loans; provided, however, that each such partial prepayment of principal shall be in a minimum principal amount of $1,000,000 and an integral multiple of $1,000,000. The Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

         (b) On the date of any termination or reduction of the Total Revolving Commitment pursuant to Section 2.13, the Borrower shall pay or prepay so much of
                               ----
the Revolving Borrowings as shall be necessary in order that the Total Revolving Outstandings will not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

         (c) Except to the extent otherwise specified by the Borrower when making a prepayment, all prepayments under this Section 2.14 of Loans of any
                                                        ----
Class shall be applied to outstanding ABR Loans of such Class up to the full amount thereof and then shall be applied to outstanding LIBOR Loans of such Class up to the full amount thereof.

         (d) Any optional prepayment of the Term Loans pursuant to this Section prior to the second anniversary of the Effective Date shall be made together with a premium of (i) 2.00% of the aggregate principal amount of Term Loans to be prepaid, if such prepayment is prior to the first anniversary of the Effective Date or (ii) 1.00% of the aggregate amount of Term Loans to be prepaid, if such prepayment is on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date.

         (e) Notwithstanding the foregoing, if the Borrower includes in its notice to the Servicing Agent pursuant to Section 2.14(a) of its election to
                                                  -------
prepay any

Borrowing that the Lenders may reject the prepayment so proposed by the Borrower, then the provisions of Section 2.09(d) and 2.09(e) shall apply to any
                                         -------     -------
such offered prepayment, mutatis mutandis, as though the offered prepayment were a mandatory prepayment of the Term Loans pursuant to Section 2.09(c); provided
                                                             -------
however, to the extent any Lender accepts a prepayment offered pursuant to this subsection (e), such prepayment shall be made together with any applicable premium specified in subsection (d).

         (f) All prepayments under this Section shall be subject to subsection
(d) of this Section and Section 2.17 but otherwise without premium or penalty.
                                ----
All prepayments other than prepayments of ABR Revolving Loans shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

         Section 2.15. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein (but subject to paragraph (d) below and Section 2.21), if after the date of this Agreement any change in applicable
            ----
law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Fronting Bank, as applicable, of the principal of or interest on any LIBOR Loan or Fixed Rate Loan made by such Lender or any Letter of Credit or participation therein or any fees or other amounts payable hereunder (other than changes in respect of Taxes referred to in clause (a) or (b) of the definition of "Excluded Taxes") or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or Fronting Bank or shall impose on such Lender, such Fronting Bank or the London interbank market any other condition affecting this Agreement or LIBOR Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Loan or to increase the cost to such Lender or such Fronting Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Fronting Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender or such Fronting Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Fronting Bank for such additional costs incurred or reduction suffered.

         (b) Subject to Section 2.21, if any Lender or any Fronting Bank shall
                                ----
have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Fronting Bank (or any lending office of such Lender or Fronting Bank) or any Lender's or any Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or promulgated after the date hereof by any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such Fronting Bank's capital or on the capital of such Lender's or such Fronting Bank's holding company, if any, as a consequence of its obligations under this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Fronting Bank, pursuant hereto to a level below that which such Lender or such Fronting Bank or such Lender's or such Fronting Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Fronting Bank's guidelines with respect to capital adequacy) by an amount deemed by such Lender or such Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or such Fronting Bank such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender's or such Fronting Bank's holding company for any such reduction suffered.

         (c) A certificate of each Lender or any Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Fronting Bank (or its participating banks or other entities pursuant to Section 9.07) as specified in paragraph (a) or (b) above, as the case may be, shall be
----
delivered to the Borrower and shall be conclusive absent manifest error. Except as provided in paragraph (d) below, the Borrower shall pay each Lender or Fronting Bank the amount shown as due on any such certificate delivered by such Lender or Fronting Bank within 30 days after receipt of the same. Each Lender or Fronting Bank shall submit such a certificate no more often than monthly; provided, however, that certificates with respect to amounts due with respect to identifiable Loans may be submitted at the ends of such Loans' Interest Periods.

         (d) Failure on the part of any Lender or Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or Fronting Bank's rights with respect to any period to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such period or any other period; provided, however, that neither any Lender nor any Fronting Bank shall be entitled to compensation under this Section 2.15 for any costs incurred
                                                     ----
or reductions suffered more than 90 days prior to the date on which it shall have requested compensation therefor; provided further, that if the change in law or regulation or in the interpretation or administration thereof that shall give rise to any such costs or reductions shall be retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding any other provision of this Section 2.15, neither any Lender nor any Fronting Bank shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender or such Fronting Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. If any Lender or any Fronting Bank shall receive as a refund any moneys from any source that it has listed on the certificate provided pursuant to (c) above as an increased cost, to the extent that the Borrower has previously paid such increased cost to such Lender or such Fronting Bank, such Lender or Fronting Bank shall promptly forward such refund to the Borrower without interest.

         (e) Notwithstanding the foregoing provisions of this Section, no Lender shall demand compensation pursuant to this Section in respect of any Competitive Loan for any increased cost or reduction referred to above if the circumstance that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

         Section 2.16. Change in Legality. (a) Notwithstanding anything to the contrary herein contained (but subject to Section 2.21), if after the date of
                                                  ----
this Agreement any change in any law or regulation or in the interpretation thereof or any new law, regulation or interpretation by any Governmental Authority charged with the administration or interpretation thereof or any judgment, order or directive of any competent court, tribunal or authority shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan (collectively, an "Illegality"), then, by written notice to the Borrower and to the Servicing Agent, such Lender, so long as such Illegality continues to exist:

               (i) may declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a LIBOR Borrowing (x) shall, as to such Lender only, be deemed a request for an ABR Borrowing or (y) at the option of the Borrower, shall be withdrawn as to the Lender prior to the time for making the Borrowing; and

               (ii) shall promptly enter into negotiations with the Borrower and negotiate in good faith to agree to a solution to such Illegality; provided, however, that if such an agreement has not been reached by the date at which such change in law is given effect with respect to the outstanding LIBOR Loans of such Lender, the Borrower shall immediately prepay the affected Loans.

         (b) For purposes of this Section 2.16, a notice by a Lender shall be
                                          ----
effective as to each Loan, if lawful, on the last day of the then current Interest Period with respect thereto; provided, however, that such notice shall be effective on the date of receipt if there are no outstanding LIBOR Loans; provided further, that if it is not lawful for such Lender to maintain any Loan in its current form until the end of the Interest Period applicable thereto, then the notice shall be effective upon receipt.

         (c) Each Lender that has delivered a notice of Illegality pursuant to paragraph (a) above agrees that it will notify the Borrower as soon as practicable if the conditions giving rise to the Illegality cease to exist.

         Section 2.17. Indemnity. The Borrower agrees to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any payment, prepayment or conversion of a LIBOR Loan or Fixed Rate Loan made to it required by any provision of this Agreement or otherwise made, or any transfer of any such Loan pursuant to Section 2.21(b), on
                                                                     -------
a date other than the last day of the applicable Interest Period, (b) any default in payment or prepayment of the principal amount of any Loan made to it or any part thereof or interest accrued thereon, as and when due and payable (whether at scheduled maturity, by notice of prepayment, acceleration or otherwise), (c) the occurrence of any Event of Default, including any loss sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan or Fixed Rate Loan, (d) any failure by the Borrower to fulfill on the date of any Borrowing by it hereunder the applicable conditions set forth in Article IV, (e) any failure of the Borrower to borrow or to convert
                     --
or continue any Loan made to it hereunder after irrevocable notice of such Borrowing, conversion or continuation has been given pursuant to Section 2.03,
                                                                         ----
2.04 or 2.05 or (f) any failure of the Borrower to borrow any Competitive Loan
----    ----
after accepting the Competitive Bid to make such Loan. Such loss or expense shall be the difference as reasonably determined by such Lender between (x) an amount equal to the principal amount of such LIBOR Loan or Fixed Rate Loan being paid, prepaid, converted or transferred or not borrowed, converted or continued multiplied by a percentage per annum (computed on the basis of a 360-day year and actual days remaining for the balance of the Interest Period applicable, or which would have been applicable, to such LIBOR Loan or Fixed Rate Loan being paid, prepaid, converted, transferred or not borrowed, converted or continued) equal to the greater of (i) the LIBO Rate applicable to such LIBOR Loan being paid, prepaid, converted or transferred or not borrowed, converted or continued or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto or (ii) such Lender's cost of obtaining the funds for such LIBOR Loan or such Fixed Rate Loan being paid, prepaid, converted, transferred or not borrowed, converted or continued, but in the case of LIBOR Loans, not in excess of the LIBO Rate applicable to such Loan plus 1/16th of 1% per annum, and (y) any lesser amount that would be realized by such Lender in reemploying the funds received in payment, prepayment, conversion or transfer or as a result of the failure to borrow, convert or continue during the period from the date of such payment, prepayment, conversion or transfer or failure to borrow, convert or continue to the end of the Interest Period applicable to such LIBOR Loan or Fixed Rate Loan at the interest rate that would apply to an interest period of approximately such duration. Any such Lender shall provide to the Borrower a statement explaining the amount of any such loss or expense, which statement shall, in the absence of manifest error, be conclusive.

         Section 2.18. Pro Rata Treatment. The Term Borrowing on the Effective Date shall be made from each Term Lender in the amount of its Term Commitment. Each Revolving Borrowing, each payment of the Facility Fee and each reduction of the Total Revolving Commitment shall be allocated among the Revolving Lenders in accordance with their respective Revolving Percentages. Except as required under
Section 2.16, each payment or prepayment of principal of any Borrowing and each
        ----
continuation or conversion of any Borrowing shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing. Each payment of interest on any Borrowing shall be allocated pro rata among the Lenders in accordance with the respective amounts of accrued and unpaid interest on their outstanding Loans comprising such Borrowing. Each payment of interest on any Swingline Borrowing or LC Disbursement shall be allocated in accordance with Sections 2.06 and 2.07,
                                                                  ----     ----
respectively.

         Section 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements or Swingline Loans as a result of which the unpaid principal portion of its Loans or participations in LC Disbursements or Swingline Loans shall be proportionately less than the unpaid principal portion of the Loans or participations in LC Disbursements or Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans or participations in LC Disbursements or Swingline Loans of such other Lender, so that the aggregate unpaid principal amount of such Loans or participations in LC Disbursements or Swingline Loans and participations in the foregoing held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans or participations in LC Disbursements or Swingline Loans then outstanding as the principal amount of its Loans or participations in LC Disbursements or Swingline Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or participations in LC Disbursements or Swingline Loans outstanding prior to such exercise of such banker's lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or adjustments shall be made pursuant to this Section 2.19 and the payment giving rise thereto shall
                         ----
thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant other than the Borrower or any Affiliate thereof. The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent it may effectively do so under applicable law, that any Lender holding a participation in a Loan made to it or participations in LC Disbursements or Swingline Loans deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         Section 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender (which term, as used in this Section, shall include any assignee or transferee of a Lender, including any participation holder, subject to Section 9.07 (any such person, a
                                                       ----
"Transferee")) or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify each Agent, each Lender and Fronting Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent, a Lender or a Fronting Bank, or by the Servicing Agent on its own behalf or on behalf of a Lender or Fronting Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Servicing Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Servicing Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Servicing Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         (f) If an Agent, a Lender or a Fronting Bank shall become aware that it is entitled to receive a refund in respect of Indemnified Taxes or Other Taxes for which it shall have received payment from the Borrower under this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 10 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If an Agent, any Lender or any Fronting Bank shall receive a refund in respect of any such Indemnified Taxes or Other Taxes, it shall promptly repay such refund (including any penalties or interest received with respect thereto) to the Borrower, net of all out-of-pocket expenses of such Agent, such Lender or Fronting Bank, provided that the Borrower, upon the request of such Agent, such Lender or Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Agent, such Lender or Fronting Bank in the event such Agent, such Lender or Fronting Bank shall be required to repay such refund.

         Section 2.21. Duty to Mitigate; Assignment of Commitments under Certain Circumstances. (a) If any Lender (or Transferee) claims any additional amounts payable pursuant to Section 2.15 or exercises its rights under Section 2.16 or
                            ----                                       ----
if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20,
                                                                         ----
then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document, including, without limitation, any such certificate or document reasonably requested by the Borrower, or to change the jurisdiction of its Applicable Lending Office or to take other actions (including the filing of certificates or documents) known to it to be available if the making of such a filing or change or the taking of such other action would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

         (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.15 or 2.16, or the Borrower shall be required
                                ----    ----
to make additional payments to any Lender under Section 2.20, the Borrower shall have the right, at its own expense (which shall include the processing and recordation fee referred to in Section 9.07(b)), upon notice to such Lender and the Servicing Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.07) all its interests, rights and obligations hereunder (other than any outstanding Competitive Loans held by it) to another financial institution approved by the Servicing Agent (and, if a Revolving Commitment is being assigned, each Fronting Bank and the Swingline Lender) (which approval shall not be unreasonably withheld) which shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to Section 2.15 or 2.20, if any).

         Section 2.22. Stop Issuance Notice. If the Required Lenders determine at any time that the conditions set forth in Section 4.01 would not be satisfied
                                                     ----
in respect of a Revolving Borrowing at such time, then the Required Lenders may request that the Servicing Agent issue a "Stop Issuance Notice", and the Servicing Agent shall issue such notice to the Swingline Lender and to each Fronting Bank. Such Stop Issuance Notice shall be withdrawn upon a determination by the Required Lenders that the circumstances giving rise thereto no longer exist. No Swingline Loan shall be made and no Letter of Credit shall be issued while a Stop Issuance Notice is in effect. The Required Lenders may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in Section 4.01 are
                                                                   ----
satisfied; provided that the Servicing Agent, the Swingline Lender and each Fronting Bank may and shall conclusively rely on any Stop Issuance Notice while it remains in effect.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Lenders that:

         Section 3.01. Organization. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority under its constitutive documents and applicable law to own its property and assets and to carry on its business as now conducted and is duly qualified and is in good standing and is authorized to do business in every jurisdiction where such qualification or authorization is required, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.02. Authorization. The Borrower and each other Loan Party has the power and authority under its constitutive documents and applicable law to execute, deliver and carry out the provisions of the Loan Documents, to grant Liens pursuant to the Collateral Documents and, in the case of the Borrower, to borrow hereunder, and all such actions have been duly and validly authorized by all necessary proceedings on its part under its constitutive documents and applicable law.

         Section 3.03. Absence of Conflicts. The execution, delivery and performance by it and each other Loan Party of the Loan Documents, any Borrowings by it hereunder, the grant of Liens pursuant to the Collateral Documents and the other transactions contemplated by the Loan Documents will not
(a) violate (i) any provision of the Limited Partnership Agreement or any other agreement governing its or any such Loan Party's organization and/or scope of power and authority or (ii) any applicable law, rule, regulation (including Regulation U or X) or order of any Governmental Authority binding upon it or any such Loan Party, (b) result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any indenture or any material agreement or other instrument to which it or any such Loan Party is a party, or by which it or any such Loan Party or any of its or any such Loan Party's properties or assets are bound, or (c) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon any of its or any such Loan Party's material property or assets.

         Section 3.04. Governmental Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with its or any other Loan Party's execution, delivery or performance of the Loan Documents, or any Borrowing hereunder, or in connection with the grant of Liens pursuant to the Collateral Documents or the other transactions contemplated by the Loan Documents, other than any which have been made or obtained or the failure to obtain, give, file or take which could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.05. Enforceability. Each Loan Document to which it is a party will constitute its, and each Loan Document to which any other Loan Party is a party will constitute such Loan Party's, legal, valid and binding obligation, enforceable in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application from time to time affecting the rights of creditors generally and by general principles of equity, including implied obligations of good faith and fair dealing.

         Section 3.06. Financial Statements. (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2000 and the related consolidated statements of income, of partners' capital and of cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, and set forth in the Borrower's 2000 annual report on Form 10-K filed with the SEC, a copy of which has been furnished to the Arrangers for distribution to the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2001 and the related unaudited consolidated statements of income and of cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 2001 on Form 10-Q filed with the SEC, a copy of which has been furnished to the Arrangers for distribution to the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

         (c) The projections contained in the Confidential Information Memorandum were prepared in good faith on the basis of the assumptions described in the Confidential Information Memorandum, which assumptions were believed by the Borrower in good faith to be reasonable in light of the then current and foreseeable business conditions of the Borrower and its Subsidiaries existing at the time of preparation thereof, and the Borrower has no knowledge of any event or circumstance that would cause it to change any such assumptions in any material respect as of the date hereof (other than any such event or circumstance described in the Form 8-K filed with or furnished to the SEC by the Borrower on August 15, 2001), it being understood by the Administrative Agents and the Lenders that actual results may vary from the projected results set forth therein.

         (d) Each financial statement delivered pursuant to Section 5.05(a) or
                                                                    -------
5.05(b) will, at the time it is delivered, present fairly, in all material
-------
respects, the financial position, results of operations or cash flows, as the case may be, of the Borrower as of the date or for the period to which it relates in accordance with GAAP, subject in the case of quarterly statements to year-end audit adjustments.

         Section 3.07. Material Adverse Effect. Since December 31, 2000, there has not occurred any development or event affecting, or any change in the business, assets, results of operations, financial condition or prospects of, the Borrower and its Subsidiaries, taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.08. Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries or the businesses, assets or rights of it or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         Section 3.09. Compliance with Laws and Agreements. (a) Neither it nor any of its Subsidiaries is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         (b) Neither it nor any of its Subsidiaries is in default under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         (c) No Default has occurred and is continuing.

         Section 3.10. Federal Reserve Regulations. (a) Neither it nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of the Loans has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of the Regulations of the Board, including, without limitation, Regulation U or X thereof. After giving effect to each Credit Event and the application of the proceeds thereof, not more than 25% of the value, determined in accordance with Regulation U, of the assets subject to Section 6.01 will consist of Margin
                                               ----
Stock.

         Section 3.11. Tax Returns. All Federal, state, local and foreign tax returns which to its knowledge are required to have been filed by or on behalf of the Borrower and its Subsidiaries with respect to the assets or operations of the Borrower and its Subsidiaries, have been filed, and all taxes shown to be due and payable on such returns or on any assessments received by the Borrower and its

Subsidiaries have been paid, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.12. Employee Benefit Plans. (a) It and its ERISA Affiliates are in compliance in all material respects with those provisions of ERISA and the regulations and published interpretations thereunder which are applicable to it, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect, and no unfunded liabilities exist under all of the Plans in the aggregate that could reasonably be expected to result in a Material Adverse Effect.

         (b) Neither it nor any ERISA Affiliate has incurred any Withdrawal Liability that materially and adversely affects the financial condition of it and its Subsidiaries taken as a whole or that materially and adversely impairs its ability to perform its obligations under this Agreement or any other Loan Document. Neither it nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or is likely to result in an increase in the contributions required to be made to such Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.

         Section 3.13. Accuracy of Information. No information, report, exhibit or schedule furnished by or on behalf of it to the Agents or any Lender in connection with the negotiation of any Loan Document or included therein when viewed together with (and, in the case of any inconsistencies, subject to) the Borrower's filings with the SEC (including without limitation (i) the Borrower's Annual Report on Form 10-K for the year ended December 31, 2000, (ii) the Borrower's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001,
(iii) the Borrower's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and (iv) the Borrower's Current Report on Form 8-K filed with or furnished to the SEC by the Borrower on August 15, 2001) contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty with respect to any projections referred to in Section 3.06(c) or with
                                                                -------
respect to any financial statements referred to in Sections 3.06(a) or 3.06(b)
                                                            -------    -------
shall be made pursuant to this Section 3.13.
                                       ----

         Section 3.14. Investment Company Act; Public Utility Holding Company Act. Neither it nor any of its Subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither it nor any of its Subsidiaries is subject to regulation as a "holding company" under the Public Utility Holding Company Act of 1935.

         Section 3.15. Environmental and Safety Matters. It and each of its Subsidiaries and the businesses conducted by them have complied in all respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings, regulations and agreements and governmental restrictions relating to the environment or to protection of the environment or to employee health and safety ("Environmental and Safety Laws") except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Neither it nor any of its Subsidiaries manages or handles any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated by Environmental and Safety Laws in violation of such Environmental and Safety Laws where such violation could reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect. To the best of its knowledge, neither it nor any of its Subsidiaries has any liabilities or contingent liabilities relating to environmental or employee health and safety matters which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         Section 3.16. Title to Properties. It and each Material Subsidiary has good and, in the case of real property, marketable title to, or valid leasehold interests in or other rights to use, all its material assets and properties, except for such assets and properties as are no longer being used or useful in the conduct of its businesses or have been disposed of in the ordinary course of business and except for defects in title and exceptions to leasehold interests that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. All such material assets and properties are free and clear of all mortgages, pledges, liens, charges, security interests and other encumbrances other than those permitted by Section 6.01.
                                                         ----

         Section 3.17. Collateral. The Collateral Documents create valid security interests or mortgage liens in the Collateral purported to be covered thereby, which security interests or mortgage liens are and will remain perfected security interests or mortgage liens prior to all other Liens other than Liens permitted by Section 6.01. Each of the representations and warranties
                                ----
made by each Loan Party in each Collateral Document to which it is a party is true and correct in all material respects as of each date made or deemed made.

         Section 3.18. Subsidiaries. Schedule 3.18 sets forth the name of, and
                                              ----
the ownership interest of the Borrower in, each Subsidiary of the Borrower as of the Effective Date. As of the Effective Date the Borrower has no Material Subsidiaries.

         Section 3.19. Insurance. Schedule 3.19 sets forth a description of all
                                           ----
insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance currently due have been paid.

         Section 3.20. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened.

         Section 3.21. Solvency. Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.


                                  ARTICLE IV
                             CONDITIONS OF LENDING

         Section 4.01. All Borrowings. On the date of each Credit Event, the obligations of the Lenders to make Loans and the obligation of the Fronting Banks to issue, amend, renew or extend any Letter of Credit hereunder shall be subject to the satisfaction of the following conditions:

         (a) The Servicing Agent or the relevant Fronting Bank shall have received a notice of such Credit Event as required by Section 2.03, Section 2.04
                                                              ----          ----
or Section 2.07, as applicable.
           ----

         (b) Except in the case of Borrowings that do not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

         (d) The Collateral Coverage Test is satisfied as of such date if required by reason of Section 6.06(d).
                              -------

Each Credit Event shall be deemed to constitute a representation and warranty on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) of this Section.

         Section 4.02. Effective Date. The obligations of the Lenders and the Fronting Banks to make the initial Loans and issue the initial Letters of Credit under this Amended Agreement shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 9.02):
             ----

         (a) The Administrative Agents shall have received a certificate dated the Effective Date and signed by a Principal Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and paragraphs (f) and (g) of this Section (with
                   ----
compliance with the conditions set forth in such paragraphs (b) and (c) being determined after giving effect to the transactions referred to in such paragraphs (f) and (g)).

         (b) The Administrative Agents shall have received for the benefit of each Lender a signed copy of the favorable written opinion, dated the Effective Date and addressed to the Lenders, of (i) Baker Botts L.L.P., counsel for the Borrower, substantially in the form set forth in Exhibit E-1, and (ii) Gerald A. O'Brien, Esq., General Counsel of the Borrower, substantially in the form set forth in Exhibit E-2, in each case reasonably satisfactory to Davis Polk & Wardwell, special counsel for the Agents.

         (c) The Administrative Agents shall have received such documents and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Loan Documents and the transactions contemplated thereby and any other legal matters relating to the foregoing, all in form and substance reasonably satisfactory to the Administrative Agents and their counsel.

         (d) The Administrative Agents shall have received counterparts of this Agreement which, when taken together, bear the signatures of all the parties hereto.

         (e) The Administrative Agents shall have received, for each Lender, a copy certified by a Principal Financial Officer of the Borrower of the Limited Partnership Agreement which shall be in full force and effect; provided that this condition shall be deemed satisfied to the extent that the Limited Partnership Agreement shall have been delivered prior to the Effective Date to the Administrative Agents in their capacity as administrative agents under the Original Credit Agreement.

         (f) The Borrower shall have issued not less than $400,000,000 aggregate principal amount of New Senior Notes.

         (g) The Existing Securitization Facility shall have been terminated, and all accounts receivable or interests therein and related assets subject to the Existing Securitization Facility shall have been reassigned to the Borrower.

         (h) The Collateral and Guarantee Requirement shall have been satisfied as of the Effective Date.

         (i) The Administrative Agents shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

         (j) All legal matters incidental to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and to Davis Polk & Wardwell, special counsel for the Agents.

         (k) The Borrower shall have prepaid all Loans outstanding under the Original Credit Agreement, together with accrued interest thereon and accrued Facility Fees thereunder.

         (l) The Administrative Agents shall have received written consent in form satisfactory to them to the effectiveness of this Amended Agreement from each party to the Original Credit Agreement which is not a party to this Amended Agreement whose consent is required pursuant to Section 10.02 of the Original Credit Agreement.

         (m) The Administrative Agents shall have received evidence satisfactory to them that each participation in an Existing Letter of Credit granted by the relevant Fronting Bank to a bank or financial institution that is not a Lender has been cancelled on or before the Effective Date as contemplated by Section 2.07(a).
-------

         Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Fronting Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on
                    ----
September 30, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         Section 4.03. Effect of Amendment and Restatement. On the Effective Date, (i) the Original Credit Agreement shall be automatically amended and restated in its entirety to read as set forth in this Amended Agreement, (ii) the Guarantee of MAI pursuant to the Original Credit Agreement shall terminate,
(iii) the Commitment of each Lender party to this Amended Agreement shall be as set forth in Schedule 2.01, (iv) the Commitment of each Lender under the
                      ----
Original Credit Agreement which is not a party to this Amended Agreement (a "Departing Lender") shall terminate and (v) each party to the Original Credit Agreement which is not a party to this Amended Agreement shall cease to be a party to this Agreement; provided that the provisions of Sections 10.05 and 10.06 of the Original Credit Agreement shall continue to inure to the benefit of each Departing Lender. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided that the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Credit Agreement. The Administrative Agents shall promptly notify the Borrower, each Lender and each Departing Lender of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all Fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that it will, and will cause each of its Material Subsidiaries to:

         Section 5.01. Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted by Section 6.06.
                                  ----

         Section 5.02. Businesses and Properties. Except as otherwise permitted by Section 6.06 or to the extent the failure to do so, individually or in the
           ----
aggregate, could not reasonably be expected to have a Material Adverse Effect, at all times (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; and (b) maintain, preserve and protect all property material to the conduct of such business.

         Section 5.03. Insurance. Maintain insurance consistent with the insurance maintained on the date hereof or otherwise consistent with general practices in effect from time to time in the Borrower's industry, in either case to the extent available to the Borrower and its Material Subsidiaries on commercially reasonable terms, and furnish to the Administrative Agents upon request information in reasonable detail as to the insurance so carried.

         Section 5.04. Taxes. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof, unless and to the extent that any such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and adequate reserves are being maintained on its books with respect thereto to the extent required by GAAP.

         Section 5.05. Financial Statements, Reports, Etc.. Furnish to each Administrative Agent and to the Servicing Agent with a copy for each of the
Lenders:

         (a)   Subject to the last paragraph of this Section 5.05, within 105
                                                             ----
days after the end of each fiscal year of the Borrower, financial statements (which shall include a balance sheet and income statement, as well as statements of partners' equity and cash flows) showing the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal year prepared on a consolidated basis. The financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this paragraph will be audited and reported on by independent public accountants of recognized standing.

         (b)   Subject to the last paragraph of this Section 5.05, within 60
                                                             ----
days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited financial statements (which shall include a balance sheet and income statement, as well as statements of partners' equity and cash flow) showing the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter prepared on a consolidated basis, in each case certified by a Principal Financial Officer of the Borrower as presenting fairly the financial position and results of operations of the Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP, subject to year-end adjustments.

         (c) Subject to the last paragraph of this Section 5.05, promptly after the same shall have been filed or furnished as described below, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrower or any Subsidiary with the SEC pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules promulgated thereunder.

         (d) Concurrently with (a) and (b) above, a certificate of a Principal Financial Officer of the Borrower,

               (i) certifying compliance, as of the dates of the financial statements being furnished at such time and for the periods then ended, with the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.14, and
                                                  ----  ----  ----     ----
         demonstrating compliance with the covenants set forth in Sections 6.04,
                                                                           ----
         6.05 and 6.15;
         ----     ----

               (ii) certifying that to the best knowledge of such Principal Financial Officer no Default has occurred and is continuing or, if a Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

               (iii) solely if the Borrower was required to satisfy the Collateral Coverage Test at the date of such financial statements by reason of Section 6.06(d), certifying compliance with the Collateral
                           -------
         Coverage Test at such date and setting forth in reasonable detail the calculation to determine such compliance;

               (iv) setting forth in reasonable detail (x) the amount of Major Casualty Proceeds or cash proceeds in respect of any other Prepayment Event received by the Borrower and its Subsidiaries prior to the date of such certificate and not applied as of such date to the repayment of the Term Loans to the extent required by Section 2.09, (y) the manner
                                                          ----
         in which the Borrower and its Subsidiaries propose to invest such Major Casualty Proceeds or other cash proceeds (or, if the Borrower and its Subsidiaries do not intend to so invest all or any portion of such amount, stating so and setting forth the portion of such amount not intended to be so invested) and (z) the current status and then expected completion date of all such proposed investments; and

               (v) solely in the case of (a) above, certifying that except as previously notified to the Collateral Agent pursuant to Section 5.11,
                                                                         ----
         there has been no change in any Loan Party's name, form of organization, jurisdiction of organization and organizational number or Federal Taxpayer Identification Number.

         (e) Concurrently with (a) above, a statement of the firm of independent public accountants which audited the Borrower's financial statements
(i) stating whether during the course of their examination of such financial statements they obtained knowledge of any Default existing on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to (d) above (which statement may be limited to the extent required by accounting rules or guidelines).

         (f) Within five Business Days of the date of receipt of cash proceeds in respect of any Debt Incurrence or Equity Issuance, or the receipt of cash proceeds in excess of $5,000,000 in respect of any Asset Sale or a series of related Asset Sales, or the receipt of Major Casualty Proceeds, a certificate of a Principal Financial Officer of the Borrower setting forth in reasonable detail the amount of such cash proceeds or Major Casualty Proceeds and whether the Borrower or any of its Subsidiaries intends to invest such cash proceeds or Major Casualty Proceeds as contemplated in the definition of "Net Cash Proceeds".

         (g) On the date of each consummation of an Asset Sale (other than a Securitization Transaction) involving Collateral with a fair market value in excess of $5,000,000, a certificate of a Principal Financial Officer of the Borrower certifying compliance with the Collateral Coverage Test at such date and setting forth in reasonable detail the calculation used to determine such compliance.

         (h)   No later than the times specified in Sections 5.11 and 5.12(a),
                                                             ----     -------
the notices required to be delivered pursuant to those sections.

         (i) Promptly, from time to time, such other information regarding this Agreement or the affairs, operations or condition (financial or otherwise) of the Borrower or any Subsidiary as the Servicing Agent may reasonably request at the request of any Lender and which is susceptible to being obtained, produced or generated by any of them or of which any of them has knowledge.

Information required to be delivered pursuant to Sections 5.05(a), 5.05(b) or
                                                          -------  -------
5.05(c) shall be deemed to have been delivered on the date on which the Borrower
-------
provides notice to each Administrative Agent and the Servicing Agent that such information has been posted on the Borrower's website on the Internet at www.equistarchem.com, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to
Section 5.05(d), (ii) the certification referred to in 5.05(b) shall be deemed
        -------                                        -------
made on the date on which the Borrower provides notice to each Administrative Agent and the Servicing Agent (as contemplated above) that the information referred to in such paragraph has been posted as described above and (iii) the Borrower shall deliver paper copies of the information referred to in Sections 5.05(a), 5.05(b) and 5.05(c) to each Administrative Agent and to the Servicing
-------  -------     -------
Agent for distribution to (x) any Lender to which the above referenced websites are for any reason not available if such Lender has so notified the Borrower and
(y) any Lender that has notified the Borrower that it desires paper copies of all such information.

         Section 5.06. Litigation and Other Notices. Give the Servicing Agent prompt written notice (which the Servicing Agent shall promptly deliver to the Lenders) after any Responsible Officer learns of the following:

               (i) the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans, or having the effect of invalidating any provision of this Agreement or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

               (ii) the filing or commencement of any action, suit or proceeding against the Borrower or any Subsidiary, whether at law or in equity or by or before any Governmental Authority or any arbitrator, as to which action, suit or proceeding there is a reasonable possibility of an adverse determination and which, if determined adversely to the Borrower or any Subsidiary, could reasonably be expected to result in a Material Adverse Effect;

               (iii) the occurrence of any development or event or any change in the business, assets, results of operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to result in a Material Adverse Effect; and

               (iv) the existence of any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

         Section 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agents (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any Subsidiary to the PBGC that could reasonably be expected to result in a Material Adverse Effect, a statement of a Principal Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the PBGC of an intent to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans and (iii) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice concerning (A) the imposition of any Withdrawal Liability in an amount that could reasonably be expected to result in a Material Adverse Effect or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, which, in each case, is expected to result in an increase in annual contributions of the Borrower or any Subsidiary to such Multiemployer Plan in an amount that could reasonably be expected to result in a Material Adverse Effect.

         Section 5.08. Access to Premises and Records. Keep and maintain proper books of record and account and a system of accounting established and administered in accordance with sound business practice and adequate to permit the preparation of the financial statements required to be delivered under
Section 5.05, and upon reasonable notice permit representatives of the Lenders
        ----
to have access to such books of record and account and the premises of the Borrower or any Subsidiary at reasonable times and to make such excerpts from such books of record and account as such representatives reasonably deem necessary in connection with their evaluation of the ability of the Borrower to repay the Loans.

         Section 5.09. Compliance with Laws. Comply with all applicable laws, rules and regulations, and all orders of any Governmental Authority applicable to it or any of its property, business, operations or transactions to the extent noncompliance could reasonably be expected to result in a Material Adverse Effect.

         Section 5.10. Environmental Compliance. Comply with all Environmental and Safety Laws, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect, and provide prompt written notice to the Servicing Agent following the receipt of any notice of any violation of any Environmental and Safety Laws from any Federal, state or local Governmental Authority or any other complaint or other written claim from any person with respect to any Environmental Liability, in each case, which could reasonably be expected to result in liability or expenses in excess of $20,000,000.

         Section 5.11. Information Regarding Collateral. Give the Collateral Agent at least 20 days' prior written notice of any proposal to change any Loan Party's (i) name, (ii) form of organization, (iii) jurisdiction of organization,
(iv) organizational number or (v) Federal Taxpayer Identification Number.

         Section 5.12. Further Assurances; Appraisal Reports. (a) If (i) any Material Subsidiary (other than a Foreign Subsidiary or a Joint Venture Subsidiary) is formed or acquired or any Subsidiary (other than a Foreign Subsidiary or a Joint Venture Subsidiary) becomes a Material Subsidiary, in each case, after the Effective Date or (ii) any Subsidiary (other than Equistar Funding) at any time Guarantees any Indebtedness of the Borrower and such Subsidiary does not at such time Guarantee the Obligations, within the time frame specified below, notify the Administrative Agents thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary or Subsidiary, as the case may be, and with respect to any Equity Interest in or Indebtedness of such Material Subsidiary or Subsidiary, as the case may be, owned by or on behalf of any Loan Party. If after the Effective Date the Borrower has any Joint Venture Subsidiary which is a Material Subsidiary, then within the time frame specified below, the Borrower will cause the Collateral and Guarantee Requirement to be satisfied with respect to either
(i) any Equity Interests held by the Borrower or any Subsidiary (other than a Foreign Subsidiary or a Joint Venture Subsidiary) in such Material Subsidiary or
(ii) if all such Equity Interests are held through JV Owner Subsidiaries, with respect to each such JV Owner Subsidiary. The actions required to be taken pursuant to this subsection shall be taken (x) if the requirement to take such action arises by reason of a transaction, as in the case of the formation or acquisition of a Material Subsidiary, or the Guarantee of Indebtedness of the Borrower by a Subsidiary, within three Business

Days of consummation of such transaction and (y) if the requirement to take such action arises because of changes in the relevant computations to determine whether a Subsidiary is a Material Subsidiary as reflected in the most recent consolidated financial statements of the Borrower made available to the Lenders hereunder, within 15 days after such financial statements are so made available.

         (b) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

         (c) (i) PP&E Value on any date shall be (A) until the first Appraisal Report is delivered to the Administrative Agents after the Effective Date pursuant to clause (ii) of this subsection (c), the amount set forth in Schedule 5.12, and (B) thereafter, the amount set forth on the Appraisal Report most
----
recently delivered to the Administrative Agents on or prior to such date (adjusted to give effect to the grant of any Liens after the date of such Appraisal Report pursuant to clause (iii) of this subsection and to any corresponding release of Liens pursuant to clause (iv) of this subsection).

             (ii) If on any date after the Effective Date, the Administrative Agents or the Required Lenders reasonably believe that 30% of PP&E Value is less than the Maximum Secured Amount, the Administrative Agents may (and, at the request of the Required Lenders, shall) notify the Borrower of such fact and may (and, at the request of the Required Lenders, shall) request in such notice that the Borrower deliver an Appraisal Report to the Administrative Agents within 45 days of the date of such notice. On or prior to 45 days of the date of such request, the Borrower shall deliver, or cause to be delivered, to the Administrative Agents an Appraisal Report.

             (iii) If on any date 30% of PP&E Value is less than the Maximum Secured Amount, the Administrative Agents or the Required Lenders shall notify the Borrower of such determination and, if requested by the Administrative Agents or the Required Lenders, the Borrower will cause, within 45 days of the date of such notice, a Plant of the Borrower or any other Loan Party mutually acceptable to the Borrower and the Administrative Agents, and not theretofore a Mortgaged Property, to be subjected to a Mortgage and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the

         Collateral Agent to grant and perfect the Lien created by such Mortgage, including all actions described in paragraph (b) of this Section such that, after giving effect to the grant of such Liens and the release contemplated by paragraph (iv) below, 30% of PP&E Value will not be less than the Maximum Secured Amount.

              (iv) Upon the inclusion of a Plant in the Mortgaged Properties pursuant to paragraph (iii) above, the Borrower shall be entitled to a release of the Mortgage covering the less valuable of the two Plants theretofore included in the Mortgaged Properties, it being understood that the Mortgaged Properties shall not include more than two Plants on an ongoing basis.

         (d) (i) It is the intention of the parties that the Liens granted pursuant to the Collateral Documents shall not contravene the limitations on Liens set forth in the Indentures, and insofar as such Liens are on Restricted Property (as defined in any of the Indentures) such Liens on Restricted Property will secure an amount of the Obligations equal to the Maximum Secured Amount. For this purpose, "Maximum Secured Amount" shall mean, with respect to any Restricted Property, as defined in any of the Indentures, the maximum amount of the Obligations that may be secured by a Lien on such Restricted Property without contravention of the Lien restrictions contained in any Indenture under which Indebtedness of the Borrower outstanding on the Effective Date remains outstanding. The Maximum Secured Amount shall, to the extent permitted by the Indentures, be determined as of the date which results in the greatest amount. In determining the Maximum Secured Amount, no effect will be given to any Lien incurred by the Borrower or any Subsidiary subsequent to the Effective Date other than a Lien created by the Collateral Documents.

              (ii) The Borrower represents and warrants that, as of the Effective Date, the Maximum Secured Amount shall be an amount not less than $455,000,000. Unless and until the contrary is established to their satisfaction, the Lenders and the Agents may assume for purposes of the Loan Documents that the Maximum Secured Amount is $455,000,000, and shall incur no liability for any action or inaction taken in reliance on such assumption. The Lenders and the Agents may in any case rely upon the advice of counsel as to the Maximum Secured Amount, and shall incur no liability for any action or inaction taken in reliance on such advice.

              (iii) In the event of any inconsistency between the provisions of any Collateral Document and the provisions of this Section 5.12(d), the
                                                                    -------
         provisions of this Section 5.12(d) shall prevail.
                                    -------

                                         ARTICLE VI
                                   Negative Covenants

         Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all Fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that it will not, and will not permit any of its Material Subsidiaries, either directly or indirectly, to:

         Section 6.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

         (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other social security benefits and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

         (b) Liens securing the performance of bids, tenders, leases, government contracts, other contracts (other than for Indebtedness), statutory and regulatory obligations, surety, customs bonds and other obligations of a like nature, incurred as an incident to and in the ordinary course of business;

         (c) Liens encumbering pipelines or pipeline facilities that arise by operation of law, and other Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings as to which the Borrower or any such Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

         (d) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to the Borrower or any such Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

         (e) (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property, minor irregularities of title and similar encumbrances incurred or suffered in the ordinary course of business (and with respect to leasehold interests, the interest of the landlord or owner in the leased property and mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) and (ii) licenses or leases of patents, copyrights, trademarks, tradenames and other intellectual property, which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (f) Liens (including the interest of a lessor under a capital lease) upon any real property or equipment (including general intangibles and proceeds related thereto) acquired (by merger or otherwise), constructed or improved by the Borrower or any Material Subsidiary which are created or incurred prior to or within 180 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such real property or equipment or the cost of such construction or improvement (including any Indebtedness incurred to finance such purchase, improvement or construction cost), including carrying costs (but no additional amounts); provided that any such Lien shall not apply to any other property of the Borrower or any Subsidiary;

         (g) Liens on property existing at the time such property is acquired (by merger or otherwise) by the Borrower or any Material Subsidiary (provided that such Liens do not apply to any other property of the Borrower or any Material Subsidiary and such Liens and the obligations secured thereby were not created in contemplation of the acquisition by the Borrower or such Material Subsidiary of such property) and Liens on property of any person at the time such person becomes a Material Subsidiary (provided that such Liens do not apply to any other property of the Borrower or any Material Subsidiary and such Liens and the obligations secured thereby (other than any Liens on real property or equipment and the obligations secured thereby) were not created in contemplation of such Material Subsidiary's acquisition of such property or of such person becoming a Material Subsidiary);

         (h) Liens on the property or assets of any Material Subsidiary in favor of the Borrower or any Subsidiary;

         (i) Liens on Transferred Receivables (as defined in the Security Agreement) or any other assets described in Section 3(b)(iii) of the Security Agreement in connection with any Securitization Transaction with respect to such Transferred Receivables;

         (j) extensions, renewals and replacements of Liens referred to in clauses (a) through (i) above; provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

         (k) prejudgment Liens which are being contested in good faith by appropriate proceedings;

         (l) judgment Liens which are being contested in good faith by appropriate proceedings and Liens securing appeal or similar surety bonds therefor; provided that (i) no Event of Default exists under Section 7.01(k) relating thereto and
                                                  -------
(ii) the aggregate amount secured by such Liens does not exceed $20,000,000 (exclusive of Liens securing judgments covered by (x) insurance in respect of which the carrier has not contested coverage or (y) appeal or similar surety bonds);

         (m) licenses, leases or subleases granted to others (other than those described in clause (e)) and Liens arising under capacity reservation or similar agreements, in each case to the extent that any of the foregoing do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries;

         (n) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Borrower and the Subsidiaries (but in any event not securing Indebtedness), to the extent such dispositions are permitted hereunder and such Liens relate only to the assets or properties to be disposed of;

         (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (p) customary Liens in favor of issuers of documentary letters of credit;

         (q) netting provisions and setoff rights in favor of counterparties securing Indebtedness under Hedging Agreements;

         (r)  Liens arising under any Sale/Leaseback Transaction permitted by
Section 6.02(a)(i), 6.02(a)(ii) or 6.02(a)(iii); provided that any such Lien
        ----------   ----------    ------------
shall be limited to the assets subject to such Sale/Leaseback Transaction;

         (s) Liens arising in connection with the pledge of any Equity Interests in any joint venture (that is not a Material Subsidiary) or any Subsidiary (other than a Material Subsidiary) to secure Non-Recourse Debt of such joint venture or Subsidiary, which pledge is made by a Material Subsidiary the activities of which are limited to making and managing Investments, and owning Equity Interests, in such joint venture or Subsidiary, but only for so long as its activities are so limited. For purposes hereof, "Non-Recourse Debt" shall mean Indebtedness as to which (i) the lenders will not, pursuant to the terms in the agreements governing such Indebtedness, have any recourse to the stock or assets of the Borrower or any Material Subsidiary, other than Equity Interests of a joint venture that is not a Material Subsidiary or a Subsidiary that is not a Material Subsidiary pledged by the Borrower or any Material Subsidiary as contemplated in the preceding sentence and (ii) no default thereunder would, as such, constitute a default under any Indebtedness of the Borrower or any Material Subsidiary or give any rights to or in other assets of the Borrower or any Material Subsidiary;

         (t) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Code;

         (u) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Material Subsidiary in the ordinary course of business in accordance with industry practice;

         (v) Liens on assets under construction securing progress or partial payments not constituting Indebtedness by a customer of the Borrower or any Material Subsidiary relating to such assets;

         (w) the interest of a lessor or licensor under an operating lease or license under which the Borrower or any Material Subsidiary are lessee, sublessee or licensee, including protective financing statement filings;

         (x) other Liens to secure Indebtedness or other monetary obligations if, immediately after the incurrence thereof, the sum (without duplication) of
(i) all amounts of Indebtedness and other monetary obligations secured by Liens which would not be permitted but for this Section 6.01(x), (ii) the obligations
                                                  -------
of the Borrower and the Material Subsidiaries in respect of Sale/Leaseback Transactions referred to in Section 6.02(a)(iv), (iii) all amounts of unsecured
                                    -----------
Indebtedness and Preferred Stock of Material Subsidiaries which would not be permitted but for Section 6.03(g) and (iv) all Indebtedness of the Borrower
                          -------
which would not be permitted but for Section 6.14(k), does not exceed
                                             -------
$75,000,000; provided, that for purposes of determining compliance at any time with this Section 6.01(x), the amounts of any other monetary obligations
                  -------
referred to in subclause (i) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause (ii) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower; and

         (y) Liens created under the Collateral Documents and any "Permitted Encumbrances" as defined in any Mortgage;

provided that, except for the Liens referred to in Sections 6.01(n) and 6.01(y), none of the foregoing exceptions shall permit the Borrower or any Material Subsidiary to incur, create, assume or permit to exist any consensual Lien on the capital stock owned by it of any Material Subsidiary.

         Section 6.02. Sale and Leaseback Transactions. (a) Enter into any arrangement, directly or indirectly, with any person whereby the Borrower or any

Material Subsidiary shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, without the consent of the Required Lenders (any such arrangement, a "Sale/Leaseback Transaction"). Notwithstanding the foregoing, the Borrower or any Material Subsidiary may enter into any Sale/Leaseback Transaction, without seeking the consent of the Required Lenders, if (i) such Sale/Leaseback Transaction involves the sale of any fixed or capital asset and is consummated within 180 days of the Borrower or such Material Subsidiary acquiring or completing the construction of such fixed or capital asset, (ii) the proceeds thereof are applied, on the date of consummation thereof or within 360 days thereafter, to the acquisition of Additional Assets or the making of capital expenditures in a Permitted Business, (iii) the remaining proceeds thereof that are not applied in accordance with clause (ii) within 360 days of the date of consummation thereof, are applied in accordance with Sections 2.09(c), 2.09(d)
                                                              -------  -------
and 2.09(e) or (iv) immediately after the consummation of such transaction, the
    -------
sum (without duplication) of (A) all amounts of Indebtedness and other monetary obligations secured by Liens which would not be permitted but for Section 6.01(x), (B) the obligations of the Borrower and the Material Subsidiaries in
-------
respect of Sale/Leaseback Transactions referred to in this Section 6.02(a)(iv)
                                                                   -----------
and not covered by clause (i), (ii) or (iii), (C) all amounts of unsecured Indebtedness and Preferred Stock of Material Subsidiaries which would not be permitted but for Section 6.03(g), and (D) all Indebtedness of the Borrower
                          -------
which would not be permitted but for Section 6.14(k), does not exceed
                                             -------
$75,000,000; provided, that for purposes of determining compliance at any time with this sentence, the amounts of any other monetary obligations referred to in subclause (A) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause (B) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower; provided, further, that the consideration received for the sale of such assets shall be at least equal to the then-current fair market value of such assets. For purposes of the foregoing, the value of each such Sale/Leaseback Transaction shall (except as the Borrower and the Required Lenders shall otherwise agree) be deemed to be (x) the price at which the property pertaining thereto is sold or transferred to the lessor thereof or (y) (if higher than (x) and if the relevant lease or leases represent Capitalized Lease Obligations) the balance sheet value of such lease or leases.

         Section 6.03. Subsidiary Indebtedness and Preferred Stock. In the case of Material Subsidiaries, incur, issue, create, assume or permit to exist any Indebtedness or Preferred Stock other than (a) Indebtedness or Preferred Stock of any Material Subsidiary issued to or held by the Borrower or any Loan Party,
(b) Indebtedness consisting of obligations for the purchase price of real property or equipment or the cost of construction or improvement thereof or under capital leases referred to in Section 6.01(f) and secured by Liens permitted under such
                              -------
Section, (c) Indebtedness consisting of obligations referred to in Section 6.01(g) and secured by Liens permitted under such Section, (d) any Guarantee of
-------
the Obligations required to be entered into pursuant to Section 5.12, any
                                                                ----
Guarantee of Indebtedness of the Borrower under any Indenture (as in effect on the Effective Date) required to be entered into pursuant to the terms thereof and any Guarantee of Indebtedness of any other Material Subsidiary which Indebtedness is permitted to be incurred hereunder, (e) Indebtedness of Equistar Funding permitted by Section 6.07(b), (f) Indebtedness of a person existing at
                             -------
the time such person becomes a Material Subsidiary (provided that such Indebtedness was not created in contemplation of such person becoming a Material Subsidiary) and (g) any other Indebtedness or Preferred Stock; provided that the sum (without duplication) of (i) all Indebtedness and Preferred Stock of the Material Subsidiaries which would not be permitted but for this Section 6.03(g),
                                                                        -------
(ii) all Indebtedness and other monetary obligations secured by Liens which would not be permitted but for Section 6.01(x), (iii) all obligations of the
                                       -------
Borrower and the Material Subsidiaries in respect of Sale/Leaseback Transactions referred to in Section 6.02(a)(iv) and (iv) all Indebtedness of the Borrower
                       -----------
which would not be permitted but for clause Section 6.14(k), shall not exceed
                                                    -------
$75,000,000; provided further, that for purposes of determining compliance at any time with this Section 6.03(g), the amounts of any other monetary
                           -------
obligations referred to in subclause (ii) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause (iii) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower; provided further, that no JV Owner Subsidiary shall have any Indebtedness except Indebtedness arising under the Loan Documents.

         Section 6.04. Total Leverage Ratio. Permit the Total Leverage Ratio at any time during any period set forth below to exceed the applicable ratio set forth below opposite such period:

     Period                                            Maximum
     ------                                            -------
                                                       Ratio
                                                       -----

     June 30, 2002 - September 29, 2002                7.25 to 1.00
     September 30, 2002 - December 30, 2002            6.25 to 1.00
     December 31, 2002 - March 30, 2003                5.50 to 1.00
     March 31, 2003 and all times thereafter           5.00 to 1.00

         Section 6.05. Interest Coverage Ratio. Permit the Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on any date set forth below to be less than the ratio set forth below opposite such date:


Date                                                             Ratio
September 30, 2001                                               1.20 to 1.00
December 31, 2001                                                1.20 to 1.00
March 31, 2002                                                   1.25 to 1.00
June 30, 2002                                                    1.40 to 1.00
September 30, 2002                                               1.75 to 1.00
December 31, 2002                                                2.00 to 1.00
March 31, June 30, September 30 and December 31, 2003            2.50 to 1.00
Each fiscal quarter end thereafter                               3.00 to 1.00

         Section 6.06. Consolidations, Mergers, Sales of Assets. (a) In the case of a Loan Party, consolidate with or merge into any other person, or permit another person to merge into it, except that, so long as at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing, (i) any Subsidiary may be merged, liquidated or dissolved into the Borrower or into any other Loan Party in a transaction in which the surviving person is the Borrower or such Loan Party and (ii) any other person may be merged into the Borrower or any other Loan Party in a transaction in which the surviving person is the Borrower or a wholly owned Loan Party and, in the case of any transaction in which the consideration (other than equity interests of the Borrower) paid by the Borrower and the Material Subsidiaries has an aggregate value in excess of 10% of Consolidated Net Tangible Assets as of the most recently ended fiscal quarter, the Borrower has submitted to the Administrative Agents calculations reasonably satisfactory to the Administrative Agents showing pro forma compliance with the covenants in Sections 6.04, 6.05
                                                                   ----  ----
and 6.15.
    ----

         (b) In the case of the Borrower, sell or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis) to any other person or persons.

         (c) Make any Asset Sale (other than a Securitization Transaction) unless (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by a Principal Financial Officer of the

Borrower), (ii) the consideration therefor consists solely of cash or cash equivalents and notes and equity securities and at least 75% of the aggregate consideration received by the Borrower and the Material Subsidiaries with respect to such Asset Sale is in the form of cash or cash equivalents received at closing and (iii) if such Asset Sale involves a sale of Collateral, the Collateral Coverage Test is met after giving effect thereto.

         (d) Enter into a Securitization Transaction unless (i) the aggregate outstanding amount at any time of the accounts receivable sold pursuant to all Securitization Transactions by the Borrower and the Material Subsidiaries does not exceed $200,000,000, (ii) the consideration therefor consists solely of cash or cash equivalents and notes and equity securities and at least 70% of the aggregate consideration received by the Borrower and the Material Subsidiaries with respect to such Securitization Transactions is in the form of cash or cash equivalents received at closing, (iii) the Revolving Commitments are reduced if and to the extent required under Section 2.13(b) in connection with such
                                         -------
Securitization Transaction and (iv) after giving effect thereto, the Collateral Coverage Test is satisfied on each date that any of the accounts receivable sold pursuant to such Securitization Transaction remain outstanding.

         Section 6.07. Change of Business. (a) Engage to any material extent in any business other than a Permitted Business; provided that the Borrower and the Material Subsidiaries may engage in other businesses representing not more than 10% of Consolidated Net Tangible Assets of the Borrower as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 5.05(a); and provided further that a Material
                              -------
Subsidiary which was a Subsidiary before it became a Material Subsidiary may continue to engage in any business in which it was engaged at the time it became a Material Subsidiary.

         (b) Permit Equistar Funding to hold any assets, become liable for any obligations or engage in any business activities; provided that Equistar Funding may be co-obligor with respect to the New Senior Notes and any other Indebtedness of the Borrower permitted under Section 6.14 and may engage in any
                                                     ----
activities directly related thereto or necessary in connection therewith.

         Section 6.08. Use of Proceeds. (a) Use or permit the use of the proceeds of Borrowings or other extensions of credit hereunder for purposes other than those set forth in the preamble to this Agreement.

         (b) Use the proceeds of Borrowings or other extensions of credit hereunder to acquire capital stock of or other ownership interests in any publicly held company unless such acquisition shall have been approved by the board of directors or comparable governing body of such company prior to the acquisition by the Borrower of a controlling interest in such company or the commencement by the Borrower of a tender offer or proxy solicitation with respect to shares of capital stock of, or other ownership interests in, such company.

         Section 6.09. Restrictive Agreements. Enter into or permit to exist any agreement that restricts the ability of any Material Subsidiary to pay dividends or other distributions, or to make or repay loans or advances, to the Borrower or, in the case of dividends, to any other Subsidiary owning capital stock of such Subsidiary; provided that the foregoing shall not apply to:

         (a) customary restrictions and conditions contained in (i) any agreement relating to the sale of a Material Subsidiary, or all or substantially all of its assets, pending such sale or (ii) any agreement relating to secured Indebtedness permitted by this Agreement, if such restrictions or conditions apply only to such Subsidiary or to the property or assets securing such Indebtedness, as the case may be;

         (b) customary provisions in leases and other contracts restricting the assignment thereof;

         (c) restrictions and conditions existing with respect to any person at the time it becomes a Material Subsidiary and not created in contemplation of such person becoming a Material Subsidiary, which restrictions are not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person becoming a Material Subsidiary;

         (d) existing agreements as in effect on the Effective Date and listed on Schedule 6.09;
            ----

         (e)  restrictions arising under applicable law;

         (f)  a Permitted Refinancing; or

         (g) in the case of a Material Subsidiary that is a joint venture, customary restrictions on such Material Subsidiary contained in its joint venture agreement, which restrictions are consistent with the past practice of the Borrower and members of the Existing Control Group (as conclusively evidenced by a resolution of the Partnership Governance Committee).

         Section 6.10. Business Acquisitions. Make any Business Acquisition unless (i) after giving effect thereto, the Borrower is in compliance on a pro forma basis with Sections 6.04, 6.05, 6.07(a) and 6.15 and (ii) in the case of
                          ----  ----  -------     ----
any transaction in which the consideration (other than equity interests of the Borrower) paid by the Borrower and the Material Subsidiaries has an aggregate value in excess of 10% of Consolidated Net Tangible Assets as of the most recently ended fiscal quarter, the Borrower has submitted to the Administrative Agents calculations in detail reasonably satisfactory to the Administrative Agents showing pro forma compliance with the covenants in Sections 6.04, 6.05
                                                                   ----  ----
and 6.15.
    ----

         Section 6.11. Transactions with Affiliates. Directly or indirectly (a) pay any funds to or for the account of any Affiliate, (b) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise), (c) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (d) participate in, or effect, any transaction with any Affiliate, except on terms that are no less favorable to the Borrower or such Material Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit:

               (i) any transaction between a Subsidiary (other than a Joint Venture Subsidiary) and the Borrower or another Subsidiary (other than a Joint Venture Subsidiary);

               (ii) any Permitted Dividend or Investment permitted by Section 6.16;

               (iii) any Subsidiary from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class;

               (iv) transactions or payments pursuant to any employment agreement or employee, officer or director benefit plans or arrangements entered into by the Borrower or any Subsidiary in the ordinary course of business;

               (v) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Subsidiary;

               (vi) sales (including a sale in exchange for a promissory note of or equity interest in a Subsidiary of the type referred to in clause
         (b) of the definition of "Securitization Transaction" to the extent permitted by Section 6.06(d)) of accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case to a Subsidiary of the type referred to in clause (b) of the definition of "Securitization Transaction" in connection with any Securitization Transaction; and

               (vii) Transactions entered into by a person prior to the time such person becomes a Material Subsidiary and not entered into in contemplation of such person becoming a Material Subsidiary.

         Section 6.12. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Material Subsidiary is exposed in the conduct of its business or the management of its liabilities (as determined by the Borrower's or such Material Subsidiary's Principal Financial Officer in the exercise of his or her good faith business judgment).

         Section 6.13. Certain Payments of Indebtedness. Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (or any capital stock that does not constitute Indebtedness by operation of the proviso set forth in clause (h) of the definition thereof), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

               (i)   payment of Indebtedness created under the Loan Documents;

               (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

               (iii) payment of any Indebtedness which matures prior to the Term Loan Maturity Date with the proceeds of any Permitted Refinancing;

               (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (v) payment of any Indebtedness owing to Lyondell or any subsidiary of Lyondell; and

               (vi) payment of other Indebtedness with (A) the portion of the Net Cash Proceeds of any Prepayment Event that is not required to be applied to prepayment of the Term Loans pursuant to Section 2.09(c),
                                                                     -------
         after giving effect to Sections 2.09(e) and 2.09(g) or (B) any amount
                                         -------     -------
         that is offered in prepayment, and is not applied to prepayment, of the Term Loans pursuant to Section 2.14(e).
                                        -------

provided that in no event shall the Borrower or any Material Subsidiary make any payment in respect of any Acceptable Subordinated Loan or other Indebtedness which is by its terms subordinated to the Obligations which payment is prohibited by the subordination provisions governing such Indebtedness.

         Section 6.14. Borrower Indebtedness. In the case of the Borrower, incur, issue, create, assume or permit to exist any Indebtedness other than:

         (a)  Indebtedness outstanding on the Effective Date and set forth in
Schedule 6.14;
         ----

         (b) Indebtedness under the New Senior Notes;

         (c) Indebtedness under the Loan Documents, including any Indebtedness in the form of Deferred Amounts and interest thereon required to be paid to the Lenders pursuant to Section 6.16 in connection with the making a Permitted Dividend;

         (d)  Indebtedness secured by a Lien permitted by Section 6.01;

         (e) Indebtedness arising in connection with a Sale/Leaseback Transaction permitted by Section 6.02(a)(i), 6.02(a)(ii) or 6.02(a)(iii);
                                 ----------  -----------    ------------

         (f) Indebtedness in the form of Acceptable Subordinated Loans; (g) Indebtedness maturing after the Term Loan Maturity Date; (h) Indebtedness owing to another Loan Party;

         (i) Indebtedness represented by standby letters of credit, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Borrower and in an aggregate principal or face amount not to exceed $20,000,000 at any time;

         (j) Indebtedness represented by industrial revenue bonds to finance capital expenditures incurred to reduce NOx emissions in the Houston/Galveston region pursuant to a Texas Natural Resource Conservation Commission plan; and

         (k) any other Indebtedness; provided that the sum (without duplication) of (A) all Indebtedness which would not be permitted but for this
Section 6.14(k), (B) all Indebtedness and Preferred Stock of Material
        -------
Subsidiaries which would not be permitted but for Section 6.03(g) (other than
                                                          -------
any Guarantee by any Loan Party of Indebtedness of the Borrower permitted by this Section), (C) all Indebtedness and other monetary obligations secured by Liens which would not be permitted but for clause Section 6.01(x) and (D) all
                                                          -------
obligations of the Borrower and the Material Subsidiaries in respect of Sale/Leaseback Transactions referred to in Section 6.02(a)(iv), shall not exceed
                                                   -----------
$75,000,000; provided further, that for purposes of determining compliance at any time with this Section 6.14(k), the amounts of any other monetary
                           -------
obligations referred to in subclause (C) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause (D) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower.

         Section 6.15. Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio during any period set forth below to exceed the applicable ratio set forth below opposite such period:

     Period                                            Maximum Ratio
     ------                                            -------------

     September 30, 2001 - June 29, 2002                3.00 to 1.00
     June 30, 2002 and all times thereafter            2.50 to 1.00


         Section 6.16. Restricted Payments; Restricted Investments. (a)(i)(A) Declare or pay any dividend or make any distribution on account of its or such Material Subsidiary's Equity Interests or (B) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any Affiliate of the Borrower that controls the Borrower, in each case unless permitted (and if permitted, only to the extent permitted) by Section 4.07 of the New Senior Notes Indenture (as in effect on the date hereof) or (ii) make or acquire any Investment unless permitted (and if permitted, only to the extent permitted) by the New Senior Notes Indenture (as in effect on the date hereof), including Section 4 .07 thereof, and, if applicable, by Sections 6.06(c), 6.06(d), 6.10 or 6.11 hereof; provided that the Borrower or such Material
-------  ----    ----
Subsidiary shall not take any action permitted by this paragraph at any time that a Default has occurred and is continuing.

         (b) If at any time the Borrower or any Subsidiary makes a Permitted Dividend and, in connection therewith, the Borrower is required by the terms of the New Senior Notes Indenture (as in effect on the date hereof) to pay additional pay-in-kind interest to any holder of New Senior Notes, the Borrower shall:

              (i) provide a copy of any press release issued in connection with such Permitted Dividend to the Administrative Agents promptly upon the issuance of such press release, which press release shall set forth the applicable Dividend Payment Date and the amount of additional interest that is required by the terms of the New Senior Notes Indenture (as in effect on the date hereof) to be paid on such date to the holders of New Senior Notes;

              (ii) on the applicable Dividend Payment Date, pay to the Lenders, additional interest, which interest shall be payable in accordance with clause (c)(i) and calculated as follows:

                      (A) in the case of a Term Lender, an amount equal to .75%
               of the aggregate outstanding principal amount of such Lender's Term Loans on the applicable Dividend Payment Date; and

                      (B) in the case of a Revolving Lender, an amount equal to
               .75% of the average daily amount of the aggregate Revolving Committed Outstandings plus the aggregate Competitive Loan
                                      ----
               Exposure of such Revolving Lender during the 30-day period ending on the day immediately prior to such Dividend Payment Date.

         (c) Any additional interest ("Deferred Amounts") payable to any Lender pursuant to clause (b)(ii) shall (i) if such Lender is a Term Lender, be payable to such Term Lender on the Term Loan Maturity Date or, if earlier, the date on which all Terms Loans of such Lender shall have been prepaid in full and (ii) if such Lender is a Revolving Lender, be payable to such Revolving Lender on the Revolving Maturity Date or, if earlier, the date on which the Revolving Commitment of such Revolving Lender is terminated in its entirety. Notwithstanding Section 2.11 but subject to Section 2.12, the Deferred Amount payable to a Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (x) in the case of a Term Lender, the weighted average of the rates of interest applicable to the Term Loans outstanding during the preceding fiscal quarter of the Borrower and (y) in the case of a Revolving Lender, the weighted average of the rates of interest applicable to the Revolving Loans outstanding during the preceding fiscal quarter of the Borrower, such weighted averages to be determined by the Servicing Agent whose determinations shall be conclusive absent manifest error. Such interest shall be payable on each March 31, June 30, September 30 and December 31, commencing with the first such date to occur after the relevant Dividend Payment Date, and on the date on which payment of such Deferred Amount is due.


                                  ARTICLE VII
                               Events Of Default

         Section 7.01. Events of Default. In case of the happening of any of the following events (herein called "Events of Default"):

         (a) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with the Loan Documents or the extensions of credit thereunder or any representation, warranty or statement made or deemed made by or on behalf of any Loan Party with respect to any financial statement or in any report, certificate or other instrument or agreement furnished in connection with the Loan Documents or in connection with the extensions of credit thereunder shall prove to have been false or misleading in any material respect when made or deemed made; provided that to the extent that the representations and warranties in Sections 3.06(c) or 3.13 apply to any such
                                           -------    ----
report, certificate or other instrument or agreement, then the foregoing shall not apply to any representation, warranty or statement made or deemed made in such report, certificate or other instrument or agreement unless the representations and warranties in Sections 3.06(c) or 3.13, as applicable, as
                                           -------    ----
they relate to such report, certificate or other instrument or agreement shall prove to have been false or misleading in any material respect when made or deemed made;

         (b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or any Deferred

Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or any interest on any Deferred Amount or any Fee or any other amount due under this Agreement when and as the same shall become due and payable, and such default shall continue for a period of five days;

         (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.06, 5.11 or
                                                          ----  ----  ----
5.12 or in Article VI; (ii) default shall be made in the due observance or
----               --
performance of any covenant, condition or agreement contained in Section 5.05,
                                                                         ----
which default referred to in this clause (ii) shall continue for a period of five days or (iii) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of the Borrower or any Subsidiary pursuant to the terms of any Loan Document, which default referred to in this clause (iii) shall continue for a period of 30 days after notice thereof from either Administrative Agent or the Required Lenders to the Borrower;

         (e) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner in, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its property or assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary or (iii) the winding up or liquidation of the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

         (g) (i) default shall be made or another event shall occur with respect to any Indebtedness of the Borrower or any Subsidiary if the effect of any such default or other event shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without the giving of notice or lapse of time or both), such Indebtedness in an aggregate amount in excess of $50,000,000; or
(ii) any amount of principal of or interest on any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount in excess of $50,000,000 shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness); or (iii) without limiting the rights of the Lenders under clauses (g)(i) and (g)(ii) above, the Borrower or any Subsidiary shall default in the payment of principal of any Indebtedness, which principal, individually or in the aggregate with other defaulted principal, shall be in excess of $15,000,000, when due and payable (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness), or the principal of such Indebtedness in excess of $15,000,000 shall be declared due and payable prior to the date on which it would otherwise be due and payable and such acceleration shall not have been rescinded or annulled within five Business Days of such acceleration;

         (h) (A) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in a Material Adverse Effect; or (B) a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or the PBGC shall institute proceedings to terminate any Plan or Plans and such appointment or termination proceedings could reasonably be expected to result in a Material Adverse Effect;

         (i) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not, in fact, contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid by the Borrower and its ERISA Affiliates to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), could reasonably be expected to result in a Material Adverse Effect;

         (j) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased could reasonably be expected to result in a Material Adverse Effect;

         (k) one or more judgments or orders for the payment of money (not reimbursed by insurance policies of the Borrower or any Subsidiary) in excess of $20,000,000 in the aggregate shall be rendered by a court or other tribunal or governmental agency against the Borrower or any Subsidiary and shall remain undischarged for a period of 30 consecutive days during which the execution of such judgments shall not have been stayed effectively or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

         (l)  a Change in Control shall occur;

         (m) (i) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on all the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or (ii) any Loan Party shall so assert in writing; provided that if a failure of the sort described in clause
(i) of this paragraph (m) is susceptible of cure, no Event of Default shall arise under clause (i) of this paragraph (m) with respect thereto until 30 days after notice of such failure shall have been given to the Borrower by the Administrative Agents; or

         (n) any Subsidiary Guarantee or any other Collateral Document shall cease for any reason (other than pursuant to a transaction permitted hereunder) to be in full force and effect, or any Loan Party shall so assert in writing;

then, and in any such event (other than an event with respect to the Borrower or a Material Subsidiary described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Administrative Agents may, or at the written direction of the Required Lenders shall, by written or telecopied notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) demand cash collateral as provided in Section 2.07(k) and (iii) declare the
                                              -------
Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans so declared due and payable, together with accrued interest and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; provided, however, that, in the event of a default with respect to the Borrower or a Material Subsidiary described in paragraph (e) or (f) above, the Commitments shall automatically terminate, the deposit of cash collateral as provided in Section 2.07(k) shall automatically be required and
                                  -------
the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.


                                 ARTICLE VIII
                             Administrative Agents

         Each of the Lenders and Fronting Banks irrevocably authorizes the Administrative Agents (and for purposes of this Article VIII, the term
                                                        ----
"Administrative Agent" or "Administrative Agents" shall include BofA in its capacity as Servicing Agent and Chase in its capacity as Collateral Agent, as applicable) to take such action on its behalf and to exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agents by the terms thereof together with such powers as are reasonably incidental thereto. Each of the Administrative Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents selected and appointed by such Administrative Agent. Each of the Administrative Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through Affiliates or its or its Affiliates' employees. The exculpatory provisions of the following paragraphs shall apply to any such sub-agent, to the Affiliates of the Administrative Agents and any such sub-agent and to the directors, officers and employees of the Administrative Agents, any such subagent and their respective Affiliates.

         The Administrative Agents are hereby expressly authorized and directed by the Lenders to the extent provided in this Agreement, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders under the Loan Documents, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agents have actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to the Loan Documents as received by the Administrative Agents.

         Neither the Administrative Agents nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or wilful misconduct. Each Lender acknowledges that it has decided to enter into this Agreement and to extend the Loans hereunder based on its own analysis of the creditworthiness of the

Borrower and agrees that the Administrative Agents shall bear no responsibility for such creditworthiness.

         The Administrative Agents shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of the Loan Documents or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained in the Loan Documents or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of the Loan Documents or any other agreements on the part of any Loan Party and, without limiting the generality of the foregoing, the Administrative Agents shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to any Loan Document as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype or telecopy message, statement, order or other document which it reasonably believes to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that each of the Administrative Agents may exercise its rights and powers under other agreements and instruments to which it is or may be a party and engage in other transactions with the Borrower or any Subsidiary or other Affiliate as though it were not the agent of the Lenders hereunder.

         The Administrative Agents may consult with legal counsel selected by them in connection with matters arising under the Loan Documents and any action taken or suffered in good faith by either of them in accordance with the opinion of such counsel shall be full justification and protection to it. Each of the Administrative Agents may exercise any of its powers and rights and perform any duty under the Loan Documents through agents or attorneys.

         The Lenders shall ratably, in accordance with their Credit Exposures at the time of demand for indemnification hereunder, indemnify each of the Administrative Agents, in its capacity as agent on behalf of the Lenders (to the extent not reimbursed by the Borrower pursuant to the terms hereof and without limiting the obligations of the Borrower to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as results from such Administrative Agent's gross negligence or wilful misconduct) that such Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by it under the Loan Documents.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agents may resign at any time by notifying the Lenders, the Fronting Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor

Administrative Agent; provided that if only one Administrative Agent resigns, the remaining Administrative Agent automatically shall be deemed to have been appointed as, and have accepted the position of, successor to the resigning Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agents give notice of resignation, then the retiring Administrative Agents may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank having an office (or an Affiliate with an office) in New York, New York, with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, or upon the deemed appointment of one of the Administrative Agent or Agents as successor to the other, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agents and each of the retiring Administrative Agents shall be discharged from its duties and obligations hereunder. After any Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         The Lenders hereby acknowledge that the Administrative Agents shall not be under any duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement unless they shall be requested in writing to do so by the Required Lenders or, where required, all the Lenders.

         Neither of the Co-Syndication Agents shall have any responsibility, obligation or liability whatsoever under the Loan Documents in such capacity.


                                  ARTICLE IX
                                 Miscellaneous

         Section 9.01. Notices. Except as specifically provided elsewhere herein, notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or, if by telecopy equipment of the sending party, delivered by such equipment) addressed:

         (a)  If to the Borrower, in all cases to it at

                           Equistar Chemicals, LP
                           1221 McKinney Street, Suite 700
                           Houston, Texas 77010
                           Telecopy: 713-652-4598
                           Attention of Treasury Department

         (b)  If to the Administrative Agents, in all cases to:

                           Bank of America, N.A.
                           333 Clay Street
                           Houston, Texas 77002
                           Telecopy: 713-651-4903
                           Attention of Mike Dillon

                           The Chase Manhattan Bank
                           712 Main Street, 7th Floor
                           Houston, Texas 77002
                           Telecopy: 713-216-6387
                           Attention of Steve Nordaker

         (c) If to the Servicing Agent, the Swingline Lender or, in its capacity as a Fronting Bank, in all cases to it at:

                           Bank of America, N.A.
                           901 Main Street
                           Dallas, Texas 75202
                           Telecopy: 214-290-9439
                           Attention of Ben Cosgrove

         (d) If to any Lender, in all cases to it at its address as set forth in its Administrative Questionnaire or as it shall subsequently specify in writing to the Borrower and the Administrative Agents.

         (e) If to the Collateral Agent or in its capacity as a Fronting Bank, to it at:

                           The Chase Manhattan Bank
                           712 Main Street, 7th Floor
                           Houston, Texas 77002
                           Telecopy: 713-216-6387
                           Attention of Steve Nordaker

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.
                                            ----

         Section 9.02. No Waivers; Amendments. (a) No failure or delay of any Fronting Bank, any Agent or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Fronting Banks and the Lenders under the Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Except as may be otherwise expressly provided herein, no waiver of any provision of this Agreement nor any consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (unless otherwise specified herein), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Fronting Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement or any Exhibit or Schedule hereto may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and by the Required Lenders; provided, however, that no such agreement shall (i) change the Commitment of any Lender without the prior written consent of such Lender, (ii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any Fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iii) amend or modify or otherwise affect the rights or duties of any Agent, any Fronting Bank or the Swingline Lender without its prior written consent or (iv) amend or modify the definition of "Required Lenders", Section 2.18, this Section
                                                              ----
9.02 or Section 9.07, without the prior written consent of each Lender.
----            ----

         (c) Any provision of the Collateral Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party party thereto and the Collateral Agent with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit a release of all or substantially all of the Collateral, release any Loan Party from its Subsidiary Guarantee or permit termination of any Subsidiary Guarantee. Notwithstanding the foregoing, Subsidiary Guarantees shall be terminated and Collateral (but not the proceeds thereof) shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale of assets, including the sale of a Subsidiary Loan Party, permitted by the Loan Documents, and the Collateral Agent shall execute and deliver all release documents reasonably requested to evidence such release (without the requirement of consent from any Lender).

         Section 9.03. Payments. Except as otherwise provided in this Agreement, all payments to be made by the Borrower to the Lenders hereunder shall be made to the Servicing Agent in immediately available funds at Bank of America, N.A. (ABA #121000358, Account #12339-15888 and Reference: Equistar) not later than 11:00 a.m., New York City time, on the date due. Funds received after the applicable time shall be deemed to have been received by the Lenders on the following Business Day.

         Unless otherwise provided herein, if any payment of principal, interest or any other amount payable by the Borrower hereunder shall fall due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest, if any, in connection with such payment.

         Upon receipt of any payment for the accounts of the Lenders hereunder, the Servicing Agent will promptly distribute to each Lender its share of such payment.

         Section 9.04. Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         (b) To the extent it may effectively do so under applicable law, the Borrower (i) irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to any Loan Document or any other document contemplated thereby, and (ii) irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (b) above brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Borrower is or may be subject) by a suit upon such judgment.

         (d) To the extent it may effectively do so under applicable law, the Borrower consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (b) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Borrower set forth or referred to in Section 9.01. To the extent it may
                                                 ----
effectively do so under applicable law, the Borrower agrees that such service
(i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to the Borrower.

         (e)  Nothing in this Section 9.04 shall affect the right of any Agent
                                      ----
or Lender to serve process in any manner permitted by law, or limit any right that any Agent or Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         Section 9.05. Expenses; Documentary Taxes; Indemnity. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Servicing Agent, the Collateral Agent, the Fronting Banks and their respective Affiliates, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell, special counsel for the Administrative Agents and any local counsel retained by them, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Fronting Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agents, the Servicing Agent, the Collateral Agent, the Fronting Banks or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agents, the Servicing Agent, the Collateral Agent, the Fronting Banks or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit.

         (b) The Borrower shall indemnify each Agent, each Fronting Bank and each Lender, and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, relating to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations under the Loan Documents or the consummation of the transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by a Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental and Safety Laws that it might have by statute or otherwise against any Indemnitee.

         (c)  The provisions of this Section 9.05 shall remain operative and in
                                             ----
full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lenders or the Administrative Agents. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         Section 9.06. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by any Loan Party herein or in any certificate or other instrument delivered by any Loan Party or on its behalf in connection with the Loan Documents shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans and issuance of any Letters of Credit herein contemplated regardless of any investigation made by the Lenders or the Agents or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid. The right of each Lender to receive payments pursuant to Sections 2.15, 2.17 and 2.20 shall survive the termination
                              ----  ----     ----
of this Agreement and the repayment of the Loans.

         Section 9.07. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Affiliate of a Fronting Bank that issues any Letter of Credit). The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders.

         (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment (if still in existence) and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment by a Lender to an Affiliate of such Lender, to another Lender or to a Related Fund of a Lender or in the case of an assignment by a Lender of all or a portion of its Term Loans, the Borrower and the Servicing Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or

Swingline Exposure, each Fronting Bank and the Swingline Lender) must consent to such assignment in writing (which consent may not be unreasonably withheld or delayed), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, as a Revolving Lender or as a Term Lender, as the case may be, (iii) after giving effect to any such assignment, (1) the aggregate amount of the Credit Exposure of the assigning Lender (together with its Related Funds and its Affiliates) shall be either $0 or (x) in the case of a Term Lender, $1,000,000 or more (or such smaller amount agreed upon by the Administrative Agents and the Borrower) and (y) in the case of a Revolving Lender, $10,000,000 or more and (2) the aggregate amount of the Credit Exposure of the assignee Lender (together with its Related Funds and its Affiliates) shall be in the case of a Term Lender, $1,000,000 or more and (y) in the case of a Revolving Lender, $10,000,000 or more (or, in any case, any other smaller amount agreed upon by the Administrative Agents and the Borrower), and (iv) the parties to each such assignment shall execute and deliver to the Servicing Agent for its acceptance and recording in the Register an Assignment and Acceptance, together with (except in the case of assignment to another Lender or an Affiliate or a Related Fund of a Lender) a processing and recordation fee of $3,500 (provided that only one such fee shall be required in the case of multiple assignments by a Lender on a single day to funds managed or advised by the same investment advisor if such funds are not Lenders hereunder); and provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. The Credit Exposures held by or assigned to or by any person and its Related Funds shall be aggregated for purposes of determining compliance with the amount thresholds specified in this Section. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be (unless waived by the Servicing Agent) at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto, and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assignor's rights and obligations under this Agreement, the assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17 and 9.05 as well as to any interest and
                            ----  ----     ----
Facility Fee accrued for its account hereunder and not yet paid). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the assignor and the assignee thereunder shall be deemed to confirm to and agree with each other and the Borrower as follows: (i) such assignor warrants that it is the legal and beneficial owner of the interest being assigned free and clear of any adverse claim; (ii) except as set forth in clause (i) above, the assignor makes no other representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its Obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements described in Section
3.06 or the most recent financial statements delivered pursuant to Section 5.05,
----                                                                       ----
as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the assignor and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each of the Administrative Agents, the Servicing Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents, as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will, to the extent of the interest assigned to it, perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by the Lenders.

         (d) The Borrower agrees that each Lender may without notice to or the consent of the Borrower, the Servicing Agent, any Fronting Bank or the Swingline Lender sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitment and the same portion of the Revolving Loans owing to it) and the Borrower agrees that any purchaser of a participation in such Loans so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by the Borrower to such purchaser as fully as if such purchaser were a Lender acquiring such Loans hereunder in the amount of such participation; provided, however, that (i) such selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, (iii) the participating lenders or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15,
                                                                       ----
2.17 and 2.20 to the same extent as if they were such Lender (but the amount
----     ----
claimed by any participating lender
or other entity shall not exceed the amount that could have been claimed by the Lender from which it acquired its participation) and (iv) the Borrower, the Agents, the Fronting Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to Fees payable hereunder or an increase in the amount of principal of or a decrease in the rate at which interest is payable on the Loans, or an extension of the dates fixed for payments of principal of or interest on the Loans or payments of Fees).

         (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose
                                                                 ----
to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the Subsidiaries furnished to the Lenders (including pursuant to Section 5.08) by or on behalf of the Borrower or
                                       ----
the Subsidiaries, as applicable; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrower or any Subsidiary received from the Agents or Lenders.

         (f) The Servicing Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment (if any) of, and the principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof (the "Register"), and no such Assignment and Acceptance shall be effective until so recorded. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents, the Fronting Banks and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an executed Assignment and Acceptance, together with any Note subject to such assignment, and the payment of any processing and registration fee, the Servicing Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (g) Any Lender may at any time pledge all or any portion of its rights under the Loan Documents to secure obligations of such Lender, without the consent of any party, without notice to any party and without payment of fees, in accordance with applicable law, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agents and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to Section 2.02, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall be deemed to utilize the Commitments of all the Lenders to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07, any SPC
                                                                   ----
may assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans; provided, however, that except in the case of an assignment to a Granting Bank or a financial institution that is either an affiliate of such SPC or another Lender, the Borrower and the Servicing Agent must consent to such assignment in writing (which consent may not be unreasonably withheld). Each SPC shall execute an agreement whereby such SPC shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received from the Agents or Lenders.

         Section 9.08. Right of Setoff. (a) Upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by operation of law or otherwise, at any time and from time to time, without notice to the Borrower except to the extent required by applicable law (any such notice being expressly waived by the Borrower to the maximum extent possible under applicable law), and subject to any requirements or limitations imposed by applicable law, to exercise its banker's lien or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against any and all the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand under such Loan Agreement and although such obligations may be unmatured.

         (b) Each Lender agrees promptly to notify the Administrative Agents and the Borrower after any such setoff and application; provided, however, that, to the extent permitted by applicable law, the failure to give any such notice shall not affect the validity of such setoff and application.

         Section 9.09. Severability. In case any one or more of the provisions contained in the Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 9.10. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         Section 9.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereon and hereon were upon the same instrument. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Servicing Agent.

         Section 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 9.13. Entire Agreement. This Agreement, the Collateral Documents, the agreements referred to in Section 2.08 and any promissory notes
                                                 ----
delivered pursuant hereto constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Loan Documents and such letter agreements, except to the extent expressly provided therein. Nothing in the Loan Documents or such letter agreements or promissory notes, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto and Indemnitees referred to in Section 9.05(b) any
                                                                  -------
rights, remedies, obligations or liabilities under or by reason of the Loan Documents or such letter agreements or promissory notes.

         Section 9.14. Confidentiality. Each of the Agents, each Fronting Bank, the Lenders and the SPC's (as defined in Section 9.07(h)) agrees to maintain the
                                                 --------
confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to obtaining a written agreement containing provisions substantially the same as those of this Section from the intended recipient of such Information, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (including any assignee or any prospective assignee of an SPC of the type described in the last sentence of
Section 9.07(h)), (g) with the consent of the Borrower, (h) for purposes of
        --------
Section 9.07(h) only, to any rating agency, (i) to the extent such Information
        -------
(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Fronting Bank or any Agent or Lender on a nonconfidential basis from a source other than the Borrower or (j) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to such contractual counterparty's professional advisor) so long as the recipient of such Information agrees to be bound by the provisions of this Section. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower and its Affiliates or their respective business, other than any such information that is available to any Fronting Bank or any Agent or Lender on a nonconfidential basis prior to disclosure by the Borrower. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

         Section 9.15. Limitation on Recourse to General Partners. The Lenders, the Agents, the SPCs (as defined in Section 9.07(h)) and the Fronting Banks
                                            --------
agree that payment and performance of the obligations due to them from the Loan Parties under the Loan Documents and any promissory notes delivered hereunder shall be obligations of the Loan Parties only, and none of the Lenders, the Agents, the SPCs or any Fronting Bank shall have any claim against or recourse (whether by operation of law or otherwise) to any Equistar GP or any of its Affiliates (other than the Borrower and its Subsidiaries) or any director, officer, employee, partner, member of the Partnership Governance Committee, holder of Equity Interests, agent or advisor of any such person in respect of such obligations or for any claim based on, in respect of, or by reasons of, such obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                             EQUISTAR CHEMICALS, LP,


                             By: /s/ KAREN A. TWITCHELL
                                -----------------------
                                Name: Karen A. Twitchell
                                Title: Principal Financial Officer


                             BANK OF AMERICA, N.A., individually and as
                             Swingline Lender, Fronting Bank, Administrative Agent and Servicing Agent


                             By: /s/ MICHAEL J. DILLON
                                ----------------------
                                Name: Michael J. Dillon
                                Title: Managing Director


                             THE CHASE MANHATTAN BANK,
                             individually and as Fronting Bank, Administrative Agent and Collateral Agent


                             By: /s/ STEVE A. NORDAKER
                                ----------------------
                                Name: Steve A. Nordaker
                                Title: Managing Director


                             CITICORP USA, INC.


                             By: /s/ B.D. CROOK
                                ---------------
                                Name: B.D. Crook
                                Title: Vice President

                             CREDIT SUISSE FIRST BOSTON


                             By: /s/ PAUL L. COLON
                                ------------------
                                Name: Paul L. Colon
                                Title: Vice President


                             By: /s/ ROBERT N. FINNEY
                                ---------------------
                                Name: Robert Finney
                                Title: Managing Director

                             THE FUJI BANK, LIMITED


                             By: /s/ JACQUES AZAGURY
                                --------------------
                                Name: Jacques Azagury
                                Title: Senior Vice President and Manager


                             THE BANK OF NOVA SCOTIA

                             By: /s/ F.C.H. ASHBY
                                -----------------
                                Name: F.C.H. Ashby
                                Title: Senior Manager, Loan Operations

                               CREDIT LYONNIAS, NEW YORK BRANCH


                               By: /s/ PHILIPPE SOUSTRA
                                  ---------------------
                                  Name: Philippe Soustra
                                  Title: Executive Vice President


                               SOCIETE GENERALE


                               By: /s/ ANTHONY C. QUAGLIETTA
                                  --------------------------
                                  Name: Anthony C. Quaglietta
                                  Title: Vice President


                               THE BANK OF NEW YORK


                               By: /s/ RAYMOND J. PALMER
                                  ----------------------
                                  Name: Raymond J. Palmer
                                  Title: Vice President


                               BANK ONE, N.A. (Main Office - Chicago)


                               By: /s/ DANIEL A. DAVIS
                                  --------------------
                                  Name: Daniel A. Davis
                                  Title: Vice President


                               NATEXIS BANQUES
                               POPULAIRES


                               By: /s/ TIMOTHY L. POLVADO
                                   ----------------------
                                   Name:  Timothy L. Polvado
                                   Title: Vice President and Group Manager


                               THE BANK OF TOKYO-MITSUBISHI, LTD.


                               By: /s/ K. GLASSCOCK
                                   ----------------
                                   Name:  K.Glasscock
                                   Title: Vice President and Manager


                               CITICORP USA, INC., as Co-Syndication Agent


                               By: /s/ B.T. CROOK
                                   --------------
                                   Name:  B.T. Crook
                                   Title: Vice President


                               CREDIT SUISSE FIRST BOSTON, as Co-
                               Syndication Agent


                               By: /s/ PAUL L. COLON
                                   -----------------
                                   Name:  Paul L. Colon
                                   Title: Vice President

                               By: /s/ ROBERT N. FINNEY
                                   --------------------
                                   Name:  Robert N. Finney
                                   Title: Managing Director

                               KZH CNC LLC


                               By: /s/ VIRGINIA CONWAY
                                   -------------------
                                   Name:  Virginia Conway
                                   Title: Authorized Agent


                               KZH RIVERSIDE LLC


                               By: /s/ VIRGINIA CONWAY
                                   -------------------
                                   Name:  Virginia Conway
                                   Title: Authorized Agent


                               KZH SHOSHONE LLC


                               By: /s/ VIRGINIA CONWAY
                                   -------------------
                                   Name:  Virginia Conway
                                   Title: Authorized Agent


                               KZH SOLEIL LLC


                               By: /s/ VIRGINIA CONWAY
                                   -------------------
                                   Name:  Virginia Conway
                                   Title: Authorized Agent


                               KZH SOLEIL-2 LLC


                               By: /s/ VIRGINIA CONWAY
                                   -------------------
                                   Name:  Virginia Conway
                                   Title: Authorized Agent


                               TCW SELECT LOAN FIND, LTD
                               By: TCW  ADVISORS, INC. as its
                               Colletaral Manager


                               By: /s/ WILLIAM BRENNAN
                                   -------------------
                                   Name:  William Brennan
                                   Title: Vice President

                               By: /s/ MATTHEW A. MILLER
                                   ---------------------
                                   Name:  Matthew A Miller
                                   Title: Vice President


                               THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED


                               By: /s/ MICHAEL N. OAKES
                                   --------------------
                                   Name:  Michael N. Oakes
                                   Title: Senior Vice President,
                                          Houston Office

                                  JUPITER FUNDING TRUST


                                  By: /s/ ANN E. MORRIS
                                      -----------------
                                      Name:  Ann E. Morris
                                      Title: Authorized Agent


                                  OPPENHEIMER SENIOR
                                  FLOATING RATE FUND


                                  By: /s/ DAVID FOXHOVEN
                                      -------------------
                                      Name:  David Foxhoven
                                      Title: Assistant Vice President


                                  PINEHURST TRADING, INC.


                                  By: /s/ ANN E. MORRIS
                                        -----------------
                                        Name:  Ann E. Morris
                                        Title: Assistant Vice President

                                  SCUDDER FLOATING RATE FUND


                                  By: /s/ KELLY D. BABSON
                                      -------------------
                                      Name:  Kelly D.Babson
                                      Title: Managing Director


                                  THE SUMITOMO TRUST & BANKING CO.,
                                  LTD. New York Branch


                                  By: /s/ STEPHEN A. STRATICO
                                      -----------------------
                                      Name:  Stephen A. Stratico
                                      Title: Vice President


                                  STANWICH LOAN FUNDING LLC


                                  By: /s/ ANN E. MORRIS
                                      -----------------
                                      Name:  Ann E. Morris
                                      Title: Assistant Vice President


                                  TORONTO DOMINION (New York), INC.


                                  By: /s/ GWEN ZIRKLE
                                      ---------------
                                      Name:  Gwen Zirkle
                                      Title: Vice President


                                  THE TRAVELERS INSURANCE COMPANY


                                  By: /s/ ALLEN R. CANRELLI
                                      ---------------------
                                      Name:  Allen R. Cantrelli
                                      Title: Investment Officer

                                  WINGED FOOT TRUST


                                  By: /s/ ANN E. MORRIS
                                      -----------------
                                      Name:  Ann E. Morris
                                      Title: Authorized Agent


                                  THE DAI-ICHI KANGYO BANK, LTD.


                                  By: /s/ PERZEMEK BLAZIAK
                                      --------------------
                                      Name: Perzemek Blaziak
                                      Title: Account Officer


                                  METROPOLITAN LIFE INSURANCE
                                  COMPANY


                                  By: /s/ JAMES A. WNIOTT
                                      -------------------
                                      Name:  James A. Wniott
                                      Title: Director


                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By: /s/ GREGORY HONG
                                      ----------------
                                      Name:  Gregory Hong
                                      Title: Duly Authorized Signatory

                                                                       EXHIBIT A

                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         1. The Assignor named below hereby sells and assigns, without recourse to the Assignor, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the date of assignment set forth below (the "Assignment Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in [the Revolving Commitment of the Assignor on the Assignment Effective Date, the Revolving Loans owing to the Assignor which are outstanding on the Assignment Effective Date, and participations in Letters of Credit and Swingline Loans which are outstanding on the Assignment Effective Date,] [and the Competitive Loans owing to the Assignor which are identified below,] [the Term Loans owing to the Assignor which are outstanding on the Assignment Effective Date,] together with unpaid interest accrued on the assigned Loans to the Assignment Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.07 of the Credit Agreement, a copy of which has been received by each such party. From and after the Assignment Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) except as otherwise provided in the Credit Agreement, the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement to the extent of the Assigned Interest.

         2. This Assignment and Acceptance is being delivered to the Servicing Agent and the Borrower together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms referred to in

Section 2.20 (e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form provided by the Servicing Agent and
(iii) a processing and recordation fee of $3,500.

         3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:____________________________________________________________

Legal Name of Assignor:________________________________________________________

Legal Name of Assignee:________________________________________________________

Assignee's Address for Notices:________________________________________________

_______________________________________________________________________________

Assignee's Domestic Lending Office Address:____________________________________

_______________________________________________________________________________

Assignee's LIBOR Lending Office Address:_______________________________________

_______________________________________________________________________________

Assignment Effective Date (may not be fewer than 5 Business Days after the date of assignment except as specified in the Credit Agreement):____________________

                              Principal Amount Assigned (and identifying
                              information as to individual Competitive
Assigned Interest             Loans, if applicable)
-------------------           ----------------------------

Revolving Commitment:         $

Revolving Loans:              $

Competitive Loans:            $

Term Loans:                   $


The terms set forth herein
are hereby agreed to:



                                            _________________, as Assignor,

                                            By:__________________
                                               Name:
                                               Title:

                                            _________________, as Assignee,


                                            By:__________________
                                               Name:
                                               Title:

[Accepted (if required):

EQUISTAR CHEMICALS, LP


By:__________________
   Name:
   Title:


[SERVICING AGENT]


By:__________________
   Name:
   Title:


[FRONTING BANK]


By:__________________
   Name:
   Title:


[SWINGLINE LENDER]


By:__________________
   Name:
   Title:

                                                                       EXHIBIT B

                                    FORM OF

                         SYNDICATED BORROWING REQUEST

Bank of America, N.A., as
Servicing Agent for the Lenders referred to below,
901 Main Street
Dallas, Texas  75202


                                                              [Date]

Attention:     Agency Management Services

Dear Sirs and Mesdames:

         The undersigned, Equistar Chemicals, LP (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Syndicated Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Syndicated Borrowing is requested to be made:

(A)  Date of Borrowing (which is a Business Day)    __________________

(B)  Principal amount of Borrowing                  __________________

(C)  Interest rate basis/1/                         __________________

(D)  Interest Period and the last day thereof/2/    __________________

_________________________

      /1/ LIBOR Borrowing or ABR Borrowing.

      /2/ Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

[(E) Class of Borrowing                             __________________


         Upon the making of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b), to the extent applicable to this Syndicated Borrowing, Section 4.01(c) and, if applicable, Section 4.01(d), of the Credit Agreement have been satisfied.

                                 Very truly yours,

                                 EQUISTAR CHEMICALS, LP

                                     By:_____________________

                                     ------------------------
                                     Title:[Responsible Officer]

                                                                     EXHIBIT C-1
                                    FORM OF

                            COMPETITIVE BID REQUEST

Bank of America, N.A., as
Servicing Agent for the Lenders referred to below,
901 Main Street
Dallas, Texas  75202

                                                                          [Date]

Attention: Agency Management Services

Dear Sirs and Mesdames:

      The undersigned, Equistar Chemicals, LP (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

      The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing     ____________________________
     (which is a Business Day)

(B)  Principal Amount of Competitive   ____________________________
     Borrowing/1/

(C)  Interest rate basis/2/            ____________________________

(D)  Interest Period and the last day  ____________________________

____________________________

      /1/  Not less than $25,000,000.

      /2/  LIBOR Competitive Borrowing or Fixed Rate Borrowing.

thereof/3/

         Upon acceptance of any or all of the Competitive Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b), to the extent applicable to this Borrowing, Section 4.01(c) and, if applicable, Section 4.01(d), of the Credit Agreement have been satisfied.

                                         Very truly yours,

                                         EQUISTAR CHEMICALS, LP

                                         By:___________________________

                                         ______________________________
                                         Title: [Responsible Officer]


________________________________________________________________________________

         /3/ Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Maturity Date.

                                                                     EXHIBIT C-2

                                    FORM OF

                       NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]
                                                                          [Date]

Attention:

Dear Sirs and Mesdames:

         Reference is made to the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         The Borrower made a Competitive Bid Request on [ ] [_], 20[_], pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date] / [Time]./1/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A) Date of Competitive Borrowing     _______________________

(B) Principal amount of Competitive   _______________________
    Borrowing

(C) Interest rate basis               _______________________

(D) Interest Period and the last day _______________________ thereof


_______________________

         /1/ The Competitive Bid must be received by the Servicing Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed Competitive Borrowing, and
(ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of the proposed Competitive Borrowing.

                           Very truly yours,
                           BANK OF AMERICA, N.A., as Servicing Agent,

                           By:___________________________________

                              ___________________________________
                           Title:

                                                                     EXHIBIT C-3

                                    FORM OF

                                COMPETITIVE BID

Bank of America, N.A., as
Servicing Agent for the Lenders referred to below,
901 Main Street
Dallas, Texas  75202



                                                                          [Date]

Attention:   Agency Management Services

Dear Sirs and Mesdames:

         The undersigned, [Name of Lender], refers to the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by Equistar Chemicals, LP (the "Borrower") on [ ] [_], 20[_], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount/1/                   ______________________________

(B)  Competitive Bid Rate/2/               ______________________________

(C)  Interest Period and last day thereof  ______________________________

         The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 2.03(d) of the Credit Agreement.

                                 Very truly yours,

                                 [NAME OF LENDER],

                                 By:__________________________________

                                    __________________________________
                                    Title:


__________________________________

         /1/ Not less than $5,000,000 and not greater than the requested Competitive Borrowing. Multiple bids will be accepted by the Servicing Agent.

         /2/ i.e., LIBO Rate + or - %, in the case of LIBOR Competitive Loans, or %, in the case of Fixed Rate Loans. The Competitive Bid Rate shall be inclusive of any and all reserve requirement costs of the Lender pursuant to paragraphs (a) and (e) of Section 2.15 of the Credit Agreement.

                                                                     EXHIBIT C-4

                                    FORM OF

                     COMPETITIVE BID ACCEPT/REJECT LETTER

Bank of America, N.A., as
Servicing Agent for the Lenders referred to below, 901 Main Street
Dallas, Texas 75202

                                                       [Date]

Attention:     Agency Management Services

Dear Sirs and Mesdames:

     The undersigned, Equistar Chemicals, LP (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

     In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ____________ and, in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept following bids for maturity on [date]:

Principal Amount     Fixed Rate/Margin      Lender
----------------     -----------------      ------
$                    [%] / [+ / -  %]

We hereby reject the following bids:

Principal Amount     Fixed Rate/Margin      Lender
----------------     -----------------      ------
$                    [%] / [+ / -  %]

     The funds should be deposited in Bank of America, N.A. account number [_] on [date] [or] [wire transferred to [Name of Bank] account number [_] [other wire instructions] on [date]].


                                 Very truly yours,

                                 EQUISTAR CHEMICALS, LP

                                 By:___________________________

                                    ___________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT D


                           APPLICATION AND AGREEMENT
                   FOR IRREVOCABLE STANDBY LETTER OF CREDIT
                    [_] WITHOUT RENEWALS [_] WITH RENEWALS
                      Renewable until _________________.
                                         latest date



To: [THE CHASE MANHATTAN                      FOR BANK USE ONLY
    BANK]                                     ----------------------------------
                                              Date:        L/C No.:
[Address]                                     ----------------------------------
                                              Applicant No.:
Date of this Application___________           ----------------------------------
                                              Beneficiary No.:
                                              ----------------------------------
                                              Advising Bank No.:
                                              ----------------------------------


Sirs and Mesdames:

     The undersigned Applicant(s) hereby request(s) that you establish an irrevocable Standby Letter of Credit as set forth below in such language as you may deem appropriate, with such variations from such terms as you may in your discretion determine are necessary and are not materially inconsistent with this Application and Agreement, and forward the same by:

     [_] Cable/telex (full details)

     [_] Airmail

     [_] Brief Cable/telex

     [_] Other___________________

     [_] Through your correspondent for delivery to the beneficiary or advised through_________________________________________________

     [_] Directly to beneficiary

All banking charges other than the issuing Bank's are for

[_] Beneficiary     [_] Applicant(s)

--------------------------------------------------------------------------------
Liability of                                  on Behalf of
                                              (as to appear on Letter of Credit)


_____In favor of (Beneficiary)_____           __________________________________
                                                                       Amount

                                                          In figures:


                                                          In words:

--------------------------------------------------------------------------------

Partial drawings:   [_] Allowed   [_] Not Allowed      Expiring at the close of
                                                       business on___________

If drawings are allowed in installments within given periods and no drawing is made for an installment within the applicable period, the credit

[_] Shall              [_] Shall not                   _________________________
                                                       At your counters, unless
be available for subsequent installments               otherwise indicated, for
                                                       Sight Payment

--------------------------------------------------------------------------------

To be available by drafts at sight drawn on you duly signed and endorsed, or specify any other drawee: _____________________________

And accompanied by documents as specified below:
Beneficiary's manually signed statement on its letterhead reading exactly as follows:

--------------------------------------------------------------------------------

(Complete only when the beneficiary's bank or correspondent is to issue its undertaking based on the issued Standby Letter of Credit)

[_] Request beneficiary's bank to issue and deliver their (specify type of undertaking, bid or performance bond, or other)

     ____________________________________________________________

     In favor of:

    ----------------------------------------------------------
For an amount not exceeding that specified above, effective immediately and expiring at their office on ___________________________________ (30 days prior to expiry date above) relative to__________________________________ .

--------------------------------------------------------------------------------
     The opening of this credit is subject to the terms and conditions as set forth in the Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended, modified, supplemented or waived, the "Credit Agreement") among EQUISTAR CHEMICALS, LP, a Delaware limited partnership, the lenders from time to time party thereto, CITICORP USA, INC. and CREDIT SUISSE FIRST BOSTON, as Co-Syndication Agents, BANK OF AMERICA, N.A. ("BofA"), as Servicing Agent, THE CHASE MANHATTAN BANK ("Chase"), as Collateral Agent, and BofA and Chase as administrative agents (in such capacity, together with their successors, the "Administrative Agents"), to which terms and conditions you agree.

APPLICANTS:

_____________________________               ______________________________
      Printed Name                                  Printed Name


By:__________________________               By:___________________________
      Authorized Signature                         Authorized Signature


CORRESPONDENT/MEMBER BANK:

_____________________________               ______________________________
      Printed Name                                  Printed Name


By:__________________________               By:___________________________
      Authorized Signature                         Authorized Signature


BANK ACCEPTANCE: The Bank's Acceptance evidenced by the undersigned authorized representative's signature is provided as its acknowledgment that his agreement represents the final agreement by the parties which may not be contradicted by evidence of prior contemporaneous, or subsequent oral agreements between the parties.

[THE CHASE MANHATTAN BANK]

By: _________________________

August 24, 2001


To:  Bank of America, N.A. and
     The Chase Manhattan Bank, as
     Administrative Agents,
     and the Agents and the Lenders referred to below

                           Equistar Chemicals, L.P.

Ladies and Gentlemen:


          This opinion is furnished to you pursuant to Section 4.02(b)(i) of the Amended and Restated Credit Agreement dated as of August 24, 2001 (the "Credit Agreement") among Equistar Chemicals, L.P., as Borrower (the "Company"), Citicorp USA, Inc. and Credit Suisse First Boston, as Co-Syndication Agents, Bank of America, N.A., as Servicing Agent and Administrative Agent and The Chase Manhattan Bank, as Collateral Agent and Administrative Agent, and the Lenders party thereto.

          Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

          We have acted as counsel to the Company in connection with the Credit Agreement. In that connection we have examined executed counterparts of the following (each a "Loan Document," and collectively, the "Loan Documents"):

          (i)    the Credit Agreement;

          (ii) the Security Agreement between the Company and the Collateral Agent, dated as of the date hereof;

          (iii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from the Company to Steven Nordaker, Trustee, for the benefit of the Collateral Agent, with respect to the Channelview, Texas facility of the Company;

          (iv) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from the Company to Steven Nordaker, Trustee, for the benefit of the Collateral Agent, with respect to the Corpus Christi, Texas facility of the Company (together with the agreement referred to in clause
                 (iii) immediately above, the "Mortgages"); and

          (v)    each Note executed and delivered on the date hereof.

The Security Agreement and the Mortgages are collectively referred to herein as the "Collateral Documents." In addition, we have examined the UCC financing statements executed by the Company on or prior to the date hereof to be filed in the office of the Secretary of State of the State of Delaware (a copy of which is attached hereto as Exhibit A (the "Delaware Financing Statement")) and in the real property records of Harris County, Texas and Nueces County, Texas (hereinafter referred to as the "Texas Financing Statements," copies of which are attached hereto as Exhibits B and C), certificates of representatives of the Company and other documents as the basis for our opinions hereinafter set forth.

          On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

          1. The Credit Agreement, the Security Agreement and each Mortgage constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Note, when properly completed and executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2. The execution, delivery and performance by the Company of the Loan Documents do not (a) violate any applicable federal, Texas or New York law or (b) require as a condition precedent thereto consent or approval of, registration or filing with, or any other action by, any governmental authority, except for the filing and recordation of the Mortgages and of UCC financing statements pursuant to the Loan Documents.

          3. The Company is not an (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" as defined in the Public Utility Holding Company Act of 1935, as amended, or (c) otherwise subject to any statute or regulation (other than Regulations U and X of the Board of Governors of the Federal Reserve System) that restricts its ability to incur Indebtedness under the Credit Agreement.

          4. The Loans to be made on the date hereof and the application of the proceeds thereof as provided for in the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

          5. The Security Agreement creates valid security interests in favor of the Collateral Agent for the benefit of the "Secured Parties," as defined and to the extent provided therein, in all right, title and interest of the Company in that portion of the "Collateral" (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code in effect in the State of New York (the "New York Code").
Except as otherwise provided by Sections 9-303 through 9-306 of the New York Code, the perfection of such security interests will, pursuant to Section 9-301 of the New York Code, be determined under the local laws of the jurisdiction in which the debtor is located, and assuming that Chapter 9 of the Uniform Commercial Code of the State of Delaware ("Delaware Code") governs the perfection of a security interest in personal property and that the Delaware Code is identical to the New York Code, on the proper filing in the office of the Secretary of State of the State of Delaware of the Delaware Financing Statement, the Collateral Agent will have a perfected security interest within the meaning of the Delaware Code in that portion of the Collateral and in the proceeds thereof in which a security interest may be created under Article 9 of the New York Code and perfected by filing of a financing statement in the State of Delaware, subject, however, with respect to proceeds, to Section 9-315 of the New York Code and any comparable provisions of the Delaware Code.

          6. Each Mortgage creates a valid lien in favor of the Collateral Agent for the benefit of the "Secured Parties," as defined and to the extent provided therein, in all right, title and interest of the Company in such of the "Trust Property" described therein as constitutes real property under the law of the State of Texas (the "Real Property"). The proper recordings of the Mortgages in the real property records of the respective counties identified therein (the "County Filing Offices") are the only filings, recordings and registrations necessary to publish notice and preserve the liens of the Mortgages in the Real Property. Each Mortgage creates a valid security interest in favor of the Collateral Agent for the benefit of such "Secured Parties" to the extent provided therein in all right, title and interest of the Company in that portion of the "Trust Property" (other than the Real Property) in which a security interest may be created under Chapter 9 of the Uniform Commercial Code in effect in the State of Texas (the "Texas Code") (the "Texas UCC Collateral"). On the proper filing in the real property records of the County Filing Offices of the Texas Financing Statements, the Collateral Agent will have a perfected security interest within the meaning of Chapter 9 of the Texas Code in that portion of the Texas UCC Collateral that constitute fixtures in which a security interest may be perfected by filing a financing statement in the County Filing Offices, subject, however, with respect to proceeds, to Section 9.315 of the Texas Code.

          7. No mortgage tax, documentary stamp tax, recording tax, transfer tax or similar tax or charge is payable by either Administrative Agent or the Collateral Agent to the State of Texas or any governmental agency thereof on account of the Liens created by the Collateral Documents (as defined below in paragraph 8) or the filing, recording or registration of the Mortgage or the Texas Financing Statements, except for nominal filing or recording fees.

          8. The security interests created by the Collateral Documents (to the extent provided in paragraphs 5 and 6 above) secure all future Loans and the LC Reimbursement Obligations (as defined in the Security Agreement) of the Company in respect of the Letters of Credit and, insofar as the priority of those security interests is governed by the New York Code, the Texas Code and the Texas Property Code, have the same priority (subject to Section 9.323 of the Texas Code and the New York Code) with respect to those future extensions of credit as they have with respect to the Loans made on the date hereof, except
(a) to the extent that any priority may be affected by any Lien imposed by law in favor of any government or governmental authority or agency and (b) as to after acquired property that is covered by those documents, Liens to which such property is subject at the time of acquisition by the Company.

          9. If all material facts and issues of law were presented and properly argued, a Texas court, or a federal court sitting in the State of Texas, should give effect to the governing law provisions of the Loan Documents, subject to Section 35.51(f)(4) of the Texas Code.

          10. The execution and delivery of the Loan Documents, the issuance of the Notes issued on the date hereof, and the performance by the Company of its obligations under the Loan Documents and the consummation of the transactions contemplated therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Indentures, Lyondell Chemical Company's Credit Agreement dated as of July 23, 1998, as amended heretofore, or the Indentures, each dated as of May 17, 1999, among Lyondell Chemical Company, the guarantors party thereto and The Bank of NewYork, as trustee.

          The foregoing opinions are subject to the following assumptions, qualifications and limitations:

          A. We have, without independent verification, relied on certificates of representatives of the Company and the representations and warranties of the Company contained in the Loan Documents with respect to the accuracy of the factual matters contained therein and assumed with your approval (i) that each party to the Loan Documents has the power and authority to enter into those Loan Documents and to perform its obligations thereunder, (ii) the due authorization, execution and delivery of the Loan Documents by each party thereto, (iii) that the Loan Documents constitute the legal, valid, binding and enforceable obligation of each party thereto (other than the Company) and (iv) the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals.

          B. Our opinions set forth in paragraphs 1 and 8 are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium, conservatorship and similar laws affecting creditor's rights and remedies generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), (iii) principles of materiality and reasonableness and implied covenants of good faith and fair dealing and (iv) the rights of the United States under the Federal Tax Lien Act of 1966, as amended. Additionally, the validity and enforceability of certain of the remedial and waiver provisions of the Collateral Documents may be limited by applicable laws and judicial interpretations, but, in our opinion and subject to the other qualifications and limitations set forth herein and the economic consequences of any delay in the enforcement of the remedies provided for in the Loan Documents, those limitations should not substantially interfere with (i) the judicial enforcement of the obligation of the Company to repay the Loans and LC Disbursements and the interest accrued thereon (to the extent not deemed a penalty), as provided in the Credit Agreement, subject to Sections 51.003, 51.004 and 51.005 of the Texas Property Code, (ii) the acceleration of the obligation of the Company to repay the Loans and LC Disbursements, together with such interest, upon an Event of Default arising from the failure to pay such obligations when due or upon the failure to perform any other material provision of the Loan Documents to be performed by it or any other Loan Party and (iii) the judicial foreclosure or, if the Collateral Agent elects to exercise the power or right of sale as specified in the Collateral Documents, the non-judicial foreclosure of the Liens created by the Collateral Documents, and the sale of the personal property Collateral, at maturity or upon an acceleration described in clause (ii) immediately above in accordance with applicable law and the Loan Documents. Further to the foregoing, the provisions of the Loan Documents regarding the rights and remedies available to the Secured Parties after the occurrence of a Default or Event of Default are subject to procedural requirements that are not necessarily reflected in the Loan Documents which may affect or restrict the rights and remedies so stated to be available thereunder. We express no opinion as to whether a court would grant specific performance or any other equitable remedy or any particular remedy or the enforceability of any self-help remedy

          C. With respect to our opinion in paragraph 3, we assume that the Company owns no assets and conduct no business other than as described in the Company's Annual Report on Form 10-K for fiscal year 2000.

          D. We call to your attention that Section 552 of the United States Bankruptcy Code limits the extent to which proceeds realized and property acquired by a debtor after the commencement of a case thereunder may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of that case.

          E.   No opinion is expressed above as to the enforceability of Section
     9.02 or 9.04 of the Credit Agreement or provisions of similar import contained in any other Loan Document or any provision of the Loan Documents that purports to (i) waive rights of any party that cannot be waived as a matter of applicable law, (ii) entitle a party to indemnification or absolution from liability in respect of any matters arising under any securities laws or in whole or in part by reason of any illegal, wrongful or grossly negligent act or omission of that party, (iii) prohibit any unwritten waivers of or amendments to any provisions of the Loan Documents,
     (iv) establish any evidentiary standard, (v) restrict access to legal or equitable remedies or (vi) grant remedies exercisable when no Default or Event of Default exists.

          F. We express no opinion as to (i) the enforceability of provisions relating to delay or omission of enforcement of rights or remedies, marshaling of assets, rights of third parties or prohibitions against transfer, alienation or hypothecation of property, (ii) the enforceability of a present assignment of assets or rental income from the Mortgaged Property without first requiring the Collateral Agent to obtain lawful possession of the Mortgaged Property after the occurrence of an Event of Default under the Loan Documents, (iii) any right to exclude the Company from possession of the Mortgaged Property prior to the time lawful possession is obtained through foreclosure proceedings or other lawful means, (iv) the enforceability of provisions appointing a Person as attorney-in-fact for another Person, (v) whether a court would construe a yield maintenance payment due as a penalty which is not enforceable or collectible, (vi) the enforceability of provisions which leave any provision to subsequent agreement or (vii) the enforceability of any provisions that provide for certain acts or matters to be null and void automatically or ab initio.

          G. No opinion is expressed above as to (i) the effect of any state or federal securities laws or regulations insofar as they are applicable to or otherwise affect any party to any Loan Document, the transactions contemplated by the Loan Documents or the exercise of any rights or remedies of any party to the Loan Documents or (ii) various state and federal laws and regulations applicable to banks, insurance companies or other financial institutions or the business or lending transactions of the Administrative Agent, the Agents or the Lenders or any assignee or participant of any such Person which may relate to the Loan Documents or the transactions contemplated thereby.

          H. We express no opinion as to the priority of any Liens created by the Collateral Documents. We have assumed, with your approval and without independent verification, that (i) the Delaware Financing Statement and Texas Financing Statements set forth the correct name and address of the Collateral Agent and (ii) the Company has rights in the Collateral. We express no opinion as to (i) the value of, the accuracy or completeness of any description of, or the location or characterization of, any personal property Collateral or the value of, the location or characterization of, or the accuracy, completeness or sufficiency of any description of, the Real Property, including for purposes of notice or conveyance, (ii) the physical condition or actual use made of any Collateral and (iii) whether any Collateral is in compliance with any laws or regulations relating to the construction, occupancy or use thereof, including zoning laws, building codes and environmental laws.

          I. We express no opinion with respect to any Collateral which is or may become fixtures (except as paragraph 6 sets forth), equipment used in farming operations, farm products, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale of minerals at the wellhead or minehead.

          J. We call to your attention that (i) assuming the Delaware Code is identical to the New York Code as to such matter, the Delaware Code (and, as to the Texas Financing Statements filed in Texas, the Texas Code) requires the filing of UCC continuation statements, executed by the secured party of record, within the period of six months prior to the expiration of each period of five years from the respective dates of the original filings of UCC financing statements in order to maintain the effectiveness of such filings, (ii) changes in the name, identity or corporate structure of the Company or the location (within the meaning of Section 9-307 of the New York Code (and any comparable provisions of the Delaware Code), which, in the case of limited partnerships, means the state under whose laws such entities have been legally organized) of the

     Company may cause the security interests of the Collateral Agent purported to be created by the Collateral Documents to be unperfected unless new, appropriate UCC financing statements are properly filed in the appropriate jurisdictions.

          This opinion is limited to the applicable laws of the State of New York, the State of Texas (but only with respect to our opinions regarding the Texas Mortgages, perfection set forth in paragraphs 5 and 6, taxes set forth in paragraph 7, future extensions of credit set forth in paragraph 8 and choice of law set forth in paragraph 9) and applicable federal law, each as in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction. We are not licensed to practice law in the State of Delaware and no opinion is expressed herein on the laws of the State of Delaware. We undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in law or future events affecting any of the transactions contemplated by any Loan Document. This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Credit Agreement to be consummated on this date. This opinion may not be used for any other purpose or relied on by any other Person without, in each instance, our prior written consent.

                                   Very truly yours,

                                                                 August 24, 2001


To:  The Chase Manhattan Bank and
     Bank of America, N.A., as
     Administrative Agents,
     and the Agents and the Lenders referred to below

                           Equistar Chemicals, L.P.

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.02(b)(ii) of Amended and Restated Credit Agreement dated as of August 24, 2001 (the "Credit Agreement") among Equistar Chemicals, L.P., as Borrower (the "Company"), Citicorp USA, Inc. and Credit Suisse First Boston, as Co-Syndication Agents, Bank of America, N.A., as Servicing Agent and Administrative Agent and The Chase Manhattan Bank, as Collateral Agent and Administrative Agent, and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

          I am the General Counsel of the Company, and I, or individuals under my direction, have examined the following (each a "Loan Document," and collectively, the "Loan Documents"):

          (i)   the Credit Agreement;

          (ii) the Security Agreement between the Company and the Collateral Agent, dated as of the date hereof;

          (iii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from the Company to Steven Nordaker, Trustee, for the benefit of the Collateral Agent, with respect to the Channelview, Texas facility of the Company;

          (iv) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from the Company to Steven Nordaker, Trustee, for the benefit of the Collateral Agent, with respect to the Corpus Christi, Texas facility of the Company; and

          (v)   each Note executed and delivered on the date hereof.

          In addition, I, or individuals under my direction, have examined the originals, or copies certified or otherwise identified, of (i) the Company's Certificate of Limited Partnership and Amended and Restated Limited Partnership Agreement (as amended to date, the "Partnership Agreement") and (ii) the corporate records of the Company, certificates of public officials and representatives of the Company and other documents as the basis for my opinions hereinafter set forth.

          On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth below, I am of the opinion that:

          1. The Company is a limited partnership duly formed under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Delaware Limited Partnership Act") and is validly existing in good standing under the laws of the State of Delaware. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Company is qualified, licensed or registered to do business in, and is in good standing in, every jurisdiction where such qualification, licensing and registration is required.

          2. The Company has the requisite partnership power and authority under the Partnership Agreement, the Delaware Limited Partnership Act and applicable federal law to own, lease and operate its properties and to conduct its business as presently conducted, and to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary partnership proceedings of the Company.

          3. The execution, delivery and performance by the Company of the Loan Documents do not (a) contravene the Partnership Agreement, (b) constitute a default under any agreement or instrument governing indebtedness of the Company for borrowed money in a principal amount of $15,000,000 or more, (c) breach or otherwise violate any other material agreement of the Company or any judgment, order or decree of any governmental authority known to me that is binding on the Company or any of its assets or (d) except for the Liens created by the Loan Documents, result in the creation or imposition of any Lien on any material properties or assets of the Company.

          4. To my knowledge, there are no actions, suits or proceedings by or before any court or arbitrator or any governmental body, agency or official that are pending or threatened against or affecting the Company or the businesses, assets or rights of the Company as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          In rendering the foregoing opinions, I have, without independent verification, relied on certificates of representatives of the Company and the representations and warranties of the Company set forth in the Loan Documents with respect to the accuracy of the factual matters contained therein and assumed the genuineness of all signatures (other than those of the Company), conformity to authentic, original documents of all documents submitted to me as certified or photostatic copies and the authenticity of all documents submitted to me as originals.

          This opinion is limited to applicable federal law and the Delaware Limited Partnership Act, each as in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction. I undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in law or future events affecting any of the transactions contemplated by any Loan Document. This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Credit Agreement to be consummated on this date. This opinion may not be used for any other purpose or relied on by any other Person without, in each instance, my prior written consent.

                                    Very truly yours,


                                    Gerald A. O'Brien
                                    Vice President, General Counsel and
                                    Secretary

                DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT

    dated as of the August _____, 2001 but effective as of August 24, 2001 from

                            EQUISTAR CHEMICALS, LP,
                        a Delaware limited partnership,
                                 the Grantor,

                                      to

                               STEVEN NORDAKER,
                                 the Trustee,

                              for the benefit of

                           THE CHASE MANHATTAN BANK,
                             as Collateral Agent,
                                the Beneficiary

                         Property: __________ Facility
                            County of ____________
                                State of Texas

--------------------------------------------------------------------------------
This Instrument Contains After-Acquired Property Provisions And Secures Obligations Containing Provisions For Changes In Interest Rates. This Instrument Also Secures Future Advances.

When                      Susan D. Kennedy, Esq.
recorded, return to:      Davis Polk & Wardwell
                          450 Lexington Avenue
                          New York, New York 10017

                               TABLE OF CONTENTS

PREAMBLE                                                             1

RECITALS                                                             1

GRANTING CLAUSES                                                     3

GRANTING CLAUSE    I.    Land                                        2

GRANTING CLAUSE    II.   Improvements                                2

Personal Property and Equipment                                      3

GRANTING CLAUSE    III.  Appurtenant Rights                          3

GRANTING CLAUSE    IV.   Agreements                                  4

GRANTING CLAUSE    V.    Leases                                      4

GRANTING CLAUSE    VI.   Rents, Issues and Profits                   4

GRANTING CLAUSE    VII.  Permits                                     5

GRANTING CLAUSE    VIII. Deposits                                    5

GRANTING CLAUSE    IX.   Proceeds and Awards                         5

GRANTING CLAUSE    X.    Further Property                            6


EXHIBIT   A    Description of the Land

EXHIBIT   B    Permitted Encumbrances

                DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT

     DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Deed of Trust") dated as of August __, 2001 but effective as of August 24, 2001 from EQUISTAR CHEMICALS, LP, a Delaware limited partnership, having an address at One Houston Center, 1221 McKinney Street, Harris County, Houston, Texas 77010 (the "Grantor"), to Steven Nordaker, an officer of the Beneficiary, as trustee (the "Trustee") for the benefit of THE CHASE MANHATTAN BANK, not in its individual capacity but in its limited capacity as Collateral Agent, having an address at 712 Main Street, 7th Floor, Houston, Texas 77002 (the "Beneficiary").

                                WITNESSETH:/1/

                                   RECITALS

     WHEREAS:

     A. The Grantor is the owner of the Land described in Exhibit A and the Improvements located thereon.

     B. Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of August 24, 2001 (as further amended and in effect from time to time, the "Credit Agreement") among the Grantor, the Lenders Party Thereto (the "Lenders"), Citicorp USA, Inc. and Credit Suisse First Boston, as co-syndication agents, Bank of America, N.A., as Servicing Agent and Administrative Agent, and the Beneficiary, as Collateral Agent and Administrative Agent. Pursuant to the Credit Agreement, the Lenders have extended, or may from time to time extend, Loans, the Swingline Lender has extended, or may from time to time extend, Swingline Loans and the Fronting Bank has issued, or from time to time will issue, Letters of Credit, and the Borrower has or may hereafter execute and deliver certain notes (herein collectively called the "Notes") evidencing the Borrower's obligations to repay the Loans and the Swingline Loans, and have agreed in Section 2.07 of the Credit Agreement to pay the Reimbursement Obligations.

                               Granting Clauses

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of, subject to Section 7.10, the Secured Obligations, and intending to be bound hereby, the Grantor (a) does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and WARRANT to the Trustee for the benefit of the Secured Parties, with power of sale and right of entry as hereinafter provided, all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "Trust Property"), to the extent not covered by the Uniform

_______________

/1/ Capitalized terms are defined in, or are referenced in, Section 1.01.

Commercial Code (hereinafter sometimes called the "Trust Property"), and (b) does hereby GRANT and WARRANT to the Beneficiary and its successors as Agent for the benefit of the Secured Parties, a continuing first security interest in and to the Trust Property to the extent covered by the Uniform Commercial Code (hereinafter sometimes called the "Collateral"), to wit:

Granting Clause I.

     Land. All estate, right, title and interest of the Grantor in, to, under or derived from those certain lots, pieces, tracts or parcels of land located in the County of Harris, State of Texas, more particularly described in Exhibit A (the "Land").

Granting Clause II.

     Improvements. All estate, right, title and interest of the Grantor in, to, under or derived from all buildings, structures and other improvements of every kind and description now or hereafter located on the Land, including all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, all walls, partitions, floor coverings, screens, awnings, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Land or attached to the improvements which by the nature of their location thereon or attachment thereto are real property or fixtures under Applicable Laws; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Trust Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "Improvements").

     Personal Property and Equipment. All estate, right, title and interest of the Grantor in, to, under or derived from all articles of personal property and equipment of every kind and description now or hereafter located on or used in connection with the use or operation of the Property (as defined below) which are not real property under Applicable Laws; including all partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, all chattels, furnishings, furniture, pictures, paintings, statues, works of art, decorations, accessories, apparatus, materials, supplies, implements, tools, china, glassware, silverware, pots, pans, utensils, linens, stoves, refrigerators, freezers and other devices, appliances and equipment; and including all types of property included within the term "equipment" as defined in the Uniform Commercial Code (except vehicles, boats, barges, vessels, rail cars and related equipment, airplanes and equipment leased by the Grantor from a person which is not a subsidiary) now or hereafter located on the Property and now or hereafter used or useful in connection with the use or operation of the Property, all of which shall be deemed to be part of the Trust Property immediately upon the location thereof on the Land (the foregoing being collectively the

"Equipment"; the Land, the Improvements, the Equipment and the Appurtenant Rights (as defined below) being collectively the "Property"). If this Deed of Trust is subject to a security interest covering any Equipment described in this Granting Clause II, then all of the right, title and interest of the Grantor in and to any and all such Equipment is hereby assigned to the Beneficiary, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Grantor.

Granting Clause III.

     Appurtenant Rights. All estate, right, title and interest of the Grantor, to the extent such can be assigned or have security interests granted therein without requiring the consent of third parties or violating any agreement or contract creating such right, title or interest, in, to, under or derived from: all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Land; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use said air space above the Land; all development or similar rights appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights appertaining to the use and enjoyment of the Property, including alley, party walls, drainage, crop, timber, agriculture, horticulture, oil, gas and other mineral, riparian and other water rights (the foregoing being collectively the "Appurtenant Rights").

Granting Clause IV.

     Agreements. All estate, right, title and interest of the Grantor in, to, under and derived from all insurance policies (including all unearned premiums and dividends thereunder), title insurance policies, guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to the Property and all other contracts and agreements affecting or relating to the use, enjoyment or occupancy of the Property, all to the extent such can be assigned or have security interests granted therein without requiring consent of third parties or violating such agreements or contracts (the foregoing being collectively the "Agreements").

Granting Clause V.

     Leases. All estate, right, title and interest of the Grantor as landlord in, to, under and derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property, together with all amendments, supplements, consolidations, replacements, extensions, renewals and other modifications of any thereof; and together with all guarantees of any of the obligations of the tenants under any of the Leases; and together with all Security Deposits given by any tenants under any of the Leases.

Granting Clause VI.

     Rents, Issues and Profits. All estate, right, title and interest of the Grantor in, to, under or derived from all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter, including during any period of redemption, accruing with respect to the Property; all rents and other sums now or hereafter, including during any period of redemption, payable pursuant to the Leases; all other sums now or hereafter, including during any period of redemption, payable with respect to the use, occupancy, operation or control of the Property; and all other claims, rights and remedies now or hereafter, including during any period of redemption, belonging to or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air conditioning and other utilities and services (whether collected under the Leases or otherwise), oil, gas and mineral royalties and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively the "Rents"), all of which the Grantor hereby irrevocably directs be paid to the Beneficiary, subject to Section 5.07(b), to be held, applied and disbursed as provided in this Deed of Trust.

Granting Clause VII.

     Permits. To the extent permitted by Applicable Laws and to the extent such can be assigned or have security interests granted therein without requiring the consent of third parties (including any governmental authorities) or violating any such Permit, (as defined below), all estate, right, title and interest of the Grantor in, to, under or derived from all licenses, authorizations, certificates, variances, concessions, grants, franchises, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively the "Permits").

Granting Clause VIII.

     Deposits. All estate, right, title and interest of the Grantor in, to, under or derived from all amounts deposited with the Beneficiary hereunder, including all insurance proceeds and awards, and including all notes, certificates of deposit, securities and other investments relating thereto and all interest, dividends and other income thereon, proceeds thereof and rights relating thereto (the foregoing being collectively the "Deposits").

Granting Clause IX.

     Proceeds and Awards. All estate, right, title and interest of the Grantor in, to, under or derived from all proceeds of any sale, transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Trust Property, including all insurance proceeds, all awards, all title insurance proceeds under any title insurance policy now or hereafter held by the Grantor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Trust Property, all of which the Grantor hereby irrevocably directs be paid to the Beneficiary to the extent a Prepayment Event occurs in accordance with the terms of the Credit Agreement.

Granting Clause X.

     Further Property. All greater estate, right, title and interest of the Grantor in, to, under or derived from the Trust Property hereafter acquired by the Grantor, and all right, title and interest of the Grantor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Trust Property hereafter acquired by or released to the Grantor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment, without any further conveyance, Deed of Trust, assignment or other act by the Grantor; and all estate, right, title and interest of the Grantor in, to, under or derived from any other property and rights which are, by the provisions of the Loan Documents, required to be subjected to the Lien hereof; and all right, title and interest of the Grantor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Grantor or by anyone acting on its behalf.

     TO HAVE AND TO HOLD the Trust Property, together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in, to, under or derived from the Trust Property and all rights and appurtenances relating thereto, to the Trustee and the Trustee's successors and assigns for the benefit of the Secured Parties forever.

     THE GRANTOR ADDITIONALLY COVENANTS AND AGREES WITH THE TRUSTEE AND THE BENEFICIARY AS FOLLOWS:

                                  ARTICLE 1
                        Definitions and Interpretation

     Section 1.01. Definitions. (a) Capitalized terms used in this Deed of Trust, but not otherwise defined herein, are defined in, or are defined by reference in, the Credit Agreement and have the same meanings herein as therein.

     (b) In addition, in this Deed of Trust, unless otherwise specified, the following terms have the following meanings:

          "Acceleration Event" is defined in Section 5.01.

          "Agreements" is defined in Granting Clause IV.

          "Applicable Laws" means all applicable laws, codes, statutes, rules, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any governmental authority, agency, board, commission or court having jurisdiction.

          "Appurtenant Rights" is defined in Granting Clause III.

          "Awards" means at any time, all awards or payments paid or payable with respect to any Condemnation or any agreement with any condemning authority which has been made in settlement of any proceeding relating to a Condemnation.

          "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended.

          "Beneficiary" is defined in the Preamble.

          "Casualty" means any material damage to, or material destruction of, the Property by reason of fire or any other cause or event.

          "Collateral" is defined in the Granting Clauses.

          "Condemnation" means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade materially affecting the Property as the result of the exercise of any right of condemnation or eminent domain. A Transfer in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

          "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

               (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

               (ii) an obligation under an Interest Rate Hedging Agreement to make payments that cannot be quantified at such time;

               (iii) any other obligation (including any guarantee) that is contingent in nature at such time; or

               (iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

          "Credit Agreement" is defined in the Recitals.

          "Deed of Trust" is defined in the Preamble.

          "Deposits" is defined in Granting Clause VIII.

          "Equipment" is defined in Granting Clause II.

          "Grantor" is defined in the Preamble.

          "Improvements" is defined in Granting Clause II.

          "Insurance Proceeds" means, at any time, all insurance proceeds or payments to which the Grantor may be or become entitled by reason of any Casualty under the insurance policies maintained by the Grantor pursuant to the Credit Agreement, plus all insurance proceeds and payments to which the Grantor may be or become entitled by reason of any Casualty under any other insurance policies or coverages maintained by the Grantor with respect to the Property.

          "Interest Rate Hedging Agreement" shall mean any interest rate protection agreement or other interest rate price hedging arrangement entered into by the Grantor with a Lender or an Affiliate of a Lender to mitigate the risk that interest rates payable under the Credit Agreement will fluctuate; provided that if a Principal Financial Officer of the Borrower certifies in a certificate delivered pursuant to Section 17 of the Security Agreement that any such agreement or arrangement has been entered into for the purpose specified above, then such agreement or arrangement shall be deemed conclusively to be an Interest Rate Hedging Agreement.

          "Land" is defined in Granting Clause I.

          "Lease" means any lease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the landlord or the tenant thereunder, or any occupancy or right to possession under Section 365 of the Bankruptcy Code in the event of the rejection of any Lease by the landlord or its trustee pursuant to said Section; "landlord" means the landlord, sublandlord, lessor, sublessor, franchisor or other grantor of a right of occupancy under a Lease and any guarantor of its obligations thereunder; and "tenant" means the tenant, subtenant, lessee, sublessee, licensee, franchisee, concessionaire or other occupant under a Lease and any guarantor of its obligations thereunder.

          "Loss" means a Casualty or Condemnation.

          "Permits" is defined in Granting Clause VII.

          "Permitted Encumbrances" means the Liens and other matters described in Exhibit B.

          "Permitted Liens" means the Liens and other matters permitted to exist pursuant to Section 6.01 of the Credit Agreement.

          "Proceeds" is defined in the Security Agreement.

          "Property" is defined in Granting Clause II.

          "Receiver" is defined in Section 5.02(a)(iii).

          "Rents" is defined in Granting Clause VI.

          "Restoration" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation and "Restore" means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to its value and condition immediately prior to such Casualty or Condemnation.

          "Secured Obligations" means (a) all principal of and premium and interest (including, without limitation, any pay-in-kind interest and any interest ("Post-Petition Interest") which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Grantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such proceeding) on any Loan or any LC Reimbursement Obligations or any Deferred Amounts under, or any Note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Grantor hereunder or under any other Loan Document (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time) (including any Post-Petition Interest with respect to such amounts), (c) any renewals, refinancings or extensions of any of the foregoing (including Post-Petition Interest) and (d) all obligations (if any) designated by the Grantor as additional Secured Obligations pursuant to Section 17 of the Security Agreement.

          "Secured Parties" means the Lenders, the Fronting Bank and the Agents.

          "Security Agreement" means the Security Agreement dated as of August 24, 2001 between the Grantor and the Beneficiary, as Collateral Agent.

          "Security Deposit" means any payment, note, or other security or deposit made or given by or on behalf of a tenant under any Lease as security for the performance of its obligations thereunder.

          "Security Interests" means the liens on and security interests in the Trust Property and Collateral granted hereunder securing the Secured Obligations.

          "Transfer" means, when used as a noun, any sale, conveyance, assignment, delegation of management or other transfer and, when used as a verb, to sell, convey, assign, delegate the management of or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

          "Trust Property" is defined in the Granting Clauses.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or the priority of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

     Section 1.02. Interpretation. In this Deed of Trust, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Improvement, Equipment, Land, Property, Secured Obligations and Trust Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other gender; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "consent", "approve" and "agree", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Deed of Trust in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are, unless otherwise specified, to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Deed of Trust; (x) the Schedules and Exhibits to this Deed of Trust are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Deed of Trust; (xii) all obligations of the Grantor hereunder shall be satisfied by the Grantor or other third party at the Grantor's sole cost and expense; (xiii) all rights and powers granted to the Beneficiary hereunder shall be deemed to be coupled with an interest and be irrevocable; and (xiv) references to this Deed of Trust, the Credit Agreement, Security Agreement, Notes, Collateral Documents and Loan Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

                                   ARTICLE 2
                   Representations, Warranties and Covenants

     Section 2.01. Title to Trust Property. (a) The Grantor represents and warrants that (i) the Grantor is the owner of good and indefeasible title to the fee simple interest in the Land and Improvements, free and clear of all Liens other than the Permitted Encumbrances; (ii) the Grantor is the owner of or has a valid leasehold interest in the Equipment and all other items constituting the Trust Property, in each case free and clear of all Liens other than the Permitted Liens and Permitted Encumbrances; (iii) the Permitted Encumbrances do not result in a Material Adverse Effect; (iv) the current use of the Property complies in all material respects with all Applicable Laws except for those failures to comply that could not reasonably be expected to have a Material Adverse Effect; (v) this Deed of Trust constitutes a valid and binding first Lien on the Trust Property, subject only to the Permitted Encumbrances and the Permitted Liens, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (which principles may include implied duties of good faith and fair dealing); and (vi) to the knowledge of Grantor after reasonable diligence, the Grantor has good and lawful right to grant this deed of trust on the Trust Property to the Beneficiary without the consent of any Person other than those Persons whose consents have been obtained except to the extent the failure thereof would not have a Material Adverse Effect.

     (b) Upon request by the Beneficiary, the Grantor shall (i) promptly correct any defect or error which may be discovered in this Deed of Trust or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Deed of Trust and any financing statements or other documents which the Beneficiary may require from time to time (all in form and substance reasonably satisfactory to the Beneficiary) which may be necessary in the reasonable judgment of the Beneficiary (A) to effectuate, complete, perfect, continue or preserve the Lien of this Deed of Trust as a first Lien on the Trust Property, whether now owned or hereafter acquired, subject only to the Permitted Encumbrances and the Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or mutually intended to be granted to the Beneficiary hereunder.

     (c) Nothing herein shall be construed to subordinate the Lien of this Deed of Trust to any Lien to which the Lien of this Deed of Trust is not otherwise subordinate; however, to the extent Grantor grants or permits a Permitted Lien on the Property of the type described in clauses (e)(i) and (f) of Section 6.01 of the Credit Agreement and the imposition of such Lien would not otherwise create a Default under the Credit Agreement or result in a Material Adverse Effect, the Beneficiary recognizes that such Lien is a Lien on the Property and in the event of a foreclosure or conveyance in lieu of foreclosure pursuant to this Deed of Trust, such Lien will remain a Lien against the Property and continue in full force and effect as a binding obligation on the Property. The foregoing provisions shall be self-operative and automatic, running with the Property and binding on the Beneficiary and its successors and assigns, without the execution or joinder by the Beneficiary in any further instruments. However, upon request, from time to time, the Beneficiary shall promptly join in or execute an instrument in favor of such third party or parties to evidence its recognition that any such Lien will remain and continue in full force and effect as a binding obligation on the Property in the event of a foreclosure or conveyance in lieu of foreclosure.

     Section 2.02. Liens. (a) The Grantor shall not create or permit to be created or to remain, and shall immediately discharge or cause to be discharged, any Lien on the Trust Property or any interest therein, except Permitted Liens and Permitted Encumbrances, in each case (i) whether voluntarily or involuntarily created, (ii) whether directly or indirectly a Lien thereon, and
(iii) whether or not subordinate hereto.

     (b) The provisions of this Section 2.02 shall apply to each and every Lien on the Trust Property or any interest therein, regardless of whether or not the Beneficiary has previously consented to or waived its right to consent to any other Lien thereon.

                                   ARTICLE 3
                     Insurance, Casualty and Condemnation

     Section 3.01. Insurance. The Grantor shall maintain in full force and effect insurance policies with respect to the Property as required by Section 5.03(b) of the Credit Agreement. If an Event of Default occurs with respect to the Grantor's obligations under Section 5.03(b) of the Credit Agreement and the Beneficiary pays or performs such obligation, the Grantor shall forthwith on demand pay to the Beneficiary the reasonable amount of any insurance premiums which the Beneficiary may have been required to pay with respect to the minimum level and types of coverages that the Grantor was required to obtain under
Section 5.03 of the Credit Agreement. The Grantor shall cause the Beneficiary to be named as an additional insured on each insurance policy required to be maintained pursuant to the Credit Agreement. The Grantor will deliver to the Lenders on the Effective Date, a certificate from the Grantor's insurance broker dated such date showing the amount of coverage as of such date, and certifying that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all additional insureds and all rights of subrogation against all additional insureds, and that the insurer will endeavor to mail 30 days (10 days for nonpayment of premium) prior written notice to Beneficiary if all or any part of such policy is canceled, or if there is a reduction in the amount or material change in coverage.

     Section 3.02. Casualty and Condemnation. Any Insurance Proceeds in respect of a Casualty and any Awards in respect of a Condemnation affecting the Property shall be used or applied as set forth in Section 2.09 the Credit Agreement.

                                   ARTICLE 4
                         Expenses and Indemnification

     Section 4.01. Expenses and Indemnification. The Grantor agrees that it will comply with the provisions of Section 9.05 of the Credit Agreement. In addition, the Grantor agrees that its obligation to pay expenses pursuant to
Section 9.05(a)(iii) of the Credit Agreement includes expenses incurred in connection with the exercise or enforcement of any right or remedy under this Deed of Trust.

     Section 4.02. Increased Costs. In the event of the enactment after the date hereof of any Applicable Law deducting from the value of the Property for the purpose of taxation any Lien thereon or changing in any way the Applicable Law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to materially and adversely affect this Deed of Trust or the Secured Obligations, the Beneficiary or any other Secured Party, upon demand by the Beneficiary, to the extent permitted under Applicable Law, the Grantor shall pay or reimburse such Secured Party, to the extent required to be paid by, and in accordance with,
Section 8.04 of the Credit Agreement, for all taxes, assessments or other charges which such Secured Party is obligated to pay as a result thereof.

                                   ARTICLE 5
                         Defaults, Remedies and Rights

     Section 5.01. Acceleration Event. An "Acceleration Event" exists if all or a portion of the Loans shall have been accelerated pursuant to Section 7.01 of the Credit Agreement and such acceleration shall not have been rescinded.

     Section 5.02. Remedies. (a) If an Acceleration Event shall exist, the Beneficiary and/or the Trustee (whomsoever is the appropriate party to exercise such remedy under Applicable Laws) shall have the right and power immediately to exercise any of the following remedies and rights on behalf of the Secured Parties, subject to Applicable Laws, to wit:

          (i) to institute a proceeding or proceedings or continue a proceeding or proceedings begun, by advertisement, judicial process or otherwise as provided under Applicable Law, for collection of the Secured Obligations and the complete or partial foreclosure of this Deed of Trust, or the complete or partial sale of the Trust Property under the power of sale hereunder or under any Applicable Law, and the Grantor agrees to pay all unpaid Secured Obligations directly to the Beneficiary as Agent; or

          (ii) to sell the Trust Property and all estate, right, title, interest, claim and demand of the Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Trustee may deem expedient or as may be required under Applicable Law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Trust Property, this Deed of Trust shall continue as a Lien on the remaining Trust Property; or

          (iii) to apply for the appointment of a receiver, trustee, liquidator, conservator or other custodian (a "Receiver") of the Trust Property, to be appointed as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of either Grantor or any other Person, and the Grantor hereby irrevocably waives such necessity and consents to such appointment, and to be vested with the fullest powers permitted under Applicable Law, subject to any limitations contained in the Credit Agreement; or

          (iv) by the Person exercising the rights under this clause, to enter upon the Property, and exclude the Grantor and its managers, employees, contractors, agents and other representatives therefrom, without liability for trespass, damages or otherwise, and take possession of all other Trust Property, and all books, records and accounts relating thereto, and the Grantor shall surrender possession of the Property, the other Trust Property and such books, records and accounts to the Person exercising the rights under this clause on demand if an Acceleration Event exists; and having and holding the same, subject to the terms of the Credit Agreement, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Grantor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Grantor and the Trust Property, without interference by the Grantor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property to the extent required to be insured under the Credit Agreement,
     (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property and
     (C) in such Person's own name or, at the option of such Person, in the Grantor's name, exercise all rights, powers and privileges of the Grantor with respect to the Trust Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Grantor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person's own willful misconduct or gross negligence; or

          (v) with or without the entry upon the Property, in the name of the Beneficiary or a Receiver (whichever is the Person exercising the rights under this clause) or, at such

     Person's option, in the name of the Grantor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Trust Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Trust Property and otherwise in exercising the rights under
     Section 5.02(a)(iv) or any other rights hereunder, including all amounts necessary to pay the taxes (including real estate taxes and sales and use taxes), assessments, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, insurance premiums and the other costs, expenses and liabilities relating to the Property, as well as reasonable compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

          (vi) to take any action with respect to any Trust Property permitted under the Uniform Commercial Code; or

          (vii)   to exercise any statutory power of sale; or

          (viii) to take any other action, or to pursue any other remedy or right, as the Trustee or the Beneficiary may have under Applicable Law, and the Grantor does hereby grant the same to each of the Trustee and the Beneficiary.

          (ix) Subject to Applicable Laws, no remedy or right hereunder or under any other Loan Document shall be exclusive of any other remedy or right, but each remedy or right hereunder or under any other Loan Document shall be in addition to, and not in limitation of, any other remedy or right hereunder, under any other Loan Document or now or hereafter existing at law or in equity under Applicable Law.

          (x) Subject to Applicable Laws, every remedy or right hereunder, under any other Loan Document or under Applicable Law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Trustee or the Beneficiary.

     (b) To the fullest extent permitted by Applicable Laws, (i) No failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under Applicable Law shall be construed as a waiver of any Event of Default (as defined in the Credit Agreement) or any Acceleration Event.

          (i) No waiver of, failure to exercise or delay in exercising, any remedy or right hereunder, under any other Loan Document or under Applicable Law upon any Acceleration Event shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Event of Default or Acceleration Event under any other Loan Document.

          (ii) No single or partial exercise of any remedy or right hereunder, under any other Loan Document or under Applicable Law upon any Acceleration Event shall preclude, or otherwise limit, the exercise of any other remedy or right hereunder, under any other Loan Document or under Applicable Law upon the Event of Default leading to such Acceleration Event or upon any other or subsequent Event of Default or Acceleration Event.

          (iii) The acceptance by any Secured Party of any payment of an amount less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Event of Default.

          (iv) The acceptance by any Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Event of Default or other occurrence hereunder or under any other Loan Document with respect to any other Secured Obligation.

     (c) In the event that the Trustee or the Beneficiary has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Grantor or any other Person; and, in the event that any such proceeding shall be discontinued or abandoned for any reason, the Grantor, the Trustee and the Beneficiary shall retain and be restored to their former positions and rights hereunder with respect to the Trust Property, subject to the Lien hereof.

     (d) To the fullest extent permitted by Applicable Laws, and while an Acceleration Event exists, for the purpose of carrying out any provisions hereunder authorizing the Trustee or the Beneficiary or any other Person to perform any action on behalf of the Grantor, the Grantor hereby irrevocably appoints each of the Trustee, the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)(iii) or such other Person (as the case may be as the Person appointed under this subsection), as the attorney-in-fact of the Grantor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Grantor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under the provisions hereof, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto, as the Person appointed to act under this Section 5.02(e) shall deem appropriate in its discretion; and the Grantor hereby irrevocably authorizes and directs any other Person to act upon the foregoing appointment and a certificate of the Person appointed to act under this Section 5.02(e) that such Person is authorized to act under this Section 5.02(e), so long as an Acceleration Event exists.

     Section 5.03. Waivers by the Grantor. To the extent permitted under Applicable Law, the Grantor shall not assert, and hereby irrevocably waives, any right or defense the Grantor may have under any statute or rule of law or equity now or hereafter in effect (other than Section 51.003, 51.004 and 51.005 of the Texas Property Code, as amended from time to time) relating to (i) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshaling of the Trust Property or the other assets of the Grantor, sale of the Trust Property in any order; (ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Trust Property or any other asset of the Grantor or any other Person; (iv) any provision barring or limiting the right of the Trustee or the Beneficiary to sell any Trust Property after any other sale of any other Trust Property or any other action against the Grantor or any other Person; (v) any provision barring or limiting the recovery by the Trustee or the Beneficiary or the other Secured Parties of a deficiency after any sale of the Trust Property; (vi) any other provision of Applicable Law (including any provision relating to decedents' estates) which might defeat, limit or adversely affect any right or remedy of the Trustee or the Beneficiary or any other Secured Party under or with respect to this Deed of Trust or the other Loan Documents; or (vii) the right of the Trustee or the Beneficiary as Agent to foreclose this Deed of Trust in its own name on behalf of all Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party.

     Section 5.04. Jurisdiction and Process. (a) To the extent permitted under Applicable Law, in any suit, action or proceeding arising out of or relating to this Deed of Trust, the Grantor (i) irrevocably consents to the nonexclusive jurisdiction of any State or Federal court sitting in the State in which such Trust Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court over, the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding; and (ii) irrevocably consents to the service of (A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Beneficiary hereunder by sending a copy of such process or notice by prepaid overnight courier or United States registered or certified mail, postage prepaid, return receipt requested to the Grantor at its address specified in or pursuant to Section 7.03, such service to be effective when received at the address specified or when delivery at such address is refused.

     (b) Nothing in this Section 5.04 shall affect the right of the Beneficiary or any other Secured Party to bring any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Loan Document in any court having jurisdiction under the provisions of any other Loan Document or Applicable Law or to serve any process, notice of sale or other notice in any manner permitted by any other Loan Document or Applicable Law.

     Section 5.05. Sales. Except as otherwise provided herein, to the extent permitted under Applicable Law, at the election of the Beneficiary, the following provisions shall apply to any sale of the Trust Property hereunder, whether made pursuant to the power of sale hereunder or under any Applicable Law, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

          (a) The Beneficiary or the court officer (as the case may be as the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or under any Applicable Law shall not be exhausted by any sale as to any part or parcel of the Trust Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and the Grantor hereby waives its right to direct the order in which the Trust Property or any part or parcel thereof is sold.

          (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

          (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring but without warranty all right, title and interest of the Grantor in and to the Trust Property sold and shall receive the proceeds of such sale and apply the same as provided in Section 5.06. The Grantor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Grantor (with full power to substitute any other Person in its place as such attorney-in-fact), to act in the name of the Grantor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, Transfer or delivery of the Trust Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, Transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Grantor hereby irrevocably authorizes and directs any other Person to act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Grantor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, Transfer or delivery by such attorney-in-fact.

          (d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the existence of any Acceleration Event (or Event of Default leading thereto), the amount of the Secured Obligations due and payable, the request to the Trustee to sell, the notice of the time, place and terms of sale and of the Trust Property to be sold having been duly given, or any other act or thing having been duly done or not done by the Grantor, the Beneficiary, the Trustee or any other Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited. The Person conducting any sale may appoint or delegate any other Person as agent to perform any act necessary or incident to such sale, including the posting of notices and the conduct of such sale, but in the name and on behalf of the Person conducting such sale.

          (e) The receipt of the Person conducting any sale for the purchase money paid at any such sale shall be sufficient discharge therefor to any purchaser of any Trust Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Deed of Trust or the Loan Documents or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

          (f) Any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Grantor in and to the Trust Property sold, and (to the extent permitted under Applicable Law) shall be a perpetual bar both at law and in equity against the Grantor and any and all Persons claiming such Trust Property or any interest therein by, through or under the Grantor.

          (g) At any sale, the Beneficiary, the Trustee or any Secured Party may bid for and acquire the Trust Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

          (h) In the event that the Grantor or any Person claiming by, through or under the Grantor shall transfer or fail to surrender possession of the Trust Property after the exercise of any of the remedies provided for herein or any sale thereof, then the Grantor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under Applicable Law.

          (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Trust Property being sold present or constructively in its possession.

          (j) To the extent permitted under Applicable Law, in the event that a foreclosure hereunder shall be commenced by the Beneficiary, the Beneficiary may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or reinstitute suit for the foreclosure of this Deed of Trust, or in the event that the Beneficiary should institute suit for collection of the Secured Obligations or the foreclosure of this Deed of Trust, the Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell the Trust Property in accordance with the provisions of this Deed of Trust.

     Section 5.06. Proceeds. (a) Except as otherwise provided herein, in the Credit Agreement or the other Loan Documents or required under Applicable Law, subject to Section 7.12, the proceeds of any sale of, or other realization upon, the Trust Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

          (i) First: to the payment of all expenses of such sale or other realization, including the cost of title searches and reasonable attorneys' fees and expenses incurred by such Person and reasonable compensation to agents contemplated by Section 14 of the Security Agreement and counsel for the Beneficiary, and all expenses, liabilities and advances incurred or made by the Beneficiary in connection therewith, and then ratably to pay any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to Section 5.10 of this Deed of Trust or Section 9.05 of the Credit Agreement or Section 15 of the Security Agreement, any unpaid fees owing to the Agents under the Credit Agreement;

          (ii) Second: to pay ratably the unpaid principal of the Secured Obligations (or provide for the payment thereof pursuant to Section 5.06(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

          (iii) Third: to pay ratably all unpaid interest accrued on the Secured Obligations and all Facility Fees payable under the Credit Agreement in accordance with the provisions of the Credit Agreement and this Deed of Trust, until payment in full of all such interest shall have been made;

          (iv) Fourth: to pay ratably all other Secured Obligations (or provide for the payment thereof pursuant to Section 5.06(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

          (v) Fifth: to pay to the Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

     The Beneficiary may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     (b) If at any time any portion of any monies collected or received by the Beneficiary would, but for the provisions of the this Section 5.06(b), be payable pursuant to Section 5.06(a) in respect of a Contingent Secured Obligation, the Beneficiary shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Beneficiary as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Beneficiary of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Beneficiary as to the maximum ascertainable amount thereof, the Beneficiary will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Beneficiary will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral under the Security Agreement, but will be subject to distribution in accordance with Section 12(b) of the Security Agreement rather than Section 12(a) of the Security Agreement. The Beneficiary will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Beneficiary at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 12(a) of the Security Agreement (i.e., clause second or fourth) were not paid in full, the Beneficiary will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 12(a) of the Security Agreement. If (x) the holder of such Contingent Secured Obligation shall advise the Beneficiary that no portion thereof remains in the category of a

Contingent Secured Obligation and (y) the Beneficiary still holds any amount held in trust pursuant to Section 12(b) of the Security Agreement in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Beneficiary in the order of priorities set forth in Section 12(a) of the Security Agreement.

     (c) In making the payments and allocations required by this Section, the Beneficiary may rely upon information supplied to it pursuant to Section 13(c) of the Security Agreement. All distributions made by the Beneficiary pursuant to this Section shall be final (except in the event of manifest error) and the Beneficiary shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

     Section 5.07. Assignment of Leases. (a) To the fullest extent permitted by Applicable Laws, the assignments of the Leases and the Rents under Granting Clauses V and VI are and shall be present, absolute and irrevocable assignments by the Grantor to the Beneficiary and, subject to the license to the Grantor under Section 5.07(b), the Beneficiary or a Receiver appointed pursuant to
Section 5.02(a)(iii) (or other Person exercising the rights under this Section 5.07) shall have the absolute, immediate and continuing right, subject to provisions of Applicable Law, to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Beneficiary or such Receiver, the Grantor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Beneficiary or such Receiver may require from time to time (all in form and substance satisfactory to the Beneficiary or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses V and VI. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Beneficiary or any Person exercising the rights of the Beneficiary hereunder shall be construed to be an assumption by the Beneficiary or any such Person of, or to otherwise make the Beneficiary or such Person liable or responsible for, any of the obligations of the Grantor under or with respect to the Leases or for any Rent, Security Deposit or other amount delivered to the Grantor, provided that the Beneficiary or any such Person exercising the rights of the Beneficiary hereunder shall be accountable as provided in Section 5.07(c) for any Rents, Security Deposits or other amounts actually received by the Beneficiary or such Person, as the case may be. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Beneficiary or any Person exercising the rights of the Beneficiary hereunder shall be construed to obligate the Beneficiary or any such Person to take any action under or with respect to the Leases or with respect to the Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Property, to appear in or defend any action or proceeding relating to the Leases or the Property, to constitute the Beneficiary as a "mortgagee" in possession (unless the assignee hereunder actually enters and takes possession of the Property), or to be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property other than to the extent caused by the willful misconduct or gross negligence of the Beneficiary or any Person exercising the rights of the Beneficiary hereunder.

     (b) As long as no Acceleration Event exists, the Grantor shall have the right under a license granted hereby, subject to Section 5.07(c), to collect the Rents upon the due date thereof.

     (c) If an Acceleration Event exists, the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)(iii) (as the case may be as the Person exercising the rights under this Section 5.07(c)) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Grantor and exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(iv) and 5.02(a)(v) or under Applicable Law. If an Acceleration Event exists, upon written demand by the Person exercising the rights under this
Section 5.07, any tenants of the Grantor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the making of such demand. Subject to Sections 5.02(a)(iv) and 5.02(a)(v) and any Applicable Law, any Rents received hereunder by the Person exercising the rights under this Section shall be promptly paid to the Beneficiary, and any Rents received hereunder by the Beneficiary shall be applied and disbursed as provided in Section 5.06, provided that, subject to Sections 5.02(a)(iv) and 5.02(a)(v) and any provision of Applicable Law, any Security Deposits actually received by the Beneficiary shall be held, applied and disbursed as provided in the applicable Leases.

     (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or to otherwise make such Person liable for the performance, of any of the obligations of the Grantor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

     Section 5.08. Dealing with the Trust Property. The Beneficiary shall have the right to release or cause the Trustee to release any portion of the Trust Property from this Deed of Trust for such consideration as the Beneficiary may require, or without consideration, without, as to the remainder of the Trust Property, in any way impairing or affecting the Lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations and may accept by assignment, pledge or otherwise any other property in place thereof as the Beneficiary may require without being accountable therefor to any other lienholder.

     Section 5.09. Information and Right of Entry. (a) Upon request by the Beneficiary, the Grantor shall deliver to the Beneficiary promptly after such request or, if requested by the Beneficiary, on a continuing or periodic basis any information, certificates and documents with respect to the matters referred to in this Deed of Trust as the Beneficiary shall reasonably request.

     (b) The Beneficiary and the representatives of the Beneficiary shall have the right, (i) without prior notice if an Acceleration Event exists, or (ii) after reasonable notice and at the Beneficiary's expense if no Acceleration Event exists, to enter upon the Property at all reasonable times, as often as the Beneficiary may reasonably require, to inspect the Trust Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Beneficiary hereunder provided that no such entry on the Property shall be construed to be possession of the Property by the Beneficiary or to constitute the Beneficiary as a "mortgagee" in possession (unless the Beneficiary exercises its right to take possession of the Property under Section 5.02(a)(iv)) or to be a cure of any Default or waiver of any Default subject to reimbursement under Section 5.06, and provided, further, that if no Acceleration Event exists, the Grantor may place reasonable limits on such access.

     Section 5.10. Reimbursement of Expenses to Perform Secured Obligations. Grantor shall forthwith upon demand pay to Beneficiary:

          (a) the amount of any taxes (other than Excluded Taxes) which the Beneficiary may have been required to pay by reason of the Security Interests or to free any of the Trust Property from any Lien thereon resulting from the failure to pay such taxes to the extent such Lien is not a Permitted Lien or a Permitted Encumbrance; and

          (b) the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Beneficiary may incur in connection with (w) the enforcement of this Deed of Trust, including such expenses as are incurred to preserve the value of the Trust Property and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Trust Property, (y) the exercise by the Beneficiary of any of the rights conferred upon it hereunder, and (z) any Default.

     Any such amount not paid on demand shall bear interest at the rate applicable to Base Rate Loans from time to time plus 2% and shall be an additional Secured Obligation hereunder.

                                   ARTICLE 6
                               Security Agreement

     Section 6.01. Security Agreement. To the extent of the Collateral or to the extent that the Trust Property includes items of personal property which are or are to become fixtures under Applicable Law, this Deed of Trust shall also be construed as a security agreement under the Uniform Commercial Code; and, if an Acceleration Event exists, the Beneficiary shall be entitled with respect to such Collateral and personal property to all remedies hereunder and under the Security Agreement, all remedies available under the Uniform Commercial Code with respect to fixtures and all other remedies available under Applicable Law. To the extent that the Collateral includes Equipment and other items of personal property which are not fixtures under Applicable Law, this Deed of Trust shall also be construed as a security agreement under the Uniform Commercial Code; and if an Acceleration Event exists, the Beneficiary shall be entitled with respect to such Collateral to all remedies hereunder and under the Security Agreement, all remedies available under the Uniform Commercial Code and all other remedies available under Applicable Law. Without limiting the foregoing, any Collateral may, at the Beneficiary's option, during the continuance of an Acceleration Event (i) be sold hereunder together with any sale of the Property or otherwise,
(ii) be sold pursuant to the Uniform Commercial Code, or (iii) be dealt with by the Beneficiary in any other manner permitted under Applicable Law. The Beneficiary may require the Grantor to assemble the Collateral and make it available to the Beneficiary as described in Section 10(b) of the Security Agreement. If an Acceleration Event exists, the Beneficiary shall be the attorney-in-fact of the Grantor with respect to any and all matters pertaining to the Collateral with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Grantor and to execute on behalf of the Grantor and in the Grantor's name any instruction, agreement or other writing required therefor. The Beneficiary may, at its option, appoint any other Person as the agent of the Beneficiary for the purpose of disposition of the Collateral in accordance with the Uniform Commercial Code.

     Notwithstanding the foregoing, to the extent that the Trust Property includes personal property covered by the Security Agreement or any other Security Document, the provisions of the Security Agreement or such other Security Document shall govern with respect to such personal property.

     Section 6.02. Fixture Filing. To the extent that the Trust Property includes items of personal property which are or are to become fixtures under Applicable Law, and to the extent permitted under Applicable Law, the filing of this Deed of Trust in the real estate records of the county in which such Trust Property is located shall also operate from the time of filing as a fixture filing with respect to such Trust Property, and the following information is applicable for the purpose of such fixture filing, to wit:

          (a)  Name and Address of the debtor:

                    The Grantor:
                    Equistar Chemicals, LP
                    One Houston Center
                    1221 McKinney Street
                    Houston, Texas 77010

          (b)  Name and Address of the secured party:

                    The Beneficiary:
                    The Chase Manhattan Bank, as Collateral Agent
                    712 Main Street
                    7th Floor
                    Houston, Texas  77002

          (c) This instrument covers goods or items of personal property which are or are to become fixtures upon the Property.

          (d) The name of the record owner of the Property on which such fixtures are or are to be located is Equistar Chemicals, LP.

                                   ARTICLE 7
                                 Miscellaneous

     Section 7.01. Beneficiary as Agent. The Grantor acknowledges that each Bank has appointed the Agents to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agents by the terms of the Loan Documents. The provisions of Article 8 of the Credit Agreement are incorporated by reference herein as if fully restated herein.

     Section 7.02. Release of Trust Property. (a) This Deed of Trust and the covenants and obligations contained herein shall cease, terminate and thereafter be of no further force or effect upon the repayment in full of all principal and interest of the Loans and the LC Disbursements, all accrued fees and all other Secured Obligations, the termination of the Commitments under the Credit Agreement and the termination or cancellation of all outstanding Letters of Credit (or the cash collateralization or other support thereof in a manner satisfactory to the Beneficiary). At any time and from time to time prior to such termination of the Security Interests, the Beneficiary may release or cause the Trustee to release any of the Trust Property in accordance with the provisions of the Credit Agreement. At any time and from time to time prior to such termination of the Security Interests, the Beneficiary shall release and shall cause the Trustee to release any of the Trust Property required to be released in accordance with the provisions of Section 9.02(c) of the Credit Agreement.

     (b) At any time and from time to time prior to such termination of the Security Interests as described above, unless a Default shall have occurred and be continuing prior to such termination of the Security Interests, unless a Default shall have occurred and be continuing, the Beneficiary shall release the Trust Property (but not the Proceeds thereof and not all or substantially all of the Collateral) if (i) the Beneficiary receives a certificate from a Principal Financial Officer of the Grantor stating that (x) the Trust Property to be released is being sold (or in the case of a Securitization Transaction otherwise transferred) in a transaction which complies with the applicable requirements of Sections 6.06(c) or (d) of the Credit Agreement, as the case may be, (y) such release is necessary to effect such transaction and (z) the Net Cash Proceeds of such sale or transfer will be applied to prepay Term Loans as required by
Section 2.09(c), (d) and (e) of the Credit Agreement and (ii) arrangements satisfactory to the Beneficiary have been made so that such release will become effective no earlier than the closing of such sale or transfer.

     (c) Upon any termination of the Security Interests pursuant to Section 7.02(a) or upon the satisfaction of the conditions set forth in Section 7.02(b), the Trustee, acting on direction from the Beneficiary, will, at the expense of the Grantor, execute and deliver to the Grantor such documents as it shall reasonably request to evidence the termination of the security interests or the release of the Trust Property or the release of a portion of the Trust Property, as the case may be. Any release of this Deed of Trust shall also be deemed to be a termination of any separately filed financing statements relating to the Trust Property and a release of any other assignments relating to the Trust Property to the same extent as the release of this Deed of Trust. The Beneficiary may conclusively rely on any certificate delivered to it by the Grantor stating that the execution of such documents and release of the Trust Property is in accordance with and permitted by the terms of this Deed of Trust.

     Section 7.03. Notices. All notices, requests and other communications required or permitted to be given under this Deed of Trust shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to the Grantor or the Beneficiary as specified in Section 9.01 of the Credit Agreement. Except as otherwise provided herein, each notice, request or other communication shall be effective as determined by Section 9.01 of the Credit Agreement.

     Section 7.04. Modification and Waiver. No provision of this Deed of Trust shall be modified, waived or terminated, and no consent to any departure by the Grantor from any provision of this Deed of Trust shall be effective, unless the same shall be by an instrument in writing, signed by the Grantor and the Beneficiary in accordance with Section 9.02 of the Credit Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 7.05. Severability. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate Applicable Law, and all the provisions of this Deed of Trust are intended to be subject to all mandatory provisions of Applicable Law and to be limited to the extent necessary so that they will not render this Deed of Trust illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under Applicable Law. If any provision of this Deed of Trust or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Deed of Trust not to be entitled to be recorded, registered or filed, the remaining provisions of this Deed of Trust or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Deed of Trust shall be valid and be enforced to the fullest extent permitted under Applicable Law.

     Section 7.06. Binding Effect. (a) The provisions of this Deed of Trust shall be binding upon and inure to the benefit of each of the parties hereto, the respective successors and assigns of the Grantor and the Beneficiary in its capacity as the Agent, and shall inure to the benefit of the Secured Parties and their respective successors and assigns and in the case of the Lenders, permitted assigns pursuant to Section 9.07 of the Credit Agreement; and all references herein to the "Grantor", the "Beneficiary", the "Trustee" and the "Secured Parties" shall include the respective successors and assigns of such parties.

     (b) To the fullest extent permitted under Applicable Law, the provisions of this Deed of Trust binding upon the Grantor and the Beneficiary shall be deemed to be covenants which run with the land.

     (c) Nothing in this Section shall be construed to permit the Grantor to Transfer or grant a Lien upon the Trust Property contrary to the provisions of the Credit Agreement.

     Section 7.07. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Texas are governed by the laws of such jurisdiction.

     Section 7.08. Severability. If any provision of this Deed of Trust is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Deed of Trust shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Mortgagee and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 7.09. Revolving Loans. The obligations secured by this Deed of Trust include revolving credit loans and reimbursement obligations in respect of Letters of Credit which are revolving in nature, which may be advanced, paid, and readvanced from time to time after the date hereof. Subject to Section 7.12, the aggregate maximum principal amount of revolving obligations which may be outstanding at any one time is $500,000,000. The interest of the Beneficiary hereunder will remain in full force and effect notwithstanding a zero balance of the total revolving obligations and the Lien of this Deed of Trust will not be extinguished until all Secured Obligations have been paid and performed and the obligation of all Secured Parties to extend further credit under the Loan Documents shall have expired or terminated.

     Section 7.10. Subrogation. To the extent that the Beneficiary pays pursuant to the terms of this Deed of Trust any sum due under any provision of law or any instrument or documents creating any Lien prior or superior to the Lien of this Deed of Trust, the Beneficiary shall have and be entitled to a Lien on the Trust Property equal in priority to that discharged, and the Beneficiary shall be subrogated to, and receive and enjoy all rights and Liens possessed, held or enjoyed by, the holder of such Lien, which shall remain in existence for the benefit of the Beneficiary to secure the amount expended by the Beneficiary on account of or in connection with such Lien. The Beneficiary shall be subrogated, notwithstanding their release of record, to mortgages, trust deeds, superior titles, vendor's liens, liens, charges, encumbrances, rights and equities on the Property to the extent that any obligation under any thereof is paid or discharged with proceeds of disbursements or advances under any instrument evidencing the Secured Obligations.

     Section 7.11. Trustee. (a) The Grantor hereby irrevocably appoints the Trustee to act in that capacity hereunder and the Trustee hereby accepts such appointment. The Grantor hereby irrevocably ratifies and confirms all acts which the Trustee shall lawfully take in accordance with the provisions hereof.

     (b) The Trustee may, at its option, resign as trustee hereunder by notice given to the Beneficiary, and such resignation shall be effective on the earlier to occur of (i) the date which is 30 days after the date on which the Trustee gives such notice to the Beneficiary or (ii) the date on which a successor trustee is appointed by the Beneficiary and accepts such appointment.

     (c) The Beneficiary may, at its option, with or without cause or notice, remove the Trustee, appoint a successor trustee or appoint an additional trustee or trustees (including a separate trustee for each jurisdiction in which the Trust Property is located) hereunder by an instrument in writing executed and acknowledged by the Beneficiary and accepted by such successor or additional trustee and recorded, registered or filed in the real estate records of the jurisdiction in which the Trust Property affected by such instrument is located; and, thereupon, without further act, deed or conveyance, such substitute or additional trustee shall be fully vested with all estate, right, title and interest of its predecessor or co-trustee in, to, under or derived from the Trust Property and all rights, powers, privileges and obligations of such predecessor or co-trustee, with the same effect as if such successor or additional trustee had originally been named as trustee or co-trustee hereunder. The execution, acknowledgment and recording, registration or filing of such an instrument shall be conclusive evidence against the Grantor and all other Persons of the proper removal of the Trustee and substitution or addition of the successor or additional trustee; and, if the Beneficiary or such successor or additional trustee is a corporation, the execution and acknowledgment by an officer of such corporation shall be conclusive evidence against all other Persons of the due authorization, execution and delivery thereof by such corporation.

     (d) Notwithstanding anything herein to the contrary, the Trustee shall not exercise or waive the exercise of any of its rights, powers or remedies hereunder or otherwise act or refrain from acting hereunder unless directed to do so by the Beneficiary, and the Trustee shall exercise or waive the exercise of any of its rights, powers or remedies hereunder and otherwise act or refrain from acting when and in the manner directed by the Beneficiary, provided that the Trustee (i) shall not be required to follow any direction of the Beneficiary if the Trustee has been advised by counsel that such action would violate Applicable Laws, (ii) shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with such action if it has grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and (iii) shall be entitled to exercise its rights under Section 7.11(e) without such direction by the Beneficiary.

     (e) The Trustee shall be entitled to receive, and the Grantor shall pay, reasonable and customary compensation to the Trustee for its services rendered hereunder while an Acceleration Event exists and reimbursement to the Trustee for its expenses (including attorneys' fees and expenses) in connection herewith or the exercise of any right, power or remedy hereunder.

     (f) The Trustee shall not be liable with respect to any act taken or omitted by it in good faith in accordance with any direction of the Beneficiary. Except for willful misconduct or gross negligence, the Trustee shall not be liable (i) in acting upon any direction, demand, request, notice, statement or other document believed by it in good faith to be genuine and delivered by the Person empowered to do so, (ii) for any error in judgment or mistake of fact or law made in good faith, or (iii) for any action taken or omitted by it in accordance with the provisions of this Deed of Trust. The Trustee shall not be responsible to see to the recording, registration or filing of this Deed of Trust or any financing statement relating hereto in any jurisdiction or for the payment of any fees, charges or taxes in connection therewith. No co-trustee hereunder shall be liable for any act or omission of any other co-trustee.

     (g) All moneys received by the Trustee hereunder (other than amounts payable to the Trustee pursuant to Section 7.11(e)) shall be held by the Trustee in trust for the purposes for which such moneys were received; and, except as provided herein or under mandatory provisions of Applicable Laws, the Trustee need not segregate such moneys from any other moneys and shall have no liability to pay interest thereon, except such interest as it may actually earn thereon.

     Section 7.12. Maximum Secured Amount. It is the intention of the parties that the Liens granted pursuant to this Deed of Trust and the other Collateral Documents shall not contravene the limitations on Liens set forth in the Indentures, but insofar as such Liens are on Restricted Property (as defined in any of the Indentures) such Liens on Restricted Property will secure an amount of the Secured Obligations equal to the Maximum Secured Amount (as defined in Section 5.12(d) of the Credit Agreement).

                                   ARTICLE 8
                             Local Law Provisions

     Section 8.01. Fair Market Value for Calculating Deficiencies. The following shall be considered competent evidence for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time):

          (i) The Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure;

          (ii) The valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve months) following the foreclosure sale;

          (iii) All reasonable expenses to be incurred when the Beneficiary resells the Property including reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be added to the Secured Obligations, including, without limitation, reasonable brokerage commissions, title insurance for the fair market value determined in accordance with this Section 8.01, a survey of the Property, tax prorations, reasonable attorneys' fees, and reasonable marketing costs;

          (iv) The gross market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale for a period not to exceed twelve months, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance expenses; and

          (v) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years experience in appraising improved property in the vicinity where the Property is located and being actively engaged therein at the time of such testimony.

     NOTICE pursuant to Section 26.02(e) of the Texas Business and Commerce
Code:

     THIS WRITTEN DEED OF TRUST AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Deed of Trust as of the date first set forth above.

                              Grantor:


                              EQUISTAR CHEMICALS, LP,
                                a Delaware limited partnership


                              By:  ____________________________
                                   Name:
                                   Title:
THE STATE OF        (S)
                    (S)
COUNTY OF _________ (S)

     This instrument was acknowledged before me on the ______ day of August, 2001, by ________________________, _____________________ of __________, general partner of Equistar Chemicals, LP, a Delaware limited partnership, on behalf of said limited partnership.



                              _________________________________
                              Notary Public, State of _________


                              _________________________________
                              Printed Name of Notary


                              _________________________________
                              My Commission Expires:

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B

                            PERMITTED ENCUMBRANCES

1. Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings;

2. Carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (a) the underlying obligations are not overdue for a period of more than 90 days or (b) such Liens are being contested in good faith and by appropriate proceedings;

3. Any recorded or unrecorded easements, rights of way, leases or other occupancy agreements for pipelines, equipment, cables, lines, wires and conduits and underground tunnels relating to the Property;

4. Any title or rights, asserted by anyone, including but not limited to persons, the public, corporations, governments or other entities, to lands comprising the beds of navigable rivers and streams, lakes, bays, gulfs or oceans; and to statutory water rights, including riparian rights;

5. Any recorded or unrecorded operating, services, facilities use, utilities, process stream or supply agreement or similar agreement relating to the Property;

6. Other Liens or title defects (including matters which an accurate survey might disclose) which (x) do not secure Debt and (y) do not materially detract from the value of such property or materially impair the use thereof by Grantor in the operation of its business; and

7. The exceptions shown in that certain commitment for title insurance issued by [Lawyers Title Insurance Corporation, Commitment No. ____________, dated ____________.]

                                                                       EXHIBIT G



                              SECURITY AGREEMENT


                                  dated as of


                                August 24, 2001


                                    between


                            EQUISTAR CHEMICALS, LP


                                      and


                           THE CHASE MANHATTAN BANK
                              as Collateral Agent

                               TABLE OF CONTENTS

                                ______________

                                                                               Page
                                                                               ----
Section 1. Definitions.......................................................   1
Section 2. Representations and Warranties....................................   5
Section 3. The Security Interests............................................   7
Section 4. Further Assurances; Covenants.....................................   9
Section 5. Investment Property...............................................  10
Section 6. Collateral Account................................................  12
Section 7. Transfer of Record Ownership......................................  14
Section 8. Right to Vote Securities..........................................  14
Section 9. General Authority.................................................  15
Section 10. Remedies upon Acceleration Event.................................  15
Section 11. Limitation on Duty of Collateral Agent in Respect of Collateral..  18
Section 12. Application of Proceeds..........................................  18
Section 13. Concerning the Collateral Agent..................................  20
Section 14. Appointment of Co-Collateral Agents..............................  20
Section 15. Expenses.........................................................  21
Section 16. Termination of Security Interests; Release of Collateral.........  21
Section 17. Additional Secured Obligations...................................  22
Section 18. Notices..........................................................  22
Section 19. Waivers, Non-Exclusive Remedies..................................  22
Section 20. Successors and Assigns...........................................  22
Section 21. Changes in Writing...............................................  23
Section 22. New York Law.....................................................  23
Section 23. Severability.....................................................  23
Section 24. Nature of Securities.............................................   1
Section 25. Instructions.....................................................   1
Section 26. Waiver of Lien; Waiver of Set-off................................   1
Section 27. Choice of Law....................................................   2
Section 28. Conflict with Other Agreements...................................   2
Section 29. Amendments.......................................................   2
Section 30. Notice of Adverse Claims.........................................   2
Section 31. Maintenance of Securities........................................   2
Section 32. Representations, Warranties and Covenants of the Issuer..........   3
Section 33. Successors.......................................................   3
Section 34. Notices..........................................................   3
Section 35. Termination......................................................   4
Section 36. Counterparts.....................................................   4

SCHEDULES:
---------

       Schedule 1 Equity Interests in Subsidiaries and Affiliates Owned by the Borrower

       Schedule 2   Other Equity Interests Owned by the Borrower


EXHIBITS:
--------

       Exhibit A    Perfection Certificate

       Exhibit B    Form of Lockbox Letter

       Exhibit C    Form of Issuer Control Agreement

                              SECURITY AGREEMENT

     AGREEMENT dated as of August 24, 2001 between EQUISTAR CHEMICALS, LP (with its successors, the "Borrower") and THE CHASE MANHATTAN BANK, as Collateral Agent (with its successors, the "Collateral Agent").

                             W I T N E S S E T H :

     WHEREAS, the Borrower, certain financial institutions (each, a "Lender" and collectively, the "Lenders"), The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Servicing Agent and Administrative Agent, and Credit Suisse First Boston and Citicorp USA, Inc., as Co-Syndication Agents, are parties to an Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended from time to time, the "Credit Agreement"); and

     WHEREAS, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure (i) its obligations under the Credit Agreement and any Notes that may be issued pursuant thereto and (ii) its obligations under interest rate hedging arrangements designed to mitigate the risk that interest rates payable under the Credit Agreement will fluctuate, by granting security interests on its assets to the Collateral Agent as provided in the Collateral Documents (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Section 1); and

     WHEREAS, the Lenders, the Swingline Lender and the Fronting Banks are not willing to make Loans or issue or participate in Letters of Credit under the Credit Agreement, and the counterparties to the interest rate hedging arrangements referred to above may not be willing to enter into or maintain them, unless the foregoing obligations of the Borrower are secured as described above;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.

        (a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.


        (b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term                                    UCC
----                                    ---
Account                                 9-102
Authenticate                            9-102
Certificated Security                   8-102
Chattel Paper                           9-102
Commodity Account                       9-102
Commodity Contract                      9-102
Document                                9-102
Entitlement Holder                      8-102
Equipment                               9-102
Financial Asset                         8-102 & 103
General Intangibles                     9-102
Instrument                              9-102
Inventory                               9-102
Investment Property                     9-102
Record                                  9-102
Securities Intermediary                 8-102
Security                                8-102 & 103
Security Entitlement                    8-102
Uncertificated Security                 8-102

        (c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

     An "Acceleration Event" exists if all or a portion of the Loans shall have been accelerated pursuant to Article VII of the Credit Agreement and such acceleration shall not have been rescinded.

     "Collateral" has the meaning specified in Section 3.

     "Collateral Account" has the meaning specified in Section 6.

     "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

            (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

            (ii) an obligation under an Interest Rate Hedging Agreement to make payments that cannot be quantified at such time;

            (iii) any other obligation (including any guarantee) that is contingent in nature at such time; or

            (iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

     "Control", when used with respect to any Security or Security Entitlement, has the meaning specified in UCC Section 8-106.

     "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof,
(v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

     "Interest Rate Hedging Agreement" shall mean any interest rate protection agreement or other interest rate price hedging arrangement entered into by the Borrower with a Lender or an Affiliate of a Lender to mitigate the risk that interest rates payable under the Credit Agreement will fluctuate; provided that if a Principal Financial Officer of the Borrower certifies in a certificate delivered pursuant to Section 17 that any such agreement or arrangement has been entered into for the purpose specified above, then such agreement or arrangement shall be deemed conclusively to be an Interest Rate Hedging Agreement.

     "Issuer Control Agreement" means an Issuer Control Agreement substantially in the form of Exhibit C (with any changes that the Collateral Agent shall have approved).

     "LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse a Fronting Bank for amounts paid by such Fronting Bank in respect of drawings under Letters of Credit, including any portion of any such obligations with respect to which a Lender has made a payment to such Fronting Bank pursuant to Section 2.07(f) of the Credit Agreement.

     "LLC Interest" means a membership interest or similar interest in a limited liability company.

     "Liquid Investments" has the meaning specified in Section 6(d).

     "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

     "Partnership Interest" means a partnership interest, whether general or limited.

     "Perfection Certificate" means a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by an executive officer of the Borrower.

     "Permitted Liens" means the Security Interests and Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to Section 6.01 of the Credit Agreement.

     "Personal Property Collateral" means all property included in the Collateral except Real Property Collateral.

     "Pledged", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, "Pledged Equity Interest" means an Equity Interest that is included in the Collateral at such time.

     "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including without limitation all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

     "Real Property Collateral" means all real property (including leasehold interests in real property) included in the Collateral.

     "Secured Obligations" means (a) all principal of and premium and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such proceeding) on any Loan any LC Reimbursement Obligations or any Deferred Amounts under, or any Note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Borrower hereunder or under any other Loan Document (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time) (including any Post-Petition Interest with respect to such amounts), (c) any renewals, refinancings or extensions of any of the foregoing (including Post-Petition Interest) and (d) all obligations (if any) designated by the Borrower as additional Secured Obligations pursuant to Section 17.

     "Secured Parties" means the holders from time to time of the Secured Obligations.

     "Security Interests" means the security interests in the Collateral granted under the Collateral Documents securing the Secured Obligations.

     "Transferred Receivables" means Accounts (including without limitation, proceeds of Inventory to the extent it also constitutes an Account, and Chattel Paper, Documents and Instruments and proceeds thereof) that are sold, contributed or otherwise transferred in connection with a Securitization Transaction entered into in accordance with the Credit Agreement (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such Accounts or sells such Accounts to one or more third party purchasers, but only to the extent that amounts received in connection with the sale or other transfer of such Accounts would not under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower.

     "Transport and Storage Facilities" means any docks, pipelines, roads, warehouses, runways, loading areas, piers, rail cars, railroads, platforms, wharfs and other facilities, objects, means or channels of transportation or properties the Borrower uses primarily for storage or transportation of (a) feedstock, raw materials or other inputs or (b) finished or manufactured products or other goods to be sold or otherwise transferred to third parties.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or the priority of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

     Section 2. Representations and Warranties. The Borrower represents and warrants as follows:

        (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

        (b) On the date hereof, the Borrower is located (within the   meaning of
UCC Section 9-307) in the State of Delaware.

        (c) Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by the Borrower as of the Effective Date. The Borrower holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

        (d) Schedule 2 lists, as of the Effective Date, all Equity Interests owned by the Borrower, other than Equity Interests in Subsidiaries and Affiliates.

          (e) All Pledged Equity Interests owned by the Borrower are owned by it free and clear of any Lien other than (i) the Security Interests and (ii) any tax liens and judgment liens that are Permitted Liens. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which the Borrower owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. The Borrower is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

          (f) The Borrower has good title to all of the Collateral, free and clear of any Liens other than the Security Interests and Permitted Liens. The Borrower has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

          (g) The Borrower has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement. Other than financing statements, mortgages or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording is effective to perfect or record a Lien on such Collateral. After the Effective Date, no Collateral owned by the Borrower will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than the Security Interests or a Permitted Lien.

          (h) The Security Interests on all Personal Property Collateral owned by the Borrower (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if the Borrower first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

          (i) When the relevant Mortgages have been duly executed and delivered, the Security Interests on all Real Property Collateral owned by the Borrower as of the Effective Date will have been validly created and will secure all the Secured Obligations. When such Mortgages (and memoranda of lease with respect to any leasehold interests included in such Real Property Collateral) have been duly recorded, such Security Interests will rank prior to all other Liens (except Permitted Liens) on such Real Property Collateral.

          (j) The Borrower has heretofore delivered the Perfection Certificate to the Collateral Agent. The information specified therein is correct and complete as of the Effective Date.

          (k) When a UCC financing statement describing the Collateral as set forth in Exhibit [ ] to the Perfection Certificate has been filed in the office of the Secretary of State in the Borrower's jurisdiction of organization specified in such Perfection Certificate, the Security Interests will constitute perfected security interests in the Personal Property Collateral owned by the Borrower to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statement, (ii) the due recordation of memoranda of lease with respect to the Pledged leasehold interests and (iii) the due recordation of the Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interests or for the enforcement of the Security Interests.

          (l) The Collateral Agent has Control of the Financial Assets and Security Entitlements (if any) held in the Collateral Account.

          (m) The Inventory and Equipment are insured in accordance with the requirements of the Credit Agreement.

     Section 3. The Security Interests. (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the Borrower's obligations hereunder and under the Loan Documents, the Borrower grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located, but subject to the exclusions in Section 3(b) (all being collectively referred to as the "Collateral"):

                (i)   Accounts;

                (ii)  Chattel Paper;

                (iii) Documents;

                (iv)  Equipment;

                (v) General Intangibles (including Equity Interests in other Persons that do not constitute Investment Property);

                (vi)  Instruments;

                (vii) Inventory;

                (viii) Investment Property;

                (ix) The Collateral Account, all Financial Assets credited to the Collateral Account from time to time and all Security Entitlements in respect thereof, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 6(d) and other monies and property of any kind of the Borrower in the possession or under the control of the Collateral Agent;

                (x) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

                (xi) All Proceeds of the Collateral described in Clauses 3(a)(i) through 3(a)(x) hereof.

          (b) The Collateral shall not include:

                (i) rights of the Borrower in respect of any General Intangible to the extent such General Intangible by its terms, by the terms of any related agreement with a Person other than a Subsidiary or by the terms of any applicable law under which it arises (A) validly prohibits the creation of a security interest therein by the Borrower, (B) validly requires the consent of any third party to the creation of a security interest therein or (C) validly gives rise to any right of termination or default remedy by reason of the creation of a security interest therein;

                (ii) rights of the Borrower in respect of goods which (x) are subject to a purchase money security interest permitted to be granted under the Credit Agreement and in favor of a Person other than a Subsidiary and
     (y) in respect of which the agreement pursuant to which such purchase money security interest arises (A) validly prohibits the creation of a security interest therein by the Borrower, (B) validly requires the consent of any third party to the creation of a security interest therein or (C) validly gives rise to any right of termination or default remedy by reason of the creation of a security interest therein;

                (iii) Transferred Receivables and (A) security interests or liens and property subject thereto purporting to secure payment of such Transferred Receivables, (B) guaranties, insurance and other arrangements supporting payment of such Transferred Receivables, (C) rights to payment and collections in respect of such Transferred Receivables, (D) books, records and similar information relating to such Transferred Receivables or the obligors thereon and (E) with respect to any such Transferred Receivables, the transferee's interest in goods the sale of which gave rise to such Transferred Receivables;

                (iv) any Security issued by a Foreign Subsidiary which is a voting security, if and to the extent that the Collateral hereunder and under any other Collateral Document would include in the aggregate more than 65% of the shares of any class of voting securities of such Foreign Subsidiary;

                (v) any Equity Interests in a Joint Venture Subsidiary other than any such Equity Interests that are required to be subject to the Collateral and Guarantee Requirement pursuant to Section 5.12(a) of the Credit Agreement; and

                (vi) rights of the Borrower in Transportation and Storage Facilities.

        (c) The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

        (d) It is the intention of the parties that the Liens granted pursuant to this Agreement and the other Collateral Documents shall not contravene the limitations on Liens set forth in the Indentures, but insofar as such Liens are on Restricted Property (as defined in any of the Indentures) such Liens on Restricted Property will secure an amount of the Secured Obligations equal to the Maximum Secured Amount (as defined in Section 5.12(d) of the Credit Agreement).

     In the event of any inconsistency between the provisions of this Agreement or any other Collateral Document and the provisions of Section 5.12(d) of the Credit Agreement, the provisions of Section 5.12(d) of the Credit Agreement shall prevail.

     Section 4. Further Assurances; Covenants. (a) The Borrower will not (i) change its name or organizational structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, except, if applicable, in accordance with Section 5.11 of the Credit Agreement.

        (a) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time is required under Section 5.12(b) of the Credit Agreement or to enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies under the Collateral Documents with respect to any of the Collateral. To the extent permitted by applicable law, the

Borrower hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower constitutes the Collateral Agent its attorney-in-fact to execute and file any filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Security Interests granted by the Borrower terminate pursuant to
Section 16. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant thereto concerning the Collateral.

        (b) If any Collateral is in the possession or control of a warehouseman, bailee or agent at any time, the Borrower will upon request of the Required Lenders (i) notify such warehouseman, bailee or agent of the relevant Security Interests, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions (which shall permit such Collateral to be removed by the Borrower in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use reasonable commercial efforts to cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and (iv) make such Authenticated Record available to the Collateral Agent.

        (c) The Borrower shall stamp or otherwise mark all books and records relating to the Collateral in such manner as the Required Lenders may reasonably require in order to reflect the Security Interests.

        (d) Upon the occurrence and during the continuance of any Acceleration Event, upon request of the Required Lenders through the Administrative Agents, the Borrower will promptly notify (and the Borrower hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Account or Instrument then included in the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee.

        (e) The Borrower will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of the Collateral Documents.

     Section 5. Investment Property. The Borrower represents, warrants and covenants as follows:

        (a) Certificated Securities. On the Effective Date, the Borrower will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities in any Material Subsidiary then owned by the Borrower. Thereafter, whenever the Borrower acquires any other certificate representing a Pledged Certificated Security in any Material Subsidiary, the Borrower will immediately deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 5(g) in the case of voting Equity Interests in a Foreign Subsidiary and to the limitation in Section 5(h) in the case of Equity Interests in a Joint Venture Subsidiary.

        (b) Uncertificated Securities. On the Effective Date, the Borrower will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security in any Material Subsidiary then owned by the Borrower and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever the Borrower acquires any other Pledged Uncertificated Security in any Material Subsidiary, the Borrower will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). The provisions of this subsection are subject to (i) the limitation in Section 5(g) in the case of voting Equity Interests in a Foreign Subsidiary, (ii) Sections 5(i) and 7(c) and (iii) the limitation in
Section 5(h) in the case of Equity Interests in a Joint Venture Subsidiary.

        (c) Perfection as to Certificated Securities. When the Borrower delivers the certificate representing any Pledged Certificated Security in any Material Subsidiary owned by it to the Collateral Agent and complies with
Section 5(e) in connection with such delivery, (i) the Security Interest on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof if the Collateral Agent does not have notice of any adverse claim to the applicable security.

        (d) Perfection as to Uncertificated Securities. When the Borrower, the Collateral Agent and the issuer of any Pledged Uncertificated Security in any Material Subsidiary owned by the Borrower enter into an Issuer Control Agreement with respect thereto, (i) the Security Interest on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof if the Collateral Agent does not have notice of any adverse claim to the applicable security.

        (e) Delivery of Pledged Certificates. Any certificate representing a Pledged Certificated Security, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent.

        (f) Communications. The Borrower will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of the Borrower or its nominee and (ii) Pledged Security Entitlements as to which the Borrower is the Entitlement Holder.

        (g) Foreign Subsidiaries. The Borrower will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Security Interests at such time pursuant to Section 3(b)(iv).

        (h) Joint Venture Subsidiaries. The Borrower will not be obligated to comply with the provisions of this Section at any time with respect to any Equity Interest in a Joint Venture Subsidiary if and to the extent (but only to the extent) that such Equity Interest is excluded from the Security Interests at such time pursuant to Section 3(b)(v).

        (i) Compliance with Applicable Foreign Laws. If and so long as the Collateral includes (i) any Equity Interest in, or other Investment Property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a foreign legal entity, the Borrower will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Security Interests on such Collateral ranks prior to all Liens and rights of others therein. If and so long as the Collateral includes any Pledged Uncertificated Security issued by such a foreign legal entity, the Borrower will comply with this subsection, and will not be required to comply with Section 5(b), with respect thereto.

     Section 6. Collateral Account. (a) There is hereby established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the exclusive control of the Collateral Agent into which there shall be deposited from time to time after the occurrence of an Acceleration Event the cash proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection 6(b) hereof or any other provision of this Agreement. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All cash amounts on deposit in the Collateral Account from time to time after the occurrence of an Acceleration Event, together with any Liquid Investments from time to time made pursuant to subsection 6(d) hereof, shall at all times be within the exclusive possession, dominion and control of the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

        (a) If so requested by the Required Lenders during the continuation of an Acceleration Event, the Borrower shall instruct all account debtors and other Persons obligated in respect of all Accounts then included in the Collateral to make all payments in respect of the Accounts either (i) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name of the Borrower (with a notation that proceeds held therein are held in trust for and subject to the Liens of the Secured Parties) and under the control of the Collateral Agent) or (ii) to one or more other banks in any state in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit B hereto duly executed by the Borrower and such bank or under other arrangements, in form and substance satisfactory to the Collateral Agent, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account or as the Collateral Agent may otherwise instruct such bank. All such payments made to the Collateral Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) are received by it at a time when the foregoing provisions of this Section 6(b) are in effect, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited into the Collateral Account, all such proceeds shall, during the continuation of an Acceleration Event, be held in trust by the Borrower for the Secured Parties and shall not be commingled with any other funds or property of the Borrower.

        (b) Upon the occurrence and continuation of an Acceleration Event, the Collateral Agent shall, if so instructed by the Required Lenders, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in
Section 12.

        (c) Amounts on deposit in the Collateral Account following the occurrence of an Acceleration Event, to the extent not applied in the manner specified in Section 12 pursuant to paragraph (c) above, shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall determine, which Liquid Investments shall be held in the name and be under the control of the Collateral Agent, provided that the Collateral Agent shall, if instructed by the Required Lenders, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 12; and provided further that the Collateral Agent shall, if so instructed by the Required Lenders, liquidate any such Liquid Investments and release the proceeds thereof to the Borrower. For this purpose, "Liquid Investments" means Temporary Cash Investments; provided that each Liquid Investment shall mature within 30 days after it is acquired by the Collateral Agent.

     Section 7. Transfer of Record Ownership. (a) If an Acceleration Event shall exist, the Collateral Agent may (and to the extent that action by it is required, the Borrower, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities in any Material Subsidiary (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Promptly upon receiving any such direction, the Collateral Agent will notify the Borrower thereof, and from time to time thereafter the Borrower will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this subsection.

       (a) Perfection upon Transfer of Record Ownership. If and when any Pledged Security (whether certificated or uncertificated) owned by the Borrower is transferred of record into the name of the Collateral Agent or its nominee pursuant to Section 7(a), (i) the Security Interest on such Pledged Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC
Section 8-303) thereof if the Collateral Agent does not have notice of any adverse claim to the applicable security.

        (b) Provisions Inapplicable after Transfer of Record Ownership. If the provisions of Section 7(a) are implemented, Section 5(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee.

        (c) Communications after Transfer of Record Ownership. The Collateral Agent will promptly give to the Borrower copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

     Section 8. Right to Vote Securities. (a) Unless an Acceleration Event shall exist, the Borrower will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it, and the Collateral Agent will, upon receiving a written request from the Borrower, deliver to the Borrower or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent. Unless an Acceleration Event shall exist, the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

        (a) If an Acceleration Event shall exist, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests (if any) with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and the Borrower will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

     Section 9. General Authority. The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Collateral Agent, the Secured Parties or otherwise, for the use and benefit of the Secured Parties, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Acceleration Event exists, all or any of the following powers with respect to all or any of the Collateral:

        (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

        (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

        (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

        (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Borrower at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

     Section 10. Remedies upon Acceleration Event. (a If an Acceleration Event shall exist, the Collateral Agent may exercise (or cause its sub-agents to exercise) any and all remedies available to it (or to such sub-agents) under the Collateral Documents. Without limiting the generality of the foregoing, if an Acceleration Event shall exist, the Collateral Agent may exercise (or cause its sub-agents to exercise) on behalf of the Secured Parties all rights of a secured party after default under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 12 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Borrower will execute and deliver such documents and take such other action as the Collateral Agent deems reasonably necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 9 shall comply with the requirements set forth in Section 9. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security

Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

      (a) For the purpose of enforcing any and all rights and remedies under the Collateral Documents upon the occurrence of an Acceleration Event, the Collateral Agent may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and the Borrower, whether at the premises of the Borrower or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Borrower's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Borrower, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent reasonably deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Borrower. The Collateral Agent may also render any or all of the Collateral unusable at the Borrower's premises and may dispose of such Collateral on such premises without liability for rent or costs.

      (b) In addition to the rights set forth in the preceding subsections, for the purpose of enforcing any and all rights and remedies with respect to any Collateral upon the occurrence of an Acceleration Event, the Borrower shall provide or make available to the Collateral Agent and any purchaser of the Borrower's interest in any such Collateral at any judicial or non-judicial foreclosure sale or any grantee acquiring such interest in such Collateral named in a deed in lieu of foreclosure, or otherwise (a "Successor Owner") on a full-time basis during normal working hours all the Support Facilities and shall supply to the Collateral Agent or such Successor Owner all the Support Services, in each case, that are necessary or desirable for the continued commercial operation of such Collateral on a regular, unimpaired basis for the functions for which it is intended to be used and/or has been used for the continued operation by the Borrower of its business conducted where such Collateral is located; provided that the Borrower will provide such access to the Support Facilities and such Support Services only in a manner that is commercially reasonable, consistent with past practices, and that will not interfere in any material respect with the Borrower's other commercial activities involving the Support Facilities and Support Services. For purposes of this subsection (c), "Support Facilities" means, in relation to any of the Collateral, any facilities providing transportation, storage or similar services, and any utilities and other support facilities, including without limitation, the approximately 1600 miles of pipeline servicing the Mortgaged Properties and the barge docking facility servicing the Channelview Mortgaged Property (but shall not include raw materials, feedstocks or other product inputs) and "Support Services" means, in relation to any of the Collateral, services, equipment, permits and know-how (but shall not include raw materials, feedstocks or other product inputs).

     Section 11. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

     Section 12. Application of Proceeds. (a Upon the occurrence and during the continuance of an Acceleration Event, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied by the Collateral Agent in the following order of priorities:

     first, to pay the expenses of such sale or other realization, including reasonable compensation to agents contemplated by Section 14 and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Collateral Documents, and then ratably to pay any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to Section 9.05 of the Credit Agreement or Section 15 hereof, and any unpaid fees owing to the Agents under the Credit Agreement;

     second, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to Section 12(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

     third, to pay ratably all interest on the Secured Obligations and all Facility Fees payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

     fourth, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 12(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

     finally, to pay to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          (a) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 12(b), be payable pursuant to Section 12(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 12(b) rather than Section 12(a). The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of
Section 12(a) (i.e., clause second or fourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of
Section 12(a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 12(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 12(a).

          (b) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to
Section 13(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

     Section 13. Concerning the Collateral Agent. The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement (as if the Collateral Agent were an Administrative Agent referred to therein) and shall be binding upon the parties to the Credit Agreement. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein specified:

          (a) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

          (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of any Collateral Document by the Borrower.

          (c) For all purposes of the Collateral Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lender and Agents, their Secured Obligations and actions taken by them,
(ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

     Section 14. Appointment of Co-Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effective operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 13).

     Section 15. Expenses. The Borrower agrees that it will forthwith upon demand pay to the Collateral Agent:

                    (i) the amount of any taxes (other than Excluded Taxes) which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon resulting from the failure to pay such taxes to the extent such Lien is not a Permitted Lien, and

                    (ii) the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with (w) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Collateral Agent of any of the rights conferred upon it under the Collateral Documents or (z) any Default.

     Any such amount not paid on demand shall bear interest at the rate applicable to ABR Revolving Loans from time to time plus 2% and shall be an additional Secured Obligation hereunder.

     Section 16.    Termination of Security Interests; Release of Collateral.
(a) Upon the repayment in full of all principal of and premium and interest on the Loans and the LC Disbursements, all accrued fees and other Non-Contingent Secured Obligations, the termination of the Commitments and the termination or cancellation of all outstanding Letters of Credit (or the cash collateralization or other support thereof in a manner satisfactory to the Collateral Agent), the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower.

          (a) At any time and from time to time prior to such termination of the Security Interests as described above, unless a Default shall have occurred and be continuing, the Collateral Agent shall release any of the Collateral (but not the Proceeds thereof or all or substantially all of the Collateral) if (i) the Collateral Agent receives a certificate from a Principal Financial Officer of the Borrower stating that (x) the assets to be released are being sold (or in the case of a Securitization Transaction otherwise transferred) in a transaction which complies with the applicable requirements of Sections 6.06(c) or (d) of the Credit

Agreement, as the case may be, (y) such release is necessary to effect such transaction and (z) the Net Cash Proceeds of such sale or transfer will be applied to prepay Term Loans as required by Section 2.09(c), (d) and (e) of the Credit Agreement and (ii) arrangements satisfactory to the Collateral Agent have been made so that such release will become effective no earlier that the closing of such sale or transfer.

          (b) At any time and from time to time prior to such termination of the Security Interests or release of Collateral as described above, the Collateral Agent shall release any of the Collateral in accordance with Section 9.02(c) of the Credit Agreement.

          (c) Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     Section 17. Additional Secured Obligations. The Borrower may from time to time designate its obligations under any Interest Rate Hedging Agreement as an additional Secured Obligation for purposes hereof by delivering to the Collateral Agent a certificate signed by a Principal Financial Officer that (i) identifies such Interest Rate Hedging Agreement, specifying the name and address of the other party thereto, the notional principal amount thereof and the expiration date thereof, (ii) states that the Borrower's obligations thereunder are designated as Secured Obligations for purposes hereof and (iii) states that such Interest Rate Hedging Agreement otherwise complies with Section 6.14 of the Credit Agreement.

     Section 18. Notices. All notices, communications and distributions hereunder shall be given in accordance with Section 9.01 of the Credit Agreement.

     Section 19. Waivers, Non-Exclusive Remedies. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

     Section 20. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their successors and, in the case of the Lenders, permitted assigns pursuant to Section 9.07 of the Credit Agreement and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the obligation so assigned, shall be automatically transferred with such obligation. This Agreement shall be binding on the Borrower and its successors and assigns.

     Section 21. Changes in Writing. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under Section 9.02 of the Credit Agreement.

     Section 22. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

     Section 23. Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   EQUISTAR CHEMICALS, LP



                                   By: _________________________________________
                                       Name: Gerald A. O'Brien
                                       Title: Vice President, General Counsel
                                              and Secretary



                                   THE CHASE MANHATTAN BANK, as Collateral Agent


                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE 1


                EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
                             OWNED BY THE BORROWER
                           (as of the Effective Date)

   ________________   ________________  __________________  ______________  ____________
                                                                               Number
                        Jurisdiction                                             of
        Issuer               of              Owner of         Percentage       Shares
                        Organization     Equity Interest        Owned         or Units

                                                                      SCHEDULE 2

                            OTHER EQUITY INTERESTS
                             OWNED BY THE BORROWER
                          (as of the Effective Date)

   ________________    ______________    ______________    ______________  ____________
                        Jurisdiction
        Issuer               of              Owner of           Amount       Type of
                        Organization        Securities          Owned        Security

                                                                       EXHIBIT A


                            PERFECTION CERTIFICATE

                                                                       EXHIBIT B


                           [FORM OF LOCKBOX LETTER]

                                                _____________ __, ____

[Name and Address of Lockbox Bank]

     Re:  EQUISTAR CHEMICALS, LP

Gentlemen:

     We hereby notify you that effective ___________, ____, we have transferred exclusive possession, dominion and control of our lock-box account[s] No[s]. _________________ (the "Lockbox Account[s]") maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A (the "Lockbox Account[s]") to THE CHASE MANHATTAN BANK, as Collateral Agent (with its successors, the "Collateral Agent").

     We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Collateral Agent for credit to account no. ___________ maintained by it at its office at [___________________] or (ii) as you may otherwise be instructed by the Collateral Agent.

     We also hereby notify you that the Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s].

     All funds deposited into the Lockbox Account[s] will not be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Collateral Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

     Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.

                                          Very truly yours,

                                          EQUISTAR CHEMICALS, LP



                                          By:___________________________
                                             Name:
                                             Title:


Acknowledged and agreed to
as of this ____ day of ______, ____.

[LOCKBOX BANK]


By:________________________________
   Name:
   Title:

                                                                       EXHIBIT C
                                                           to Security Agreement


                           ISSUER CONTROL AGREEMENT

     ISSUER CONTROL AGREEMENT dated as of ______, _____ among EQUISTAR CHEMICALS, LP (with its successors, the "Borrower"), THE CHASE MANHATTAN BANK, as Collateral Agent (with its successors, the "Secured Party"), and _________ (the "Issuer"). All references herein to the "UCC" refer to the Uniform Commercial Code as in effect from time to time in [Issuer's jurisdiction of incorporation].

                             W I T N E S S E T H :

     WHEREAS, the Borrower is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the "Securities");

     WHEREAS, pursuant to a Security Agreement dated as of [date of Security Agreement] (as such agreement may be amended and/or supplemented from time to time, the "Security Agreement"), the Borrower has granted to the Secured Party a continuing security interest (the "Security Interest") in all right, title and interest of the Borrower in, to and under the Securities, whether now existing or hereafter arising; and

     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Security Interest on the Securities;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 24. Nature of Securities. The Issuer confirms that (i) the Securities are "uncertificated securities" (as defined in Section 8-102 of the UCC) and (ii) the Borrower is registered on the books of the Issuer as the registered holder of the Securities.

     Section 25. Instructions. The Issuer agrees to comply with any "instruction" (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Borrower or any other person. The Borrower consents to the foregoing agreement by the Issuer.

     Section 26. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of setoff that it may now have or hereafter acquire in or with respect to the Securities. The Issuer's obligations in respect of the

Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

     Section 27. Choice of Law. This Agreement shall be governed by the laws of [Issuer's jurisdiction of incorporation].

     Section 28. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Borrower with respect to the Securities [except for [identify any existing other agreements] (the "Existing Other Agreements")]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Borrower with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

     Section 29. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

     Section 30. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Borrower in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Borrower thereof.

     Section 31. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

            (i) Borrower Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Borrower or any duly authorized agent of the Borrower in respect of the Securities. After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a "Notice of Exclusive Control"), the Issuer will cease complying with instructions of the Borrower or any of its agents.

            (ii) Non-Cash Dividends and Distributions. The Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.

            (iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Borrower shall be entitled to direct the Issuer with respect to voting the Securities.

            (iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Borrower and the Secured Party at their respective addresses specified in Section 11 hereof.

            (v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Borrower.

     Section 32. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:

            (i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

            (ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Borrower or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

     Section 33. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 34. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

     Borrower:

     Secured Party:

     Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

     Section 35. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Security Interest,
(ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Borrower or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Security Interest has been terminated pursuant to the Security Agreement.

     Section 36. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                                 EQUISTAR CHEMICALS, LP


                                 By:__________________________
                                    Name:
                                    Title:


                                 THE CHASE MANHATTAN BANK,
                                 as Collateral Agent


                                 By:__________________________
                                    Name:
                                    Title:

                                 [NAME OF ISSUER]


                                 By:__________________________
                                    Name:
                                    Title:

                                                                       Exhibit A

                         [Letterhead of Secured Party]


                                    [Date]

[Name and Address of Issuer]

Attention: ________________________


          Re:  Notice of Exclusive Control
               ---------------------------

Ladies and Gentlemen:

     As referenced in the Issuer Control Agreement dated as of ______, ____ among Equistar Chemicals, LP, us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of Equistar Chemicals, LP (the "Securities"). You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

     You are instructed to deliver a copy of this notice by facsimile transmission to Equistar Chemicals, LP.

                         Very truly yours,

                                         THE CHASE MANHATTAN BANK,
                                         as Collateral Agent


                                         By:___________________________
                                            Title:

cc: Equistar Chemicals, LP

                                                                       EXHIBIT H


                             SUBSIDIARY GUARANTEE



     SUBSIDIARY GUARANTEE dated as of [ ] by [NAME OF GUARANTOR], [a _________ corporation] (with its successors, the "Guarantor") for the benefit of the Secured Parties (as defined in the Security Agreement referred to below). WHEREAS, the Guarantor is a Subsidiary of Equistar Chemicals, LP, a Delaware limited partnership (with its successors, the "Borrower"); and

     WHEREAS, the Borrower, certain financial institutions (each, a "Lender" and collectively, the "Lenders"), The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Servicing Agent and Administrative Agent, and Credit Suisse First Boston and Citicorp USA, Inc., as Co-Syndication Agents, are parties to an Amended and Restated Credit Agreement dated as of August 24, 2001 (as the same has been and may be amended from time to time, the "Credit Agreement"); and

     WHEREAS, the Lenders, the Swingline Lender and the Fronting Banks are not willing to make Loans or issue or participate in Letters of Credit under the Credit Agreement, and the counterparties to certain interest rate hedging arrangements referred to in the Security Agreement may not be willing to enter into or maintain them, unless the Guarantor enters into this Subsidiary Guarantee;

     WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, the Guarantor is willing to enter into this Subsidiary Guarantee; and

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

                                   ARTICLE 1
                                  Definitions

     Section 1.01.   Definitions.   Terms defined in the Credit Agreement and
the Security Agreement (as defined in the Credit Agreement) and not otherwise defined herein are used herein as therein defined. In addition, "Guaranteed Obligations" means (a) all principal of and premium and interest (including, without limitation, any pay-in-kind interest and any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such proceeding ("Post-Petition Interest")) on any Loan or any LC Reimbursement Obligations under, or any Note issued pursuant to, the Credit Agreement, (b) all other amounts payable by the Borrower under any Loan Document (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time) (including any Post-Petition Interest with respect to such amounts), (c) any renewals, refinancings or extensions of any of the foregoing (including Post-Petition Interest) and (d) all obligations (if any) designated by the Borrower as additional Secured Obligations pursuant to Section 17 of the Security Agreement.

                                   ARTICLE 2
                                   Guarantee

     Section 2.01. The Guarantee. Subject to Section 2.03, the Guarantor hereby unconditionally and irrevocably guarantees to the Secured Parties, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. This is a guarantee of payment and not merely of collection. In case of failure by the Borrower punctually to pay any Guaranteed Obligation, the Guarantor, subject to Section 2.03, hereby unconditionally agrees forthwith upon demand to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

     Section 2.02. Guarantee Unconditional. The obligations of the Guarantor under this Article 2 shall be unconditional and absolute and, without limiting the generality of the foregoing, to the fullest extent permitted by law, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document, by operation of law or otherwise;

     (b)  any modification or amendment of or supplement to any Loan Document;

     (c) any modification, amendment, waiver, impairment, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of the Borrower under any Loan Document;

     (d) any change in the partnership existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in any Loan Document;

     (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any Secured Party or any other person, whether or not arising in connection with the Loan Documents; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against the Borrower for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, or premium or interest on, any Loan or Note or any other amount payable by the Borrower under any Loan Document; or

     (g) any other act or omission to act or delay of any kind by the Borrower, the Secured Parties or any other person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the obligations of the Guarantor under this
Article 2.

     Section 2.03. Limit of Liability. The Guarantor shall be liable under this Subsidiary Guarantee only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.

     Section 2.04. Discharge; Reinstatement in Certain Circumstances. (a) The Guarantor's obligations under this Article 2 shall remain in full force and effect until all Guaranteed Obligations (other than those described in clause
(d) of the definition thereof) shall have been paid in full, all Commitments shall have terminated and all outstanding Letters of Credit shall have terminated or been cancelled (or cash collateralized or otherwise supported in a manner satisfactory to the Collateral Agent). If at any time any payment of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations under this Article 2 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     (b) At any time and from time to time prior to the termination of the Guarantor's obligations hereunder in accordance with subsection (a), obligations of the Guarantor hereunder may be terminated in accordance with Section 9.02(c) of the Credit Agreement.

     Section 2.05. Waiver. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Guarantor, the Borrower or any other person.

     Section 2.06. Subrogation. Upon making full payment with respect to any obligation of the Borrower hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such obligation; provided that the Guarantor shall not enforce any payment by way of subrogation until all Guaranteed Obligations (other than those described in clause (d) of the definition thereof) shall have been paid in full, all Commitments shall have terminated and all outstanding Letters of Credit shall have terminated or been cancelled (or cash collateralized or otherwise supported in a manner satisfactory to the Collateral Agent).

     Section 2.07. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such Guaranteed Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agents on behalf of the Required Lenders.

                                   ARTICLE 3
                                 Miscellaneous

     Section 3.01. Notices. All notices, requests and other communications to be made to or by the Guarantor hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given: (a) if to the Guarantor, to it at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as the Guarantor may hereafter specify for the purpose by notice to the Collateral Agent and (b) if to any party to the Credit Agreement, to it at its address or telex or facsimile number for notices specified in or pursuant to the Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 3.01 and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile transmission number specified in this
Section 3.01 and electronic, telephonic or other appropriate confirmation of receipt thereof is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 3.01.

     Section 3.02. No Waiver. No failure or delay by any Secured Party in exercising any right, power or privilege under this Subsidiary Guarantee or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 3.03. Amendments and Waivers. Neither this Subsidiary Guarantee nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Collateral Agent, with the consent of such Lenders as are required to consent thereto under Section 9.02 of the Credit Agreement.

     Section 3.04. Successors and Assigns. This Subsidiary Guarantee is for the benefit of the Secured Parties and their successors and permitted assigns pursuant to Section 9.07 of the Credit Agreement and in the event of an assignment of the Loans, or other amounts payable under the Loan Documents in accordance with the terms of the Loan Documents, the rights hereunder, to the extent applicable to the obligations so assigned, shall be transferred with such obligation. All the provisions of this Subsidiary Guarantee shall be binding upon the Guarantor and its successors and permitted assigns, for the benefit of the Secured Parties and their successors and assigns, except that the Guarantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Required Lenders.

     Section 3.05. Taxes. All payments by the Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes in accordance with Section 2.20 of the Credit Agreement and the Guarantor agrees to be bound by the provisions of Section 2.20 of the Credit Agreement as if it were the "Borrower".

     Section 3.06. Effectiveness. This Subsidiary Guarantee shall become effective when the Collateral Agent receives a counterpart hereof signed by the Guarantor.

     Section 3.07. GOVERNING LAW; SUBMISSION TO JURISDICTION . (a) THIS SUBSIDIARY GUARANTEE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     (b) To the extent it may effectively do so under applicable law, the Guarantor (i) irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Subsidiary Guarantee or any other document contemplated thereby, and (ii) irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) The Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (b) above brought in any such court shall be conclusive and binding upon the Guarantor and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Borrower is or may be subject) by a suit upon such judgment.

     (d) To the extent it may effectively do so under applicable law, the Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (b) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Guarantor set forth or referred to in Section 3.01. To the extent it may effectively do so under applicable law, the Guarantor agrees that such service
(i) shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to the Guarantor.

     (e) Nothing in this Section shall affect the right of any Agent or Lender to serve process in any manner permitted by law, or limit any right that any Agent or Lender may have to bring proceedings against the Guarantor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     Section 3.08. Wavier of Immunity. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Subsidiary Guarantee to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 3.08 shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

     Section 3.09. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBSIDIARY GUARANTEE. THE GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SECURED PARTIES HAVE BEEN INDUCED TO ENTER INTO THE LOAN

DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS
SECTION.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its authorized officer as of the date first above written.


                                   [GUARANTOR]


                                   By ____________________________
                                   Title:
                                   [Address]
                                   Facsimile Number:

                                       8